EXHIBIT 10.1

Execution Copy

RESTATEMENT AGREEMENT

This Restatement Agreement (this “Agreement”) is dated as of October 5, 2016, and effective in accordance with Section 3 below, by and among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), certain Subsidiaries of Holdings (each such Subsidiary, a “Subsidiary Guarantor” and, together with Holdings, the “Guarantors”), the Lenders party hereto, including pursuant to an authorization in the form attached hereto as Exhibit A (each, a “Lender Authorization”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

STATEMENT OF PURPOSE:

Holdings, the Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Existing Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Lenders have agreed to grant such request of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Capitalized Terms. Except as otherwise specified herein, all capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Existing Credit Agreement.

2.      Amendments. Subject to the terms and conditions set forth herein and the effectiveness of this Agreement in accordance with its terms, the parties hereto agree that the Existing Credit Agreement and the Collateral Agreement are amended by:

(a)                General Amendments to Credit Agreement. The body of the Existing Credit Agreement is hereby amended and restated on the Restatement Date (as defined in Section 3 below) to delete the stricken text and to add the double-underlined text as set forth in the Third Amended and Restated Credit Agreement attached hereto as Annex A (the “Restated Credit Agreement”). By its execution hereof, the Borrower and Holdings hereby agree to their respective obligations and agreements as set forth in the Restated Credit Agreement.

(b)               Amendments to Exhibits. The Exhibits of the Existing Credit Agreement are hereby amended and restated on the Restatement Date to delete the stricken text and to add the double-underlined text as set forth in the Exhibits to Third Amended and Restated Credit Agreement attached hereto as Annex B.

(c)                Amendments to Credit Agreement Schedules. The Schedules of the Existing Credit Agreement are hereby deleted and replaced with the corresponding Schedules attached hereto as Annex C.

(d)               Amendments to Collateral Agreement Schedules. The Schedules of the Collateral Agreement are hereby deleted and replaced with the corresponding Schedules attached hereto as Annex D.

3.      Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the “Restatement Date”):

(a)                Executed Loan Documents. This Agreement and a Note in favor of each Lender requesting a Note, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto (including by way of Lender Authorizations) and shall be in full force and effect, and no Default or Event of Default shall exist hereunder or thereunder.

(b)               Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from an Authorized Officer of Holdings and the Borrower to the effect that (A) all representations and warranties of the Loan Parties contained in this Agreement, the Restated Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) after giving effect to the transactions contemplated hereby to occur on the Restatement Date, no Default or Event of Default has occurred and is continuing; (C) since December 31, 2015, no event, development or circumstance has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (D)  each of the Loan Parties, as applicable, has satisfied each of the conditions to be performed by it set forth in this Section 3 and in Section 4.02 of the Restated Credit Agreement.

(ii) Certificate of Secretary of each Loan Party. A certificate of an Authorized Officer of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that (A) either (1) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto provided to the Administrative Agent on the date of the Existing Credit Agreement (or such later date as such Loan Party became a Loan Party under the Existing Credit Agreement) (collectively, the “Existing Charters”) are true, correct and complete, or (2) attached thereto are all amendments, restatements, supplements or other modifications of the Existing Charters, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) either (1) the bylaws or other governing document of such Loan Party provided to the Administrative Agent on the date of the Existing Credit Agreement (or such later date as such Loan Party became a Loan Party under the Existing Credit Agreement) (collectively, the “Existing Bylaws”) are true, correct and complete or (2) attached thereto are true, correct and complete copies of all amendments, restatements, supplements or other modifications of Existing Bylaws of such Loan Party, (C) attached thereto are resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder, under the Restated Credit Agreement and the other Loan Documents and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) attached thereto is each certificate required to be delivered pursuant to Section 3(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Administrative Agent, each other jurisdiction where such Loan Party is qualified to do business.

(iv) Opinions of Counsel. Opinions of counsel to the Loan Parties (including, without limitation, opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent) addressed to the Administrative Agent and the Lenders with respect to the Loan Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c)                Personal Property Collateral.

(i)                 Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii)               Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii)             Lien Searches. The Administrative Agent shall have received the results of a Lien searches, in form and substance reasonably satisfactory thereto, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens).

(iv)             Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Loan Party, evidence of payment of all insurance premiums for the current policy year of each policy (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(v)               Intellectual Property. The Administrative Agent shall have received security agreements duly executed by the applicable Loan Parties for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.

(d)               Real Property Collateral. With respect to each parcel of real property subject to a Mortgage, the Administrative Agent shall have received (i) a “life of loan” flood hazard certification from the National Research Center, or any successor agency thereto and, (ii) if such parcel of real property is located in a special flood hazard area:

(A) notices to (and confirmation of receipt by) the Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program because the community does not participate in the National Flood Insurance Program; and

(B) to the extent flood hazard insurance is available in the community in which the real property is located, a copy of one of the following: (w) the flood hazard insurance policy, (x) the Borrower’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to the Borrower or (z) such other evidence of flood hazard insurance satisfactory to the Administrative Agent.

(e)                Consents; Defaults.

(i)                 Governmental and Third Party Approvals. The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement, the Restated Credit Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii)               No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, the Restated Credit Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement, the Restated Credit Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(f)                Financial Matters.

(i)                 Financial Projections. The Administrative Agent shall have received projections prepared by management of Holdings of balance sheets, income statements and cash flow statements on an annual basis for each year during the Revolving Commitment Period, which shall not be inconsistent in any material respect with any financial information or projections previously delivered to the Administrative Agent.

(ii)               Financial Condition/Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that (A) after giving effect to the transactions contemplated hereby to occur on the Restatement Date, each Loan Party and each Subsidiary thereof is each Solvent, (B) attached thereto are calculations evidencing compliance on a pro forma basis after giving effect to the transactions contemplated hereby, under the Restated Credit Agreement and under the other Loan Documents with the Financial Covenants, and (C) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of Holdings and its Subsidiaries.

(iii)             Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 2.10 of the Restated Credit Agreement and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, all fees payable on the Restatement Date in accordance with the Engagement Letter (as defined in the Restated Credit Agreement) and the Administrative Agent Fee Letter (as defined in the Restated Credit Agreement)), (B) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(g)                Miscellaneous.

(i)                 Borrowing Request and Notice of Account Designation. The Administrative Agent shall have received (A) a Borrowing Request in accordance with Section 2.02(a) of the Restated Credit Agreement and (B) a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Restatement Date are to be disbursed.

(ii)               Rating of the Initial Term Loan and Borrower. The Borrower shall have received a recent confirmatory corporate family rating from Moody’s and a confirmatory corporate rating from S&P and a rating with respect to the Initial Term Loan (as defined in the Restated Credit Agreement) from each of Moody’s and S&P.

(iii)             PATRIOT Act, etc. Holdings, the Borrower and each of the other Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(iv)             Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement, the Restated Credit Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement, the Restated Credit Agreement and the other Loan Documents.

Without limiting the generality of the provisions of the last paragraph of Section 8.03 of the Restated Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, the Administrative Agent and each Lender that has signed this Agreement (or a Lender Authorization) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto. Each Existing Lender (as defined in the Restated Credit Agreement) party hereto waives any loss or expense incurred by such Existing Lender under Section 2.17 of the Existing Credit Agreement arising from the refinancing of any Eurodollar Loans outstanding under the Existing Credit Agreement prior to the end of the applicable Interest Period for such Eurodollar Loans.

4.      Reaffirmation.

(a) The Borrower and the Guarantors each hereby acknowledge and agree that (i) the Guaranty Agreement, the Collateral Agreement and each of the other Loan Documents (other than the Restated Credit Agreement) to which it is a party remains in full force and effect and enforceable against it in accordance with its terms and shall not be impaired or limited by the execution or effectiveness of this Agreement or the Restated Credit Agreement, (ii) the Liens and assignments granted pursuant to the Collateral Agreement and each of the other Security Documents to which it is a party remain valid upon the effectiveness of this Agreement and the Restated Credit Agreement, (iii) the Collateral Agreement, each of the other Security Documents to which it is a party and such Liens and assignments support or secure, and will continue to support or secure, the Obligations under the Restated Credit Agreement and (iv) each reference in the Guaranty Agreement and the Collateral Agreement to “Obligations” shall mean and be a reference to “Obligations” as defined in the Restated Credit Agreement.

(b) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement and the Restated Credit Agreement and consents to the Restated Credit Agreement and confirms its obligations to guarantee the payment and performance of all “Guaranteed Obligations” (as defined in the Guaranty Agreement).

5.      Effect of this Agreement.

(a) Except as expressly provided herein or in the Exhibits and Annexes hereto, the Existing Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein or in the Exhibits and Annexes hereto, this Agreement shall not be deemed (i) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Existing Credit Agreement or any other Loan Document, (ii) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Existing Credit Agreement or the other Loan Documents or the Restated Credit Agreement or any other “Loan Document” (as defined in the Restated Credit Agreement) or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Holdings, the Borrower, any Subsidiary Loan Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or the Restated Credit Agreement or any other “Loan Document” (as defined in the Restated Credit Agreement) or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (iv) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. On and after the Restatement Date, references in the Restated Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Restated Credit Agreement.

(b) On the Restatement Date, the Existing Credit Agreement shall be amended and restated in the form of the Restated Credit Agreement. The parties hereto acknowledge and agree that (i) this Agreement, the Restated Credit Agreement and any other “Loan Documents” (as defined in the Restated Credit Agreement) executed and delivered in connection herewith do not constitute a novation, or termination of the Obligations under the Existing Credit Agreement as in effect prior to the Restatement Date; (ii) such Obligations are in all respects continuing (as amended and restated by the Restated Credit Agreement) with the terms, conditions, covenants and agreements contained in the Existing Credit Agreement being modified only to the extent provided in the Restated Credit Agreement; and (iii) the Liens and security interests as granted under the Loan Documents securing the Obligations are in all such respects continuing and in full force and effect.

(c) This document shall constitute a “Loan Document” (as defined in the Restated Credit Agreement) for all purposes of the Restated Credit Agreement and shall be administrated and construed pursuant to the terms of the Restated Credit Agreement.

6.      Representations and Warranties/No Default. By its execution hereof,

(a) each of the Borrower and the Guarantors represents and warrants that the representations and warranties contained in each Loan Document (including this Agreement and the Restated Credit Agreement) are true and correct on and as of the date hereof, other than any such representations or warranties that, by their express terms, refer to an earlier date, in which case they shall have been true and correct on and as of such earlier date and that no Default or Event of Default has occurred and is continuing as of the Restatement Date; and

(b) each of the Borrower and the Guarantors hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Agreement and the performance of this Agreement, the Restated Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other document executed in connection herewith or therewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby or thereby; and

(ii) this Agreement, the Restated Credit Agreement, the Guaranty Agreement, the Collateral Agreement and each other document executed in connection herewith or therewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

7.      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement or Lender Authorization shall be effective as delivery of an original executed counterpart of this Agreement.

9.      FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

10.  Existing Lender Cashless Roll.

Each of the Existing Lenders that is a Lender of record under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement that executes and delivers a Lender Authorization commits (each such commitment, a “New Term Commitment”) to make a portion of the term loan to be made on the Restatement Date under the Restated Credit Agreement (such new term loan, the “New Loan”) to the Borrower for the purpose of refinancing the Term Loans and to pay related fees and expenses. The Borrower hereby offers to each Existing Lender to exchange the Allocated Amount (as defined below) of the aggregate principal amount of Term Loans held by such Existing Lender immediately prior to the effectiveness of this Agreement (the “Existing Loans”) for a portion of the New Loan in an aggregate principal amount equal to such Existing Lender’s Allocated Amount, which shall be evidenced and governed by the Restated Credit Agreement and the related Loan Documents as defined therein (such Allocated Amount, the “Allocated Loans”), and, by virtue of its execution and delivery of the applicable Lender Authorization, each Existing Lender hereby agrees to accept such offer of exchange with respect to its entire Allocated Amount.

“Allocated Amount” means, with respect to any Existing Lender, the portion of such Existing Lender’s final allocated New Term Commitment (as determined by the Administrative Agent in consultation with the Borrower and notified to the Borrower and such Existing Lender), that does not exceed the aggregate outstanding principal amount of such Existing Lender’s Existing Loans.

Upon satisfaction of the conditions precedent set forth in Section 3 of this Agreement and the Borrower paying to the Administrative Agent, for the account of each Existing Lender, all interest and other non-principal amounts then due and owing by the Borrower to such Existing Lender in respect of such Existing Lender’s Existing Loans on the Restatement Date and the funding of the New Loan on the Restatement Date, and notwithstanding anything to the contrary contained in the Existing Credit Agreement, the Borrower’s obligations in respect of the Existing Loans of each Existing Lender in the amount equal to such Existing Lender’s Allocated Amount shall be deemed to have been satisfied via the exchange of Existing Loans for Allocated Loans as described in this Section 10; provided that if the Allocated Amount with respect to any Existing Lender is less than the Existing Loans of such Lender, then the difference shall be repaid to the extent set forth in and in accordance with the terms of this Agreement. Upon the Administrative Agent marking the Register (as defined in the Existing Credit Agreement) as contemplated below, each Existing Lender shall become a “Lender” pursuant to, and for all purposes under, the Restated Credit Agreement with respect to the Allocated Loans. The Administrative Agent’s determination and entry and completion of the Register shall be conclusive, in each case, absent clearly demonstrable error. Notwithstanding anything to the contrary, each Existing Lender agrees to waive its right to compensation for any amounts owing under Section 2.17 of the Existing Credit Agreement.

In order to evidence the exchange contemplated above, the Administrative Agent has notified the Borrower that, upon the occurrence of the Restatement Date (and the payment of all interest and other non-principal amounts then due and owing by the Borrower to such Existing Lender in respect of such Existing Lender’s Existing Loans on the Restatement Date), it will mark the Register to reflect (a) the Existing Loans of each Existing Lender in the amount equal to such Existing Lender’s Allocated Amount as no longer outstanding and (b) that each Existing Lender is a Lender under the Restated Credit Agreement upon the occurrence of the Restatement Date in respect of its Allocated Loans. None of the Administrative Agent, any Arranger, any other agent, or any of their respective affiliates (each of the foregoing, an “Agent-Related Person”), shall be liable to any Existing Lender, any other Lender, the Borrower or any of their respective affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of any Agent-Related Person, or their counsel or other representatives, taking any action in accordance with the Lender Authorization or this Agreement or executing this Agreement.

Each Existing Lender that does not deliver a Lender Authorization, shall have its Existing Loans refinanced with the proceeds of the New Loan. In addition, any portion of the Existing Loans of an Existing Lender that exceed the Allocated Amount in accordance with this Section 10 shall be refinanced with the proceeds of the New Loan. By its signature to this document or a Lender Authorization, the parties hereto consent to the repayments and refinancings described in this paragraph and agree that in connection therewith the initial Lenders of the New Loan (other than Existing Lenders to the extent of their Allocated Amounts) shall be deemed to have been assigned the Existing Loans to be refinanced hereunder, in each case notwithstanding anything to the contrary in this Agreement, the Existing Credit Agreement or any other Loan Document.

11.  Agreement of Lenders.

By executing and delivering a Lender Authorization, each Existing Lender (a) represents and warrants to the Arrangers and the Administrative Agent that (i)(A) it has full power and authority, and has taken all action necessary, to execute and deliver its Lender Authorization and to consummate the transactions contemplated hereby and thereby and to become a Lender under the Restated Credit Agreement as to any Allocated Loans, and (B) neither its execution and delivery of the Lender Authorization nor the consummation of the transactions contemplated hereby or thereby conflict with its organizational documents or material contracts or with any applicable law, (ii) from and after the Restatement Date, it shall be bound by the provisions of the Restated Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder in respect of its Allocated Loans and (iii) it has received a copy of this Agreement and the Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Existing Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into its New Term Commitment and Lender Authorization and to accept the Allocated Loans, on the basis of which it has made such analysis and decision independently and without reliance on the Arrangers (acting through such of its affiliates or branches as it deems appropriate), the Administrative Agent, any other agent, or any other Lender; and (b) agrees that (i) it will, independently and without reliance on any Arranger, the Administrative Agent, any other agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents (as defined in the Restated Credit Agreement), (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents (as defined in the Restated Credit Agreement) are required to be performed by it as a Lender thereunder, and (iii) it hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Restated Credit Agreement and each other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Restated Credit Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto, including, without limitation, pursuant to Article VII of the Restated Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER:

CONSOLIDATED COMMUNICATIONS, INC., as Borrower

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

HOLDINGS:

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

Restatement Agreement Consolidated Communications, Inc. Signature Page

SUBSIDIARY GUARANTORS:

CONSOLIDATED COMMUNICATIONS, ENTERPRISE SERVICES, INC., as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

CONSOLIDATED COMMUNICATIONS SERVICES COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

CONSOLIDATED COMMUNICATIONS OF PENNSYLVANIA COMPANY, LLC, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

Restatement Agreement Consolidated Communications, Inc. Signature Page

CONSOLIDATED COMMUNICATIONS OF CALIFORNIA COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

CRYSTAL COMMUNICATIONS, INC., as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

CONSOLIDATED COMMUNICATIONS OF MINNESOTA COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

CONSOLIDATED COMMUNICATIOSN OF MID- COMM. COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

IDEAONE TELECOM, INC., as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

ENVENTIS TELECOM, INC., as Guarantor,

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Chief Financial Officer and Assistant Secretary

Restatement Agreement Consolidated Communications, Inc. Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of itself and each Lender signing a Lender Authorization

By:	/s/ Kieran Mahon
Name:	Kieran Mahon
Title:	Director

Restatement Agreement Consolidated Communications, Inc. Signature Page

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kieran Mahon
Name:	Kieran Mahon
Title:	Director

Restatement Agreement Consolidated Communications, Inc. Signature Page

LENDERS:

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Restatement Agreement Consolidated Communications, Inc. Signature Page

LENDERS:

The Toronto-Dominion Bank, a New York Branch as a Lender

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

Restatement Agreement Consolidated Communications, Inc. Signature Page

LENDERS:

MIZUHO BANK, LTD., as a Lender

By:	/s/ Daniel Guevara
Name:	Daniel Guevara
Title:	Authorized Signatory

Restatement Agreement Consolidated Communications, Inc. Signature Page

LENDERS:

COBANK, ACB, as a Lender

By:	/s/ Lennie Blakeslee
Name:	Lennie Blakeslee
Title:	Vice President

Restatement Agreement Consolidated Communications, Inc. Signature Page

Exhibit A

[form of Lender Authorization attached]

LENDER AUTHORIZATION AND CONSENT

OF

[INSERT NAME OF APPLICABLE ASSET MANAGER]

Consolidated Communications, Inc. Restatement Agreement

(Term Loan Lenders Only)

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Re:	Restatement Agreement to be dated on or about October 5, 2016 (the “Restatement Agreement”) by and among Consolidated Communications Holdings, Inc., as a Guarantor (“Holdings”), Consolidated Communications, Inc. (the “Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), which amends and restates that certain Second Amended and Restated Credit Agreement dated as of December 23, 2013 (as amended, the “Credit Agreement”) by and among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

This Lender Authorization and Consent acknowledges our receipt and review of the execution copy of the Restatement Agreement and all exhibits and annexes thereto (including, without limitation, the form of Third Amended and Restated Credit Agreement attached thereto as Annex A), in each case in the forms most recently posted on the Consolidated Communications online workspace. By executing this Lender Authorization and Consent, we hereby approve the Restatement Agreement and authorize the Administrative Agent to execute and deliver the Restatement Agreement on our behalf. Except as otherwise specified herein, all capitalized terms used herein but not defined herein have the meanings assigned thereto in the Restatement Agreement.

Each financial institution purporting to be a Lender and executing this Lender Authorization and Consent agrees or reaffirms that it shall be a party to the Restatement Agreement and the other Loan Documents to which Lenders are parties and shall have the rights and obligations of a “Lender” (as defined in the Restated Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender” under each such agreement and agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Restated Credit Agreement.

CASHLESS ROLL ELECTION. We acknowledge and agree that by our execution hereof we agree to a cashless roll of our existing Term Loans (as defined in the Credit Agreement) in accordance with the terms of the Restatement Agreement.

[Remainder of this Page Intentionally Blank]

Restatement Agreement Consolidated Communications, Inc. Lender Authorization and Consent

[Insert name of applicable fund]	[Insert name of applicable fund]

By:	By:
Name:	Name:
Title:	Title:

[Insert name of applicable fund]	[Insert name of applicable fund]

By:	By:
Name:	Name:
Title:	Title:

[Insert name of applicable fund]	[Insert name of applicable fund]

By:	By:
Name:	Name:
Title:	Title:

[Insert name of applicable fund]	[Insert name of applicable fund]

By:	By:
Name:	Name:
Title:	Title:

[Insert name of applicable fund]	[Insert name of applicable fund]

By:	By:
Name:	Name:
Title:	Title:

Restatement Agreement Consolidated Communications, Inc. Lender Authorization and Consent (Signature Page)

Annex A

[form of Restated Credit Agreement attached]

Annex B

[form of Amended Exhibits attached]

Annex C

[Amended Credit Agreement Schedules attached]

Annex D

[Amended Collateral Agreement Schedules attached]

Published CUSIP Number: 20903~~EAS4~~EAV7

Revolving Loan CUSIP Number: 20903~~EST2~~EAW5

Initial Term Loan CUSIP Number: 20903~~EAU9~~EAX3

~~SECOND~~THIRD AMENDED AND RESTATED CREDIT AGREEMENT~~1~~

Dated as of ~~December 23, 2013~~October 5, 2016

among

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,
as ~~Parent Guarantor~~Holdings,

CONSOLIDATED COMMUNICATIONS, INC.,
as Borrower,

THE LENDERS REFERRED TO HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank and Swingline Lender,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agent

~~THE ROYAL BANK OF SCOTLAND PLC~~

~~as Documentation Agent~~

and

COBANK, ACB,

MIZUHO BANK, LTD.

and

TD SECURITIES (USA) LLC,

as Documentation ~~Agent~~Agents

and

WELLS FARGO SECURITIES, LLC,
MORGAN STANLEY SENIOR FUNDING, INC.,

MIZUHO BANK, LTD.

and

~~RBS~~TD SECURITIES ~~INC.~~(USA) LLC,
as Joint Lead Arrangers and Joint Bookrunners

Page
ARTICLE I	DEFINITIONS	1
Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~31~~34
Section 1.03	Terms Generally	~~32~~34
Section 1.04	UCC Terms	~~32~~35
Section 1.05	Rounding	~~32~~35
Section 1.06	References to Agreement and Laws	~~32~~35
Section 1.07	Times of Day	~~32~~35
Section 1.08	Letter of Credit Amounts	~~32~~35
Section 1.09	Limited Conditionality Acquisitions	35
ARTICLE II	THE CREDITS	~~33~~36
Section 2.01	Credit Commitments	~~33~~36
Section 2.02	Procedure for Borrowing	~~33~~37
Section 2.03	Conversion and Continuation Options for Loans	~~34~~37
Section 2.04	Swingline Loans	~~35~~38
Section 2.05	Optional and Mandatory Prepayments of Loans	~~36~~40
Section 2.06	Letters of Credit	~~39~~42
Section 2.07	Repayment of Loans; Evidence of Debt	~~42~~46
Section 2.08	Interest Rates and Payment Dates	~~43~~47
Section 2.09	Computation of Interest	~~44~~47
Section 2.10	Fees	~~44~~47
Section 2.11	Termination, Reduction or Adjustment of Commitments	~~45~~48
Section 2.12	Inability to Determine Interest Rate; Inadequacy of Interest Rate	~~45~~48
Section 2.13	Pro Rata Treatment and Payments	~~45~~49
Section 2.14	Illegality	~~46~~51
Section 2.15	~~Requirements of Law~~	~~47~~Increased Costs 51
Section 2.16	Taxes	~~48~~52
Section 2.17	Indemnity	~~51~~55
Section 2.18	Change of Lending Office	~~51~~56
Section 2.19	~~Sharing of Setoffs~~	~~51~~[Reserved] 56
Section 2.20	Assignment of Commitments Under Certain Circumstances	~~52~~56
Section 2.21	Increase in Term Commitments	~~52~~56

i

(continued)

Page

Section 2.22	Extension Offers	~~54~~58
Section 2.23	Defaulting Lenders	~~56~~60
Section 2.24	Cash Collateral	62
ARTICLE III	REPRESENTATIONS AND WARRANTIES	~~58~~63
Section 3.01	Organization, etc	~~58~~63
Section 3.02	Due Authorization, Non-Contravention, etc	~~58~~63
Section 3.03	Government Approval, Regulation, etc	~~58~~63
Section 3.04	Validity, etc	~~59~~64
Section 3.05	Financial Information	~~59~~64
Section 3.06	No Material Adverse Effect	~~59~~64
Section 3.07	Litigation	~~59~~64
Section 3.08	Compliance with Laws and Agreements	~~59~~64
Section 3.09	Subsidiaries	~~59~~64
Section 3.10	Ownership of Properties	~~59~~65
Section 3.11	Taxes	~~60~~65
Section 3.12	Pension and Welfare Plans	~~60~~66
Section 3.13	Environmental Warranties	~~61~~66
Section 3.14	Regulations U and X	~~62~~67
Section 3.15	Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements	~~62~~67
Section 3.16	Insurance	~~63~~68
Section 3.17	Labor Matters	~~63~~68
Section 3.18	Solvency	~~63~~68
Section 3.19	Securities	~~63~~68
Section 3.20	Security Documents	~~63~~68
Section 3.21	Anti ~~-Terrorism Laws~~	~~64~~-Corruption Laws; Anti-Money Laundering Laws and Sanctions 69
ARTICLE IV	CONDITIONS	~~65~~70
Section 4.01	Conditions to Closing and Initial Extensions of Credit	~~65~~70
Section 4.02	Conditions to Each Credit Event	~~68~~73
ARTICLE V	AFFIRMATIVE COVENANTS	~~69~~74
Section 5.01	Financial Information, Reports, Notices, etc	~~69~~74
Section 5.02	Compliance with Laws, etc	~~71~~77
Section 5.03	Maintenance of Properties	~~71~~77

ii

(continued)

Page

Section 5.04	Insurance	~~71~~ 77
Section 5.05	Books and Records; Visitation Rights	~~72~~78
Section 5.06	Environmental Covenant	~~72~~78
Section 5.07	Information Regarding Collateral	~~73~~79
Section 5.08	Existence; Conduct of Business	~~74~~80
Section 5.09	Performance of Obligations	~~74~~80
Section 5.10	Casualty and Condemnation	~~74~~80
Section 5.11	Pledge of Additional Collateral	~~74~~80
Section 5.12	Further Assurances	~~75~~81
Section 5.13	Use of Proceeds	~~75~~81
Section 5.14	Payment of Taxes	~~75~~81
Section 5.15	Equal Security for Loans and Notes	~~75~~81
Section 5.16	Guarantees	~~75~~81
Section 5.17	Subordination of Intercompany Loans	~~76~~82
Section 5.18	Interest Rate Contracts	~~76~~82
Section 5.19	Covenants Regarding Post-Closing Deliveries	~~76~~82
Section 5.20	Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions	82
ARTICLE VI	NEGATIVE COVENANTS	~~76~~82
Section 6.01	Indebtedness; Certain Equity Securities	~~76~~82
Section 6.02	Liens	~~79~~86
Section 6.03	Fundamental Changes; Line of Business	~~81~~88
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~82~~88
Section 6.05	Asset Sales	~~83~~90
Section 6.06	Sale and Leaseback Transactions	~~84~~91
Section 6.07	Restricted Payments	~~84~~91
Section 6.08	Transactions with Affiliates	~~85~~92
Section 6.09	Restrictive Agreements	~~86~~92
Section 6.10	Amendments or Waivers of Certain Documents~~; Prepayments of Certain Indebtedness~~	~~86~~ 93
Section 6.11	Total Net Leverage Ratio	~~86~~93
Section 6.12	Interest Coverage Ratio	~~86~~93
~~Section 6.13~~	~~Anti-Terrorism Law~~	~~86~~

iii

(continued)

Page

~~Section 6.14~~	~~Embargoed Person~~	~~87~~
~~Section 6.15~~	~~Anti-Money Laundering~~	~~87~~
ARTICLE VII	EVENTS OF DEFAULT	~~87~~93
Section 7.01	Listing of Events of Default	~~87~~93
Section 7.02	Action if Bankruptcy	~~89~~95
Section 7.03	Action if Other Event of Default	~~89~~96
Section 7.04	Action if Event of Termination	~~90~~96
Section 7.05	Crediting of Payments and Proceeds	~~90~~96
Section 7.06	Rights and Remedies Cumulative; Non-Waiver; etc	~~91~~97
ARTICLE VIII	THE ADMINISTRATIVE AGENT	~~91~~97
Section 8.01	Appointment and Authority	~~91~~97
Section 8.02	Rights as a Lender	~~91~~98
Section 8.03	Exculpatory Provisions	~~91~~98
Section 8.04	Reliance by the Administrative Agent	~~92~~99
Section 8.05	Delegation of Duties	~~92~~99
Section 8.06	Resignation of Administrative Agent	~~93~~99
Section 8.07	Non-Reliance on Administrative Agent and Other Lenders	~~93~~100
Section 8.08	No Other Duties, Etc	~~94~~100
Section 8.09	Collateral and Guaranty Matters	~~94~~101
Section 8.10	Secured Hedge Agreements and Secured Cash Management Agreements	101
ARTICLE IX	MISCELLANEOUS	~~94~~102
Section 9.01	Notices	~~94~~102
Section 9.02	Amendments, Waivers and Consents	~~96~~104
Section 9.03	Expenses; Indemnity	~~98~~106
Section 9.04	Right of Set Off	~~99~~107
Section 9.05	Governing Law; Jurisdiction, Etc	~~100~~108
Section 9.06	Waiver of Jury Trial	~~100~~108
Section 9.07	Reversal of Payments	~~101~~109
Section 9.08	Injunctive Relief	~~101~~109
Section 9.09	Accounting Matters	~~101~~109
Section 9.10	Successors and Assigns; Participations	~~101~~109
Section 9.11	Confidentiality	~~105~~113

iv

(continued)

Page

Section 9.12	Performance of Duties	~~106~~114
Section 9.13	All Powers Coupled with Interest	~~106~~114
Section 9.14	Survival of Indemnities	~~106~~114
Section 9.15	Titles and Captions	~~106~~115
Section 9.16	Severability of Provisions	~~106~~115
Section 9.17	Counterparts; Integration; Effectiveness; Electronic Execution	~~106~~115
Section 9.18	Term of Agreement	~~107~~115
Section 9.19	USA Patriot Act ~~107~~; Anti-Money Laundering Laws	115
Section 9.20	~~Independent Effect of Covenants~~	~~107~~Conflict with Other Loan Documents 116
Section 9.21	Amendment and Restatement; No Novation	~~107~~116
Section 9.22	No Advisory or Fiduciary Responsibility	116
Section 9.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	117

v

EXHIBIT A	Form of Borrowing Request
EXHIBIT B	Form of Assignment and Assumption
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D-1	Form of Initial Term Loan Note
EXHIBIT D-2	Form of Revolving Loan Note
EXHIBIT E-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
EXHIBIT E-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
EXHIBIT E-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
EXHIBIT E-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
EXHIBIT F	Form of Mortgage
EXHIBIT G	Form of Notice of Prepayment
EXHIBIT H	Form of Notice of Account Designation
EXHIBIT I	Form of Notice of Conversion/Continuation

SCHEDULE 1.01(a)	Mortgaged Properties
SCHEDULE 1.01(b)	Existing Letters of Credit
SCHEDULE 3.02(c)	Non-Contravention
SCHEDULE 3.03	Government Approval, Regulation
SCHEDULE 3.05(b)	Other Liabilities
SCHEDULE 3.07	Litigation
SCHEDULE 3.08	Compliance with Laws and Agreements
SCHEDULE 3.09	Subsidiaries
SCHEDULE 3.10(b)	Leased and Owned Real Property
SCHEDULE 3.12	ERISA Matters
SCHEDULE 3.13(a)	Facilities/Properties Not in Compliance with Environmental Laws
SCHEDULE 3.13(b)	Environmental Claims
SCHEDULE 3.13(c)	Hazardous Materials
SCHEDULE 3.13(e)	Sites listed for Clean-up/Investigation
SCHEDULE 3.16	Insurance
SCHEDULE 3.19	Securities
SCHEDULE 3.20(d)	Mortgage Filing Offices
SCHEDULE 5.19	Post Closing Matters
SCHEDULE 6.01(a)(iii)	Indebtedness to Remain Outstanding
SCHEDULE 6.02(iv)	Liens to Remain Outstanding
SCHEDULE 6.03(c)	Other Businesses
SCHEDULE 6.04	Existing Investments
SCHEDULE 6.08(v)	Existing Affiliate Transactions
SCHEDULE 6.09	Existing Restrictions

vi

~~SECOND~~THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of ~~December 23, 2013,~~October 5, 2016, among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments hereunder from time to time (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, Holdings, the Borrower, certain financial institutions party thereto (the “Existing Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December ~~31, 2007~~23, 2013 (as amended ~~and restated~~ pursuant to that First Amendment to Second Amended and Restated Credit Agreement dated as of ~~June 8, 2011~~October 16, 2014 and as further amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”) pursuant to which the Existing Lenders extended certain senior credit facilities to the Borrower.

WHEREAS, The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate the Existing Credit Agreement in its entirety.

WHEREAS, it is the intent of the Loan Parties that all Obligations of the Loan Parties under the Loan Documents, as amended hereby, shall continue in full force and effect and that, from and after the Restatement Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

NOW THEREFORE, in consideration of the forgoing, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

DEFINITIONS

Section 1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

~~“~~2020 Senior Notes~~” means the Borrower’s 10.875% senior notes due 2020 issued pursuant to that certain Indenture dated as of May 30, 2012 (as amended or supplemented prior to the Restatement Date, the “~~Existing Indenture~~”) among the Borrower (as successor by merger to Consolidated Communications Finance Co.), Holdings, the Subsidiary Loan Parties party thereto and Wells Fargo, as trustee and any additional series or class of notes issued from time to time under the Existing Indenture.~~

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

1

“ABR Revolving Loans” means any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Accepting Revolving Lenders” has the meaning assigned to such term in Section 2.22(a).

“Accepting Term Lenders” has the meaning assigned to such term in Section 2.22(c).

“Accrual Date” means October 1, 2005.

“Act” has the meaning assigned to such term in Section 9.19.

“Additional Collateral” has the meaning assigned to such term in Section 5.11.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. ~~Solely for purposes of the Initial Term Loan, in no event shall the Adjusted LIBO Rate be less than 1.00%.~~

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Agent Fee Letter” means the Agent Fee Letter dated ~~November 27, 2013~~September 12, 2016 among the Administrative Agent, Wells Fargo Securities, LLC and the Borrower.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.10(c).

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 9.01.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)                solely for purposes of determining compliance with Section 6.08, to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)               to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Revolving Exposure” means the aggregate amount of the Revolving Lenders’ Revolving Exposures.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“All-in Yield” means, as to any Indebtedness on any date of determination, the per annum yield thereon, as determined by the Administrative Agent, based on the interest rate spreads, interest rate benchmark floors, upfront fees and original issue discount (with upfront fees and original issue discount being equated to yield based on an assumed four-year life to maturity, or if less, the then remaining life to maturity), but excluding customary arrangement, underwriting, structuring or similar fees paid to arrangers of fees that are not paid ratably to the market for such Indebtedness.

2

“Alternate Base Rate” means for any day, a rate per annum equal to the highest of (a) the Administrative Agent’s Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) except during any period of time during which a notice delivered to the Borrower under Section 2.12 shall remain in effect, the LIBO Rate for an Interest Period of one month in effect on such day (the “30-Day LIBO Rate”) plus 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Rate or the 30-Day LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Rate or the 30-Day LIBO Rate, respectively.

“Anti-Terrorism Laws~~” has the meaning assigned to such term in~~ Section 3.21~~.~~Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Rate” means, for any day, (a) with respect to the Initial Term Loan, (i) in the case of ABR Loans, ~~2.25~~2.00% per annum, and (ii) in the case of Eurodollar Loans, ~~3.25~~3.00% per annum; (b) with respect to Revolving Loans, (i) before the Trigger Date, (x) in the case of ABR Loans, 2.00% per annum, and (y) in the case of Eurodollar Loans, 3.00% per annum, and (ii) on or after the Trigger Date, the applicable rate per annum set forth in the table below (x) under the caption “ABR Loans Spread for Revolving Loans,” in the case of ABR Loans, and (y) under the caption “Eurodollar Loans Spread for Revolving Loans,” in the case of Eurodollar Loans, in each case based upon the Total Net Leverage Ratio as of the most recent determination date; (c) with respect to the Commitment Fee, (i) before the Trigger Date, 0.375% per annum and (ii) on or after the Trigger Date, the applicable rate per annum set forth in the table below under the caption “Commitment Fee”; and (d) with respect to any Incremental Term Loans, the rate(s) set forth in the applicable Incremental Facility Amendment:

Total Net Leverage Ratio	ABR Loans Spread for Revolving Loans	Eurodollar Loans Spread for Revolving Loans	Commitment Fee
>4.50 to 1.00	2.25%	3.25%	0.500%
<4.50 to 1.00 >3.50 to 1.00	2.00%	3.00%	0.375%
<3.50 to 1.00 >2.50 to 1.00	1.75%	2.75%	0.375%
<2.50 to 1.00	1.50%	2.50%	0.250%

3

For purposes of such calculation of the Applicable Rate with respect to Revolving Loans and the Commitment Fee on and after the Trigger Date, (a) the Total Net Leverage Ratio shall be determined as of the end of each Fiscal Quarter of Holdings’ Fiscal Year based upon the consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall be effective ten (10) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate calculating the Total Net Leverage Ratio. If at any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(a) or (b), the Applicable Rate shall be the highest rate set forth in the table above until such time as the Borrower has provided the information required under Section 5.01(a) or (b). Within one (1) Business Day of receipt of the applicable information as and when required under Section 5.01(a) or (b), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Rate in effect from such date.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01(a) or (b) is shown to be inaccurate (regardless of whether (a) this Agreement is in effect, or (b) the Revolving Commitments are in effect, or (c) any Loans or Obligations hereunder are outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate with respect to Revolving Loans and the Commitment Fee for any period (an “Applicable Period”) than the relevant Applicable Rate applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (y) the Applicable Rate for such Applicable Period shall be determined as if the Total Net Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.13. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 7.01.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, Morgan Stanley Senior Funding, Inc., ~~The Royal Bank of Scotland plc~~Mizuho Bank, Ltd., TD Securities (USA) LLC and each of their respective successors and assigns.

“Asset Sale” means any Disposition, except (a) sales, dispositions and leases permitted by Section 6.05 (other than clause (viii) thereof) and (b) any such transaction or series of transactions which, if not otherwise excluded pursuant to clause (a), would not generate Net Proceeds in excess of $~~1.0~~5.0 million (or, when taken together with all other such transactions, in excess of $~~5.0~~10.0 million in any twelve-month period).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.10), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

4

“Authorized Officer” means, with respect to the Borrower, ~~those of its officers and other authorized senior management level employees~~its chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer or any other officer thereof designated in writing and reasonably acceptable to the Administrative Agent, in each case whose signature and incumbency has been certified to the Administrative Agent and the Lenders by the Secretary of the Borrower in a certificate dated the Restatement Date or any successor thereto.

“Available Cash” means, for any date of determination, for the period commencing on the Accrual Date and ending on the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), an amount equal to the sum (as calculated for Holdings and its Subsidiaries on a consolidated basis) of:

(a)                Consolidated EBITDA for such period (without giving pro forma effect to Permitted Acquisitions and Dispositions pursuant to the last sentence thereof) minus

(b)               to the extent not deducted in the determination of Consolidated EBITDA for such period, the sum (without duplication) of the following in each case, for such period:

(i)                 non-cash dividend income;

(ii)               cash Consolidated Interest Expense ~~net of amortization of debt issuance costs incurred (A) in connection with or prior to the consummation of the North Pittsburgh Merger or (B) in connection with the Senior Note Redemption~~;

(iii)             Capital Expenditures from Internally Generated Funds;

(iv)             cash income taxes;

(v)               scheduled principal payments of Indebtedness from Internally Generated Funds, if any;

(vi)             voluntary prepayments of Indebtedness from Internally Generated Funds (other than in connection with ~~the North Pittsburgh Merger, the Senior Note Redemption or~~ any Permitted Refinancing) and net increases in outstanding Revolving Loans;

(vii)           the cash cost of any extraordinary or unusual losses or charges;

(viii)         all cash payments made on account of losses or charges expensed during or prior to such period (to the extent not deducted in the determination of Consolidated EBITDA for such prior period);

(ix)             all Transaction Fees added back in clause (a)(v) of the definition of Consolidated EBITDA for such period; and

(x)               all cash amounts added back in clause (d) of the definition of Consolidated EBITDA; plus

(c)                to the extent not included in the determination of Consolidated EBITDA, (i) cash interest income for such period, (ii) the cash amount realized in respect of extraordinary or unusual gains during such period and (iii) net decreases in Revolving Loans during such period.

5

“Available Proceeds” means, at any time, the amount of cash equity contributed to the Borrower following the Effective Date to the extent that such contribution was not previously applied to make an Investment pursuant to Section 6.04, or a Restricted Payment pursuant to Section 6.07.

“Available Revolving Commitment” means as to any Revolving Lender, at any time of determination, an amount equal to such Revolving Lender’s Revolving Commitment at such time minus such Revolving Lender’s Revolving Exposure at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Equity Interests” means investments in non-voting participation certificates of CoBank, ACB acquired by the Borrower in connection with Loans hereunder or loans under the Existing Credit Agreement or the Original Credit Agreement, in each case from CoBank, ACB.

“Base Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means a Loan or group of Loans to the Borrower of the same Class and Type made (including through a conversion or continuation) by the applicable Lenders on a single date and, with respect to any Eurodollar Loan, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the Borrower requests Loans to be made hereunder.

“Borrowing Request” has the meaning assigned to such term in Section 2.02(a).

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, any and all expenditures made by Holdings or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as “additions to plant, property and equipment” on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise including, without limitation, as a result of incurring any Capital Lease Obligations.

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“Capital Lease Obligations” means all monetary or financial obligations of Holdings or any of its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

“Cash Collateralize” means, to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Bank (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Banks, the Swingline Lender or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Bank and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Restatement Date), is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligations” means all existing or future payment and other obligations owing by any Loan Party under any Cash Management Agreement (which such Cash Management Agreement is permitted hereunder) with any Cash Management Bank.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

“Change in Control” means the occurrence of any of the following:

(a)               any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that any such person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Equity Interests of Holdings and the Permitted Holders shall be the beneficial owners (as defined above) of a lesser percentage of the total voting power of the Equity Interests of Holdings; or

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(b)               Holdings shall cease to own beneficially and of record all of the Equity Interests of the Borrower (other than as a result of a transaction permitted by Section 6.03(a)).

“Change in Law” means the occurrence, after the Restatement Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, the Initial Term Loan, Incremental Term Loans or Swingline Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Incremental Term Commitment, and when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, an Initial Term Lender or an Incremental Term Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Collateral Agreement, or, as the context requires, in any other applicable Security Document.

“Collateral Account” means the collateral account or sub-account established and maintained by the Administrative Agent in its name as Administrative Agent for the benefit of the Secured Parties, in accordance with the terms of this Agreement and the other applicable Loan Documents.

“Collateral Agreement” means the Collateral Agreement dated as of December 31, 2007 by and among Holdings, the Borrower and certain of the Subsidiaries of Holdings in favor of the Administrative Agent, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time (including pursuant to the ~~Reaffirmation~~Restatement Agreement).

“Commitment” means, with respect to any Lender, such Lender’s Revolving Commitment or Incremental Term Commitment or any combination thereof (as the context requires).

“Commitment Fee” has the meaning assigned to such term in Section 2.10(a).

“Commitment Fee Average Daily Amount” has the meaning assigned to such term in Section 2.10(a).

“Commitment Fee Termination Date” has the meaning assigned to such term in Section 2.10(a).

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“Commitment Percentage” means the percentage of the Total Revolving Commitment represented by such Lender’s Revolving Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(b) and shall be substantially in the form of Exhibit C.

~~“~~Conduit Financing Arrangement~~” has the meaning assigned to such term in~~ Section 2.16(f)~~.~~ “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (a) plus all amounts deducted in arriving at Consolidated Net Income for such period in respect of, without duplication, (i) Consolidated Interest Expense, amortization or write-off of debt discount and non-cash expense incurred in connection with equity compensation plans, (ii) foreign, federal, state and local income Taxes, (iii) charges for depreciation of fixed assets and amortization of intangible assets, (iv) all non-cash charges (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) and (v) Transaction Fees as specified in reasonable detail; (b) minus (in the case of gains) or plus (in the case of losses) gain or loss on any Disposition during such period; (c) plus extraordinary loss (as defined by GAAP) during such period; (d) plus the aggregate amount of all unusual and non-recurring cash charges deducted in arriving at Consolidated Net Income for such period and not otherwise included in clause (a) above; provided that the aggregate amount of such charges permitted to be added back for any Test Period shall not exceed $5.0 million and (e) minus the sum of (x) interest income, (y) extraordinary income or gains as defined by GAAP and (z) all non-cash items increasing Consolidated Net Income, in each case, for such period. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include without duplication, as of the first day of any applicable period, any Permitted Acquisitions and any Dispositions consummated during such period, including, without limitation, adjustments (a) reflecting any non-recurring costs, cost savings and any extraordinary expenses with respect to any Permitted Acquisitions and any Dispositions consummated during such period calculated in accordance with Regulation S-X of the Securities Exchange Act of 1934, as amended, and (b) other non-recurring costs, cost savings and any extraordinary expenses with respect to any Permitted Acquisitions and any Dispositions consummated during such period that have been realized or are reasonably expected to be realized within 12 months after such Permitted Acquisition or Disposition and in each case are identified to the Administrative Agent in writing in reasonable detail, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing of any facility, as applicable; provided, that (i) in any case such adjustments are set forth in a certificate signed by a Financial Officer of the Borrower and delivered to the Administrative Agent at or prior to the consummation of such Permitted Acquisition or Disposition that states (A) the amount of such adjustment or adjustments and (B) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Financial Officer executing such certificate at the time of such execution, (ii) if the Borrower shall have obtained any consultant’s or advisor’s report or analysis with respect to such adjustments, such report shall have been provided to the Administrative Agent promptly after the issuance thereof and (iii) in no event shall the aggregate amount of such adjustments pursuant to this clause (b), together with the amount of any adjustment pursuant to clause (d) of the preceding sentence exceed, for the applicable period, ~~7~~10% of Consolidated EBITDA of the Borrower and its Subsidiaries and the Person being acquired, all for such period.

“Consolidated Indebtedness” means, at a particular date, the aggregate stated balance sheet amount of all Indebtedness (other than any Net Hedging Obligations and any Indebtedness permitted pursuant to Section 6.01(a)(xvi)) of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

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“Consolidated Interest Expense” means, with respect to Holdings and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) capitalized interest, but excluding non-cash interest expense booked with respect to (i) tax reserves, (ii) Hedging Agreements and (iii) the refinancing of any Indebtedness (including any Permitted Refinancing). For the purposes of this Agreement, in the event that any underwriting fees paid in connection with the transactions contemplated under this Agreement, the fees (or any portion thereof) referred to in the Engagement Letter or any similar fee paid in connection with a Permitted Refinancing is required to be expensed in the Fiscal Quarter in which such fee is paid, rather than being capitalized and amortized over the term of the respective Indebtedness associated therewith, the entire amount of such fee shall not be included in Consolidated Interest Expense for the Fiscal Quarter in which such fee is paid, but instead shall be included in the calculation of Consolidated Interest Expense for such Fiscal Quarter and succeeding Fiscal Quarters as if such fee was capitalized and amortized over the term of such Indebtedness. Any interest, expenses or fees paid to the holders of any Permitted Escrow Debt by an Unrestricted Subsidiary shall be deemed to be Consolidated Interest Expense for all purposes of this Agreement. Without duplication of the immediately preceding sentence, solely for purposes of determining Available Cash, any amount invested by the Borrower or any of its Subsidiaries in an Unrestricted Subsidiary pursuant to Section 6.04(xvi) (net of any amounts distributed back to the Borrower or any of its Subsidiaries) shall be deemed to be Consolidated Interest Expense for all purposes under this Agreement.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (a) the income or loss of any Person (other than consolidated Subsidiaries of Holdings) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the cumulative effect of a change in accounting principles during such period, (c) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations, (d) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries and (e) the income of any consolidated Subsidiary to the extent that declaration of payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Consolidated Senior Secured Indebtedness” means, at a particular date, the aggregate stated balance sheet amount of all Indebtedness (other than any Net Hedging Obligations) of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date that, at such date, is secured by a Lien on assets of Holdings or any of its Subsidiaries, net of the lesser of (a) the amount of ~~cash and cash equivalents reflected on a consolidated balance sheet of Holdings as of such date other than any such amount that would be classified, in accordance with GAAP, as “restricted cash” (and excluding the cash and cash equivalents of any Subsidiary that is not a Loan Party to the extent such Subsidiary would be prohibited on such date from distributing such cash to a Loan Party)~~Qualified Cash and Cash Equivalents and (b) $25.0 million.

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“Consolidated Senior Secured Leverage Ratio” means, at a particular date the ratio of (a) Consolidated Senior Secured Indebtedness on such date to (b) Consolidated EBITDA for the Test Period most recently ended.

“Contested Collateral Lien Conditions” means (a) with respect to any proceeding instituted contesting any amount payable by any Loan Party or any of its Subsidiaries, such proceeding operates to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and (b) in the event the amount of any such Lien shall exceed $2.0 million, the Loan Party or its applicable Subsidiary shall either obtain a bond or maintain cash reserves, in either case, in an amount sufficient to pay and discharge such Lien and the Administrative Agent’s reasonable estimate of all interest and penalties related thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.

~~“~~Convertible Indebtedness~~” means Indebtedness of Holdings permitted under~~ Section 6.01(a)(xviii) ~~that is issued on terms and conditions reasonably satisfactory to the Administrative Agent and is convertible into or exchangeable or exercisable for Class A Common Stock of Holdings.~~

“Credit Event” has the meaning assigned to such term in Section 4.02.

“Cumulative Available Cash” means (a) $23,697,000 plus (b) the result of the following (as calculated for Holdings and its Subsidiaries, without duplication, on a consolidated basis) for the period commencing on the Accrual Date and ending on the last day of the Fiscal Quarter of Holdings then most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b): (i) Available Cash for such period, minus (ii) the aggregate amount of Subject Payments paid after July 27, 2005 minus (iii) mandatory prepayments of Term Loans pursuant to clauses (iv) and (v) of Section 2.05(c).

“Debt Incurrence” has the meaning assigned to such term in Section 2.05(c)(i).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws with respect to debtor relief of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

“Defaulting Lender” means, subject to Section 2.23(g), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Loans~~,~~ or any Term Loan~~, participations in Letters of Credit or participations in Swingline Loans~~ required to be funded by it hereunder within two Business Days of the date such Loans ~~or participations~~ were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due ~~unless such amount is the subject of a good faith dispute~~, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, ~~or~~ (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(g))) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

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“Destruction” means any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Property of Holdings or any of its Subsidiaries.

“Disposition” means any direct or indirect sale, transfer, lease, conveyance or other disposition by Holdings or any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary of the Borrower.

“Dividend Suspension Period” means any period (a) commencing on and including the date of delivery of a Compliance Certificate pursuant to Section 5.01(b) or (c) showing that, for the then most recently ended period of four consecutive Fiscal Quarters of Holdings, the Total Net Leverage Ratio is greater than 5.10 to 1 (or on the date upon which the Borrower shall fail to deliver such Compliance Certificate), and (b) ending on and excluding the date of delivery of a Compliance Certificate pursuant to Section 5.01(b) or (c) showing that, for the then most recently ended period of four consecutive Fiscal Quarters of the Borrower, the Total Net Leverage Ratio is equal to or less than 5.10 to 1.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Non-U.S. Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Effective Date” means December 31, 2007.

~~“~~Embargoed Person~~” has the meaning assigned to such term in~~ Section 6.14~~.~~

“Engagement Letter” means the Engagement Letter dated ~~November 27, 2013~~September 12, 2016 among ~~the Administrative Agent,~~ Wells Fargo Securities, LLC, Morgan Stanley Senior Funding, Inc., Mizuho Bank, Ltd. and the Borrower.

“Enventis Inventory Financing” means that certain inventory financing arrangement entered into by Enterprise Integration Services, Inc. (“EIS”) pursuant to that certain Inventory Credit Agreement dated as of October 16, 2014 by and between EIS and GE Commercial Distribution Finance Corporation.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any applicable Environmental Law.

“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Laws” means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any member of the Holdings and its Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

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“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Rights” means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Sections 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977, 4980D, 4980E and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) ~~the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or~~ the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(~~d~~c) of the Code or Section ~~303~~302(~~d~~c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security or an increase in the minimum annual contribution to any Pension Plan resulting from a determination by such Pension Plan’s regular actuary that it is an at risk plan within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA, or an increase in the rate of required contributions to any Multiemployer Plan resulting from a determination that such Plan is in endangered or critical status within the meaning of Section 432 of the Code and Section 305 of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

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“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Termination” has the meaning assigned to such term in Section 7.01.

“Excess Subject Payment Amount” means, for any Fiscal Quarter, the amount by which the amount of Subject Payments in such Fiscal Quarter exceeded the ~~sum of (a) $10,410,000 for any Fiscal Quarter ending after June 30, 2006~~ plus ~~(b) the amount of pro rata dividends paid during such Fiscal Quarter on shares of Class A~~product of (a) $0.38738 per share times (b) the sum of the aggregate number of shares of Common Stock outstanding on the Restatement Date plus the aggregate number of shares of Common Stock of Holdings ~~which were reserved on July 27, 2005 with respect to issuances after July 27, 2005 of Class A Common Stock of Holdings under Holdings’ restricted share plan~~ plus ~~(c) the amount of pro rata dividends paid during such Fiscal Quarter on shares of Class A Common Stock of Holdings issued pursuant to the North Pittsburgh Merger Agreement and the SureWest Merger Agreement~~ plus ~~(d) the amount of pro rata dividends paid during such Fiscal Quarter on shares of Class A Common Stock of Holdings that were issued pursuant to a conversion, exchange or exercise of any Convertible Indebtedness~~ plus ~~(e) the amount of pro rata dividends paid during such Fiscal Quarter on shares of Class A Common Stock of Holdings issued~~issued after the Restatement Date to finance a Permitted Acquisition.

“Excluded Debt Issuance” means any Indebtedness permitted to be incurred pursuant to Section 6.01(a).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under Section 2.12 of the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Executive Order~~” has the meaning assigned to such term in~~ Section 3.21~~.~~Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any United States federal withholding Taxes imposed under FATCA.

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“Existing Credit Agreement” has the meaning assigned to such term in the preamble.

“Existing Indenture” has the meaning assigned to such term in the definition of ~~2020~~2022 Senior Notes.

“Existing Lenders” means the lenders party to the Existing Credit Agreement immediately prior to the Restatement Date.

“Existing Letters of Credit” means those letters of credit existing on the Restatement Date and identified on Schedule 1.01(b).

“Extended Revolving Commitment” means, as of any date of determination and with respect to each Accepting Revolving Lender, the commitment of such Accepting Revolving Lender to make Revolving Loans in accordance with the Revolving Extension Agreement and to acquire participations in Letters of Credit and Swingline Loans hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement.

“Extended Revolving Loans” means the loans made pursuant to an Extended Revolving Commitment.

~~“~~Extended Revolving Maturity Date~~” means, with respect to an Extended Revolving Subfacility, the date specified as such in the applicable Revolving Extension Agreement.~~

“Extended Revolving Subfacility” means any tranche of Extended Revolving Loans.

“Extended Term Loans” means the loans extended pursuant to a Term Loan Modification Agreement.

~~“~~Extended Term Maturity Date~~” means, with respect to an Extended Term Subfacility, the date specified as such in the applicable Term Loan Modification Agreement.~~

“Extended Term Subfacility” means any tranche of Extended Term Loans.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (~~and any substantially similar amendments thereto or successor provisions) and~~or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIC” means the Federal Deposit Insurance Corporation and any successor organization performing similar functions.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight ~~Federal~~federal funds transactions with members of the Federal Reserve System ~~arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day),~~ as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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“Fees” means the Commitment Fee, the LC Fees and the Administrative Agent Fees.

“Financial Covenants” means those covenants and agreements of the Loan Parties set forth in Sections 6.11 through 6.12, inclusive.

“Financial Officer” of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, Treasurer or Controller (or person having an analogous title) of such corporation, partnership or other entity.

~~“~~First Amendment~~” means that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of October 16, 2014, by and among Holdings, the Borrower, the Subsidiary Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.~~

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year refer to the Fiscal Year ending on December 31 occurring during such calendar year.

“Foreign Lender” ~~has the meaning assigned thereto in~~ Section 2.16(d)~~.~~means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person and (b) if the Borrower is not a U.S. Person, any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to outside the United States by any Loan Party or any of its Subsidiaries primarily for the benefit of employees of any Loan Party or any of its Subsidiaries employed outside the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to ~~the~~any Issuing Bank, such Defaulting Lender’s ~~L/C~~LC Exposure with respect to Letters of Credit issued by such Issuing Bank, other than ~~L/C~~LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or ~~cash collateral or other credit support acceptable to the Issuing Bank shall have been provided~~Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders~~, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided~~ or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States applied on a consistent basis.

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“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including, without limitation, the Federal Communications Commission, the PPUC, the TPUC and the ICC).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a “synthetic lease”), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

“Guaranty Agreement” means the Guaranty Agreement dated as of December 31, 2007 by and among Holdings and certain Subsidiaries of Holdings in favor of the Administrative Agent, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time (including pursuant to the ~~Reaffirmation~~Restatement Agreement).

“Hazardous Materials” means all pollutants, contaminants, wastes, substances, chemicals, materials and constituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” means all existing or future payment and other obligations owing by any Loan Party under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Secured Hedging Provider.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

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“ICC” means the Illinois Commerce Commission and any successor organization performing similar regulatory functions.

“ICTC” means Consolidated Communications of Illinois (formerly known as Illinois Consolidated Telephone Company), an Illinois corporation.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any consolidated financial statements of Holdings, any qualification or exception to such opinion or certification:

(a)                which is of a “going concern” or similar nature;

(b)               which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)                which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default under any Financial Covenant.

“Increase Effective Date” has the meaning assigned to such term in Section 2.21(f).

“Increased Cost Lender” has the meaning assigned thereto in Section 2.20.

“Incremental Facility” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Facility Amendment” shall have the meaning assigned to such term in Section 2.21(~~a~~e).

“Incremental Lender” means any Person with a commitment with respect to an Incremental Facility or an outstanding Incremental Term Loan in its capacity as such.

“Incremental Term Commitments” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan, in its capacity as such.

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding obligations to pay salary or benefits under deferred compensation or other benefit programs), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness or other financial obligations of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, surety bonds and performance bonds, whether or not matured and (k) all Net Hedging Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.11.

“Initial Term Lender” means a Lender with an outstanding Initial Term Loan, in its capacity as such.

“Initial Term Loan” means the term loan made, or to be made, to the Borrower pursuant to Section 2.01(a)(i). The aggregate principal amount of the Initial Term Loan as of the Restatement Date is $~~910.0~~900.0 million.

“Initial Term Loan Maturity Date” means ~~December 23, 2020~~October 5, 2023; provided that unless the ~~2020~~2022 Senior Notes are repaid in full or redeemed in full in each case, in a manner permitted hereunder (and, if repaid or redeemed with proceeds of indebtedness such indebtedness shall have a maturity date on or after ~~June 30, 2021~~March 31, 2024) on or prior to ~~December~~March 31, ~~2019,~~2022, such date shall be ~~December~~March 31, ~~2019.~~2022.

“Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.

“Interest Payment Date” means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

“Interest Period” means (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and (except as provided in Section 2.02(a)) ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or if available and agreed to by all relevant Lenders, 12 months) thereafter, or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) in the case of the Initial Term Loan, the Initial Term Loan Maturity Date, (iii) in the case of the Revolving Loans, the Revolving Maturity Date and (iv) the date such Borrowing is paid or prepaid in accordance with Section 2.05 or converted in accordance with Section 2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) the Revolving Maturity Date and (iii) the date such Loan is prepaid in accordance with Section 2.05; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

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“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Internally Generated Funds” means funds not constituting the proceeds of any Debt Incurrence, Excluded Debt Issuance, sale of Equity Interests, Disposition or insurance recovery.

“Investment” has the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity, ~~and~~(b) CoBank, ACB, in its capacity as the issuer of certain Existing Letters of Credit, and its successors in such capacity and (c) any other Revolving Lender approved by the Administrative Agent and the Borrower. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

“LC Fees” has the meaning assigned to such term in Section 2.10(b).

“Lenders” has the meaning assigned to such term in the preamble hereto.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit.

“LIBO Rate” means, (a) with respect to any Eurodollar Borrowing for any Interest Period the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page, or any successor to or substitute for such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars ~~in minimum amounts of at least $5.0 million~~ would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. London time, two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and

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(b)               with respect to any determination of the Alternate Base Rate, on any date of determination, the rate appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page, or any successor to or substitute for such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time on such date of determination, as the rate for Dollar deposits with a maturity of one month from such date of determination (or if such date is not a Business Day, the immediately preceding Business Day). In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to the Alternate Base Rate shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars with a maturity of one month from such date of determination would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time, on such date of determination.

Notwithstanding the foregoing, in no event shall the LIBO Rate (i) applicable to the Initial Term Loans be less than 1% and (ii) for any purpose other than as specified in clause (i) of this sentence be less than 0%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, (d) in the case of any investment property or deposit account, any contract or other agreement, express or implied, under which any Person has the right to control such investment property or deposit account and (e) any other agreement intended to create any of the foregoing.

“Limited Conditionality Acquisition” means any acquisition that (a) is not prohibited hereunder, (b) is financed in whole or in part with a substantially concurrent incurrence of Incremental Term Loans or any other Indebtedness permitted hereunder, and (c) is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” means this Agreement, each Revolving Extension Agreement, each Term Loan Modification Agreement, the Guaranty Agreement, the Security Documents, if requested by a Lender pursuant to Section 2.07(e), each Note and, solely for purposes of Section 7.01(a), the Administrative Agent Fee Letter and the Engagement Letter.

“Loan Parties” means Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” means the Revolving Loans, the Swingline Loans, the Initial Term Loan and the Incremental Term Loans, as the context requires.

“Material Adverse Effect” means a materially adverse effect on (a) the business, financial condition or results of operations of Holdings and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) the rights of or benefits available to the Lenders under any Loan Document or (d) the value of the Collateral or the validity, enforceability, perfection or priority of the Liens granted to the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral pursuant to the Security Documents.

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“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of Holdings or any of its Subsidiaries, individually or in an aggregate principal amount exceeding $~~5.0~~15.0 million.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the sum of (i) the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Banks that is entitled to Cash Collateral hereunder at such time in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time. Each Mortgage shall be substantially in the form of Exhibit F or otherwise satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means~~, initially,~~ each parcel of real property and the improvements thereto owned or leased by a Loan Party which ~~has a fair market value in excess of $500,000, and includes~~is subject to a Mortgage on the Restatement Date, including those identified on Schedule 1.01(a), and each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11 or Section 5.12. ~~Each Mortgaged Property as of the Restatement Date is identified on~~ Schedule 1.01(a)~~.~~

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which Loan Party or any Subsidiary could incur liability.

“Net Hedging Obligations” means, with respect to any Hedging Agreement, as of any date, the Termination Value of such Hedging Agreement on such date.

“Net Proceeds” means, with respect to any Debt Incurrence, Asset Sale, Destruction or Taking, (a) the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction, insurance proceeds in excess of $1.0 million, and (iii) in the case of a Taking, condemnation awards and similar payments in excess of $1.0 million, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Loan Parties and their Subsidiaries to third parties in connection with such event, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Loan Parties and their Subsidiaries, and (iii) in the case of an Asset Sale, the amount of all payments required to be made by the Loan Parties and their Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by a Permitted Lien ranking prior to or pari passu with the Liens securing the Obligations on such asset and the amount of any reserves established by the Loan Parties and their Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years, and that are directly attributable to such event (as reasonably determined by the Borrower); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered “Net Proceeds” upon such reduction.

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“90% Owned Subsidiary” means any Domestic Subsidiary at least 90% of the Equity Interests of which are owned directly or indirectly, by the Borrower and/or one or more wholly owned Subsidiaries of the Borrower.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.20.

“Non-U.S. Jurisdiction” means each jurisdiction of organization of a Subsidiary of Holdings other than the United States (or any State thereof) or the District of Columbia.

“Non-U.S. Subsidiary” means any Subsidiary of the Borrower that is or becomes organized under the laws of a Non-U.S. Jurisdiction.

“North Pittsburgh Merger” means the merger of North Pittsburgh Systems, Inc. with Fort Pitt Acquisition Sub Inc. pursuant to the North Pittsburgh Merger Agreement.

“North Pittsburgh Merger Agreement” means the Agreement and Plan of Merger, dated as of July 1, 2007, by and among Holdings, Fort Pitt Acquisition Sub Inc. and North Pittsburgh Systems, Inc., as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Note” means a note substantially in the form of Exhibit D-1 or D-2.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.02(c).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 2.03(a).

“Notice of Prepayment” has the meaning assigned thereto in Section 2.05(a).

“Obligations” means (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of the Borrower and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Bank or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise, (b) all Hedging Obligations (other than an Excluded Swap Obligation) and (c) all Cash Management Obligations.

“OFAC” ~~has the meaning assigned to such term in~~ Section 6.14~~.~~means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organic Document” means (a) relative to each Person that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (b) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other Equity Interests in the Person, (c) relative to each Person that is a limited liability company, its limited liability company agreement and any other similar arrangements applicable to such limited liability company or other Equity Interests in such Person, and (d) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

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“Original Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of February 23, 2005 by and among Holdings, the Borrower, Consolidated Communications Acquisition Texas, Inc., Citicorp North America, Inc., as administrative agent, and the other parties thereto, as amended, restated, supplemented or otherwise modified.

“Other List~~” has the meaning assigned to such term in~~ Section 6.14~~.~~Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).

“Participant” has the meaning assigned to such term in Section 9.10(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisition” means any acquisition by the Borrower or a Subsidiary Loan Party of a Person, business or division relating to a business (or in the case of the acquisition of a Person, substantially all of such Person’s activities constitute a business permitted to be conducted by the Borrower and its Subsidiaries in accordance with Section 6.03) permitted to be conducted by the Borrower and its Subsidiaries in accordance with Section 6.03, provided that the following conditions are met~~:~~, which in the case of a Limited Conditionality Acquisition shall be subject to Section 1.09: (a) immediately prior to, and after giving effect to, such acquisition (and any indebtedness incurred in connection therewith) on a pro forma basis as if such acquisition had been consummated on the first day of the immediately preceding Test Period, no Default shall have occurred and be continuing and the Borrower shall have demonstrated compliance with the Financial Covenants, (b) at all times when the Total Net Leverage Ratio equals or exceeds 4.25 to 1.0, the total cash consideration (including any assumed Indebtedness) in respect of all Permitted Acquisitions shall not exceed $250.0 million in the aggregate (the “Acquisition Limit”) following the Restatement Date (it being understood that, (1) to the extent that Available Proceeds are available, the Borrower may also elect to expend such Available Proceeds pursuant to Section 6.04(xi) and (2) to the extent that Cumulative Available Cash is available, the Borrower may also elect to expend such Cumulative Available Cash pursuant to Section 6.04(xiv)); provided, however, that the Acquisition Limit shall not apply to any acquisition or series of acquisitions (A) which causes the Total Net Leverage Ratio calculated on a pro forma basis (and after giving effect to any indebtedness incurred in connection with such acquisition) to be lower than the Total Net Leverage Ratio calculated immediately prior to giving effect to such acquisition (and such indebtedness) or (B) which is consummated at any time when the Total Net Leverage Ratio is less than 4.25 to 1.0; (c) any Person acquired in such acquisition becomes a Subsidiary Loan Party and grants a security interest in its assets to the extent required by Section 5.11 or if such acquisition consists of Property other than Equity Interests of a Person that becomes a Subsidiary, the Borrower or the Subsidiary Loan Parties acquiring such Property comply with Section 5.11; (d) such acquisition was not commenced or at any time conducted as a “hostile” transaction; and (e) the Borrower or such Subsidiary Loan Party shall give fifteen (15) days (or such shorter period as may be approved by the Administrative Agent in its sole discretion) prior written notice to the Administrative Agent of such acquisition.

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“Permitted Amendments” means (a) with respect to a Class or Subfacility of Revolving Loans or Revolving Commitments (i) an extension of the final maturity date of the Revolving Loans and/or Revolving Commitments of the Accepting Revolving Lenders, (ii) an increase in the Applicable Rate with respect to the applicable Revolving Loans and/or Revolving Commitments of the Accepting Revolving Lenders and the payment of increased commitment fees, LC Fees and/or other additional fees to the Accepting Revolving Lenders, (iii) the requirement that all Letters of Credit or Swingline Loans be drawn only under an Extended Revolving Subfacility, and (iv) other technical requirements and modifications regarding borrowings, prepayments, conversion or cancellation of existing Revolving Loans or Swingline Loans or Letters of Credit and other similar matters and (b) with respect to a Class or Subfacility of Term Loans, (i) an extension of the final maturity date of the applicable Term Loans and (ii) an increase in the Applicable Rate with respect to the Term Loans of the Accepting Term Lenders.

“Permitted Asset Swap” means a transfer of assets consisting primarily of local exchange carrier access lines and related assets by a Loan Party in which the consideration received therefrom consists of assets consisting primarily of local exchange carrier access lines and related assets (other than cash) that will be used in its business; provided that (a) the fair market value (as determined in good faith by the board of directors of such Loan Party) of the assets so transferred shall not exceed the fair market value (determined as provided in the preceding parenthetical) of the assets so received and (b) the fair market value (as determined in good faith by the board of directors of such Loan Party) of the assets transferred pursuant to all such transactions following the Restatement Date shall not exceed (determined solely as of the date of any transfer) 15% of consolidated tangible assets (as shown on the consolidated balance sheet of Holdings most recently delivered to the Lenders and the Administrative Agent pursuant to Section 5.01).

“Permitted Escrow Debt” means Indebtedness issued by an Unrestricted Subsidiary (a) as to which neither Holdings nor any of its Subsidiaries is directly or indirectly liable as a guarantor or otherwise, or constitutes the lender, and (b) the proceeds of which shall be escrowed for a Permitted Acquisition or for the repayment or refinancing of Loans or other Indebtedness permitted to be repaid or refinanced hereunder (including, without limitation, the return of such escrowed proceeds and amounts held by such Subsidiary for payment of interest, fees and expenses related to the Permitted Escrow Debt to the holders of such Permitted Escrow Debt).

“Permitted Escrow Debt Proceeds” means the proceeds of any Permitted Escrow Debt plus an amount sufficient to pay fees, accrued interest and related expenses on such Permitted Escrow Debt from the issuance thereof to the termination date of such escrow and the applicable escrow account.

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“Permitted Holders” means (a) any of Richard A. Lumpkin, his spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of his siblings; (b) in the event of the incompetence or death of any of the Persons described in clause (a), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Holdings; (c) any trust created for the benefit of the Persons described in clause (a) or (b) or any trust for the benefit of any such trust; or (d) any investment entity a majority of the voting Equity Interests of which are owned by any of the Persons described in clause (a), (b) or (c).

“Permitted Investments” means:

(a)                marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)               marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(c)                commercial paper maturing no more than nine months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(d)               time deposits, demand deposits, certificates of deposit, Eurodollar time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

(e)                repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;

(f)                investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above;

(g)                demand deposits with First Mid-Illinois Bank & Trust, N.A., Mattoon, Illinois;

(h)               repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above (which repurchase obligations are secured by the underlying security) entered into with First Mid-Illinois Bank & Trust, N.A., Mattoon, Illinois; and

(i)                 investments in so-called “auction rate securities” rated AAA by S&P or Aaa by Moody’s and which have an interest rate reset date not more than 90 days from the date of acquisition thereof.

“Permitted Lien” has the meaning assigned to such term in Section 6.02.

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“Permitted Refinancing” means, with respect to any Indebtedness, any refinancing thereof; provided, however, that (a) no Default shall have occurred and be continuing or would arise therefrom, (b) any such refinancing Indebtedness shall (i) either (x) not have covenants, defaults, rights or remedies more burdensome in the aggregate to the obligor than the Indebtedness being refinanced or (y) not have covenants, defaults, rights or remedies more burdensome than the corresponding provisions of this Agreement, (ii) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Indebtedness being refinanced unless such maturity is at least one year after the Initial Term Loan Maturity Date, (iii) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), (iv) not require the payment of cash interest earlier than was required by the terms of the Indebtedness being refinanced, and (v) be in an initial principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus any reasonable premium and other payments required to be paid in connection with such refinancing (as determined by the Borrower), plus in either case, the amount of reasonable expenses of the Loan Parties or any of their Subsidiaries incurred in connection with such refinancing, and (c) the sole obligors and/or guarantors on such refinancing Indebtedness shall be the obligors and/or guarantors on such Indebtedness being refinanced or shall be a Loan Party.

“Person” means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

“Plan” means any Pension Plan or Welfare Plan.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“PPUC” means the Pennsylvania Public Utilities Commission and any successor organization performing similar regulatory functions.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether or not outstanding or issued on the Restatement Date.

“Prepayment Date” has the meaning assigned to such term in Section 2.05(e).

“Prior Liens” means, with respect to each Mortgaged Property, the exceptions to title described in the Title Policy insuring the Lien of the Mortgage thereon.

“Projected Financial Statements” has the meaning assigned to such term in Section 3.15(b).

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including any ownership interests of any Person.

“Reaffirmation Agreement~~” means that certain Reaffirmation and Amendment Agreement dated as of the Restatement Date in favor of the Administrative Agent and the Secured Parties, given by the Loan Parties, as amended, restated, supplemented or otherwise modified.~~Qualified Cash and Cash Equivalents” means, as of any date of determination, the Unrestricted cash and Permitted Investments held by Holdings and its Subsidiaries as reflected on a consolidated balance sheet of Holdings as of such date excluding (i) the cash and Permitted Investments of any Subsidiary that is not a Loan Party to the extent such Subsidiary would be prohibited on such date from distributing such cash to a Loan Party and (ii) the proceeds of any Incremental Facility or any other Indebtedness incurred substantially concurrently with the determination of the Total Net Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as applicable. For purposes of this definition, “Unrestricted” means, when referring to cash and Permitted Investments of Holdings and its Subsidiaries, that such cash and Permitted Investments are (x) not appearing as “restricted” on the financial statements of Holdings and its Subsidiaries and (y) are not subject to a Lien (other than Liens permitted by clauses (i), (xv) or (xvi) of Section 6.02).

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“Real Property” means all right, title and interest of Holdings or any of its respective Domestic Subsidiaries in and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) by any Loan Party or any of its respective Domestic Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning assigned to such term in Section 9.10(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Remedial Action” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Requisite Lenders” means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Commitments or, after the Revolving Maturity Date, the Revolving Exposure, and (b) the aggregate outstanding amount of all Term Loans; provided that the Revolving Commitment of, and the portion of the extensions of credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

“Requisite Revolving Lenders” means, collectively, Revolving Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Commitments or, after the Revolving Maturity Date, the Revolving Exposure; provided that the Revolving Commitment of, and the portion of the extensions of credit under the revolving credit facility, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Revolving Lenders.

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“Restatement Agreement” means that certain Restatement Agreement, dated as of the date hereof, by and among Holdings, the Borrower, each of the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“Restatement Date” means the date upon which all of the conditions precedent in Section 4.01the Restatement Agreement have been satisfied or waived, as determined by the Administrative Agent.

“Restricted Payment” means any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights in Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights in Holdings or any of its Subsidiaries.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Borrowing Request” means a Borrowing Request in connection with a Revolving Borrowing.

“Revolving Commitment” means, as to each Lender, as of any date of determination, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The aggregate amount of the Revolving Commitments as of the Restatement Date is $~~75.0~~110.0 million.

“Revolving Commitment Period” means the period from and including the Restatement Date to but not including the Revolving Maturity Date, as applicable, or any earlier date on which the Revolving Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

“Revolving Exposure” means with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Revolving Lender, plus (b) such Revolving Lender’s LC Exposure at such time, plus (c) such Revolving Lender’s Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans.

“Revolving Extension Agreement” means an agreement entered into by and among, and in form and substance satisfactory to, the Administrative Agent, the Borrower and the Accepting Revolving Lenders party thereto.

“Revolving Extension Offer” has the meaning assigned to such term in Section 2.22(a).

“Revolving Lender” means a Lender with a commitment to make Revolving Loans or with any Revolving Exposure, in its capacity as such.

“Revolving Loans” means the revolving loans made by each Revolving Lender pursuant to Section 2.01(a).

“Revolving Maturity Date” means ~~December 23, 2018.~~October 5, 2021.

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“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, Inc. and any successor thereto.

“Secured Parties~~” has the meaning assigned to such term in the Collateral Agreement.~~Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender, Holdings, the Borrower or any of their respective Subsidiaries or Affiliates.

“SDN List~~” has the meaning assigned to such term in~~ Section 6.14~~.~~Sanctioned Country” means at any time, a country or territory or region which is itself the subject or target of any Sanctions (including, as of the Restatement Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s).

“SEC” means the Securities and Exchange Commission.

“Secured Hedging Provider” means ~~(a)~~ any Person that, (~~i) is a party to a Hedging Agreement in existence on the Restatement Date with a Loan Party or any Subsidiary or (ii) entered~~a) at the time it enters into a Hedging Agreement with a Loan Party ~~or any Subsidiary while such Person was or before such Person becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) any assignee of any such Person described in clause (a) above, which shall be~~permitted under Article VII, is a Lender, an Affiliate of a Lender, ~~or any other Person otherwise approved by~~ the Administrative Agent ~~(such approval not to be unreasonably withheld);~~ provided ~~that any Person that is a Secured Hedging Provider solely by virtue of clause (a)(i) above shall only be secured with respect to, and to the extent of, the obligations owed to it under the existing Hedging Agreement to which it is a party~~or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Restatement Date), is a party to a Hedging Agreement with a Loan Party, in each case in its capacity as a party to such Hedging Agreement.

“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.

~~“~~Securities Act~~” means the Securities Act of 1933, as amended.~~

“Securities Collateral” means all Collateral constituting “Certificated Securities” as defined in the Collateral Agreement.

“Security Documents” means the Collateral Agreement, the ~~Reaffirmation~~Restatement Agreement and the Mortgages executed by the Loan Parties and each other security agreement, collateral agreement or other instrument or document executed and delivered pursuant to Section 5.11, 5.12 or 5.16 to secure any of the Obligations.

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~~“~~Senior Note Redemption~~” means the redemption in full by Holdings of the 9-3/4% Senior Notes Due 2012 that occurred on April 1, 2008.~~

“Solvent” means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Statutory Reserve Rate” means a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans. Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subfacility” means the Initial Term Loan, the Revolving Commitments, any Extended Revolving Subfacility or any Extended Term Subfacility.

“Subject Payments” means, for any period, the aggregate amount of any (a) Restricted Payment made pursuant to Section 6.07(iii) or (b) Investments pursuant to Section 6.04(xiv) during such period.

“Subsidiary” means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (b) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (c) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise indicated, when used in this Agreement, the term “Subsidiary” shall refer to a Subsidiary of the Borrower. Notwithstanding the foregoing (except as used in the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings, the Borrower or any of their respective Subsidiaries for purposes of this Agreement or any other Loan Document, and the financial statements and consolidation of accounts of Holdings and its Subsidiaries shall not, for purposes of this Agreement, be consolidated with any Unrestricted Subsidiary.

“Subsidiary Loan Party” means each of the Borrower’s Domestic Subsidiaries that guarantee the Obligations pursuant to the Guaranty Agreement.

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~~“~~SureWest Merger Agreement~~” the Agreement and Plan of Merger dated February 5, 2012, by and among SureWest Communications, Holdings, WH Acquisition Corp. and WH Acquisition II Corp., as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.~~

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

~~“~~Swingline Commitment~~” means the commitment of the Swingline Lender to make Loans pursuant to~~ Section 2.04~~.~~

~~“~~Swingline Exposure~~” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.~~

“Swingline Lender” means Wells Fargo, in its capacity as lender of Swingline Loans.

“Swingline Loan” has the meaning assigned to such term in Section 2.04(a).

“Swingline Sublimit” has the meaning assigned to such term as Section 2.04(a).

“Taking” means any taking of any Property of Holdings or any of its Subsidiaries or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any Property of Holdings or any Subsidiary or any portion thereof, by any Governmental Authority.

“Taxes” ~~has the meaning assigned to such term in~~ Section 2.16(a)~~.~~means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by an Governmental Authority, including any interest, fines, addition to tax or penalties applicable thereto.

“Term Lenders” means the collective reference to the Initial Term Lenders and, without duplication, the Incremental Term Lenders.

~~“~~Term Loan Commitments Increase Effective Date~~” has the meaning assigned to such term in~~ Section 2.21(b)~~.~~

“Term Loan Modification Agreement” means an agreement entered into, and in form and substance satisfactory to, the Administrative Agent, the Borrower and the Accepting Term Lenders.

“Term Loan Modification Offer” has the meaning assigned to such term in Section 2.22.

“Term Loans” means the collective reference to the Initial Term Loan and the Incremental Term Loans.

“Terminated Lender” has the meaning assigned thereto in Section 2.20.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

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“Test Period” means the four consecutive complete Fiscal Quarters of Holdings and its Subsidiaries then last ended as of each Fiscal Quarter end referred to in Sections 6.11 and 6.12 or otherwise indicated. Compliance with such covenants shall be tested, as of the end of each Test Period, on the date on which the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

“30 -Day LIBO Rate” has the meaning assigned thereto in the definition of “Alternate Base Rate”.

“Title Policy” means a title policy with respect to each Mortgaged Property that insures the first priority Liens of the Secured Parties and shows no Liens prior to the Liens of the Secured Parties other than for ad valorem taxes not yet due and payable, issued by a title insurance company acceptable to the Administrative Agent.

“Total Assets” means, at any date, total assets of Holdings and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Total Net Debt” means, at any date, Consolidated Indebtedness as of such date, net of the lesser of (a) the amount of ~~cash and cash equivalents reflected on a consolidated balance sheet of Holdings as of such date other than any such amount that would be classified, in accordance with GAAP, as “restricted cash” (and excluding the cash and cash equivalents of any Subsidiary that is not a Loan Party to the extent such Subsidiary would be prohibited on such date from distributing such cash to a Loan Party)~~Qualified Cash and Cash Equivalents, and (b) $25.0 million.

“Total Net Leverage Ratio” means, at any date, the ratio of (a) Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.

“Total Revolving Commitment” means, at any time, the aggregate amount of the Revolving Commitments, as in effect at such time.

“TPUC” means the Texas Public Utilities Commission and any successor organization performing similar regulatory functions.

“Trade Date” has the meaning assigned thereto in the Assignment and Assumption.

“Transaction Fees” means, without duplication, all non-recurring transaction fees, charges and other amounts related to (a) this Agreement (including the Restatement Agreement, any amendment or other modification hereof or thereof), (b) any Permitted Acquisition (including, without limitation, the cost of obtaining a fairness opinion and prepaid premiums with respect to directors’ and officers’ insurance, but excluding all amounts otherwise included in accordance with GAAP in determining Consolidated EBITDA) and (c) the incurrence, prepayment or repayment of Indebtedness permitted hereunder (including premiums, make whole or penalty payments in connection therewith).

~~“~~Transferee~~” has the meaning assigned thereto in~~ Section 2.16(a)~~.~~

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“Trigger Date” means the date on which a Compliance Certificate for the first full Fiscal Quarter ending after the Restatement Date shall have been received by the Administrative Agent pursuant to Section 5.01(b) or (c).

“2022 Senior Notes” means the Borrower’s 6.50% senior notes due 2022 issued pursuant to that certain Indenture dated as of September 18, 2014 (as amended or supplemented prior to the Restatement Date, the “Existing Indenture”) among the Borrower (as successor by merger to Consolidated Communications Finance II Co.), Holdings, the Subsidiary Loan Parties party thereto and Wells Fargo, as trustee and any additional series or class of notes issued from time to time under the Existing Indenture.

“Type,” when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

“United States” means the United States of America.

“Unrefunded Swingline Loans” has the meaning assigned thereto in Section 2.04(c).

“Unrestricted Subsidiary” means any wholly owned Subsidiary of Holdings, but only to the extent that, and for so long as, such Subsidiary:

(a)                has been designated by the Borrower as an Unrestricted Subsidiary and such designation has not been revoked or rescinded; and

(b)               (i) was created solely for the purpose of issuing Permitted Escrow Debt and activities reasonably related or incidental thereto, (ii) has no assets other than Permitted Escrow Debt Proceeds, (iii) has no Indebtedness or liabilities other than Permitted Escrow Debt and liabilities reasonably related or incidental thereto and (iv) does not engage in any activities other than issuing Permitted Escrow Debt, holding Permitted Escrow Debt Proceeds and activities reasonably related or incidental thereto (including the assignment of Permitted Escrow Debt and Permitted Escrow Debt Proceeds to Holdings, the Borrower or any Subsidiary Loan Party as permitted under Section 6.01 or the return of such Permitted Escrow Debt Proceeds plus the payment of accrued interest and fees to the holders of such Permitted Escrow Debt).

Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by a certificate of an Authorized Officer of the Borrower certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary fails to meet any of the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and the other Loan Documents, shall be subject to all of the provisions of this Agreement and the other Loan Documents that are applicable to Subsidiaries and any Indebtedness and Liens of such Subsidiary shall be deemed to be incurred by a Subsidiary of Holdings as of such date and, if such Indebtedness or Lien is not permitted to be incurred as of such date under Section 6.01 or Section 6.02, as applicable, Holdings will be in default of such covenant.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 2.16(d).

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the original aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03         Terms Generally. (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Restatement Date and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05.

(b)               If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

Section 1.04         UCC Terms. Terms defined in the UCC in effect on the Restatement Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

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Section 1.05         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06         References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.07         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.08         Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

Section 1.09         Limited Conditionality Acquisitions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed acquisition is a Limited Conditionality Acquisition and that the Borrower wishes to test the conditions to such acquisition and the availability of the Incremental Term Loans or incurrence of any other Indebtedness permitted hereunder, as applicable, in any such case that is to be used to finance such acquisition in accordance with this Section, then, so long as agreed to by the Administrative Agent and the lenders providing such Indebtedness, the following provisions shall apply:

(a)               any condition to such acquisition or such Indebtedness that requires that no Default shall have occurred and be continuing at the time of such acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such acquisition and (ii) no Event of Default under any of Section 7.01(a) or Section 7.01(i) shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith (including such additional Indebtedness);

(b)               any condition to such acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such acquisition or the incurrence of such Indebtedness shall be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Conditionality Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct at the time of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such acquisition;

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(c)                 any financial ratio test or condition, may upon the written election of the Borrower delivered to the Administrative Agent prior to the execution of the definitive agreement for such Limited Conditionality Acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Conditionality Acquisition or (ii) upon the consummation of the Limited Conditionality Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Conditionality Acquisition and related incurrence of Indebtedness, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.09(c) prior to the date of execution of the definitive agreement for such Limited Conditionality Acquisition shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.09(c); and

(d)               if the Borrower has made an election with respect to any Limited Conditionality Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket (excluding, for the avoidance of doubt, the determination of the Applicable Rate and financial covenants in Sections 6.11 and 6.12) on or following the relevant date of execution of the definitive agreement with respect to such Limited Conditionality Acquisition and prior to the earlier of (i) the date on which such Limited Conditionality Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Conditionality Acquisition is terminated or expires without consummation of such Limited Conditionality Acquisition, any such ratio or basket shall be required to be satisfied (x) on a pro forma basis assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (y) assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Conditionality Acquisitions such that each of the possible scenarios is separately tested.

ARTICLE II

THE CREDITS

Section 2.01         Credit Commitments.

(a)                Subject to the terms and conditions hereof:

(i)                 Each Initial Term Lender severally agrees to make an Initial Term Loan on the Restatement Date to the Borrower in the amount of the Initial Term Commitment of such Initial Term Lender (net of any original issue discount thereon).

(ii)               Each Revolving Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Revolving Commitment Period.

(b)               Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the Aggregate Revolving Exposure would exceed the Total Revolving Commitment then in effect or (ii) the Revolving Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment.

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(c)                The Revolving Loans and the Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03.

(d)               Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.

Section 2.02         Procedure for Borrowing. (a) The Borrower may borrow under the Revolving Commitments (subject, in each case, to the limitations in Section 2.01(b)) by giving the Administrative Agent notice substantially in the form of Exhibit A (a “Borrowing Request”), which notice must be received by the Administrative Agent prior to (i) 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of a Eurodollar Borrowing, or (ii) 11:00 a.m., on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing. The Borrowing Request for each Borrowing shall specify (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the Borrowing is to be of Eurodollar Loans or ABR Loans, (D) if the Borrowing is to be of Eurodollar Loans, the length of the initial Interest Period therefor, and (E) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b)               Each Revolving Borrowing shall be in a minimum aggregate principal amount $3.0 million or an integral multiple of $1.0 million in excess thereof (or, if less, the aggregate amount of the then Available Revolving Commitments).

(c)                Upon receipt of a Revolving Borrowing Request, the Administrative Agent shall promptly notify each Revolving Lender of the aggregate amount of such Revolving Borrowing such Revolving Lender’s Commitment Percentage thereof, which shall be based on the respective Available Revolving Commitments of all the Revolving Lenders. Each Revolving Lender will make such Revolving Lender’s Commitment Percentage of each such Revolving Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Office prior to 1:00 p.m. on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower identified in the most recent notice substantially in the form of Exhibit H (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to the Borrower, any Swingline Loans made to the Borrower or LC Disbursements for the account of the Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such Swingline Loans or LC Disbursements, with any remaining proceeds to be made available to the Borrower as provided above; and provided further that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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Section 2.03         Conversion and Continuation Options for Loans. (a) The Borrower may elect from time to time to convert (i) Eurodollar Loans to ABR Loans, by giving the Administrative Agent irrevocable prior written notice of such election in the form attached as Exhibit I (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurodollar Loans by giving the Administrative Agent a Notice of Conversion/Continuation not later than 11:00 a.m. three Business Days prior to a requested conversion; provided that if any such conversion of Eurodollar Loans is made other than on the last day of an Interest Period with respect thereto, the Borrower shall pay any amounts due to the Lenders pursuant to Section 2.17 as a result of such conversion. Any such Notice of Conversion/Continuation with respect to the conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any Notice of Conversion/Continuation the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of the outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default has occurred and is continuing, (ii) no Revolving Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Maturity Date, and (iii) no Initial Term Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Initial Term Loan Maturity Date.

(b)               Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving prior notice to the Administrative Agent pursuant to a Notice of Conversion/Continuation, not later than 11:00 a.m. three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default has occurred and is continuing, (ii) with respect to Revolving Loans, after the date that is one month prior to the Revolving Maturity Date and (iii) with respect to the Initial Term Loan, after the date that is one month prior to the Initial Term Loan Maturity Date; and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the Borrower of such conversion).

(c)                There shall be no more than ten (10) Interest Periods outstanding at any time with respect to the Eurodollar Loans made to the Borrower.

(d)               This Section shall not apply to Swingline Loans.

Section 2.04         Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Lender may (in its sole discretion) make swingline loans (individually, a “Swingline Loan” and collectively, the “Swingline Loans”) to the Borrower from time to time during the Revolving Commitment Period in accordance with the procedures set forth in this Section 2.04, provided that (i) the aggregate principal amount of all Swingline Loans shall not exceed $~~5.0~~10.0 million (the “Swingline Sublimit”) at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the Available Revolving Commitments of all Revolving Lenders immediately prior to such borrowing or result in the Aggregate Revolving Exposure then outstanding exceeding the Total Revolving Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if a Default shall have occurred and be continuing which shall not have been subsequently cured or waived. Amounts borrowed under this Section 2.04 may be repaid and, up to but excluding the Revolving Maturity Date, reborrowed. All Swingline Loans shall at all times be ABR Loans. The Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m. on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such borrowing. Not later than 2:00 p.m. on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Office in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the Borrower by the Administrative Agent crediting the account of the Borrower identified in the most recent Notice of Account Designation with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this Section 2.04 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof.

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(b)               Notwithstanding the occurrence of any Default or noncompliance with the conditions precedent set forth in Article IV or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m. on the seventh Business Day following the Borrowing Date thereof and if by such time on such seventh Business Day the Administrative Agent shall have received neither (i) a Borrowing Request delivered by the Borrower pursuant to Section 2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice satisfactory to the Administrative Agent indicating the Borrower’s intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from the Borrower pursuant to Section 2.02 requesting that ABR Revolving Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Revolving Loans. The proceeds of such ABR Revolving Loans shall be applied to repay such Swingline Loan.

(c)                If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Revolving Loans would otherwise have been made, each Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default, purchase a participating interest in such Swingline Loan (“Unrefunded Swingline Loan”) in an amount equal to the amount of the ABR Revolving Loan which would otherwise have been made pursuant to paragraph (b) of this Section 2.04. Each Revolving Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.13.

(d)               Notwithstanding the foregoing, a Revolving Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if a Default shall have occurred and be continuing at the time such Swingline Loan was made and such Revolving Lender shall have notified the Swingline Lender in writing prior to the time such Swingline Loan was made, that such Default has occurred and that such Revolving Lender will not acquire participations in Swingline Loans made while such Default is continuing.

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(e)                Notwithstanding anything to the contrary contained in this Section 2.04, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of ~~cash collateral~~Cash Collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.23(c)) with respect to any such Defaulting Lender.

Section 2.05         Optional and Mandatory Prepayments of Loans. (a) The Borrower may at any time and from time to time prepay the Loans (subject to compliance with the terms of Section 2.05(g) and Section 2.17), in whole or in part, upon irrevocable prior written notice to the Administrative Agent substantially in the form of Exhibit G (a “Notice of Prepayment”) not later than 12:00 noon two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, and (ii) the Class of Loans to be prepaid and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof (including, in the case of Eurodollar Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). A Notice of Prepayment received after 12:00 noon shall be deemed received on the next Business Day. Upon receipt of any Notice of Prepayment the Administrative Agent shall promptly notify each relevant Lender thereof. If any Notice of Prepayment is given, the amount specified in such Notice of Prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in a minimum principal amount of $3.0 million or a whole multiple of $1.0 million in excess thereof (or, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof). Each prepayment of the Initial Term Loan under this Section 2.05(a) shall be applied as directed by the Borrower to the remaining scheduled installments of the Initial Term Loan.

(b)               In the event and on such occasion that the Aggregate Revolving Exposure exceeds the Total Revolving Commitment, the Borrower shall be obligated to immediately prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the account established with the Administrative Agent pursuant to Section 2.06(i)) to the extent of such excess.

(c)                (i) If Holdings or any Subsidiary shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a “Debt Incurrence”), 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of Loans in accordance with Section 2.05(d) below.

(ii)               If Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, an amount equal to 100% of such Net Proceeds shall be applied immediately after receipt thereof toward the prepayment of Loans in accordance with Section 2.05(d) below; provided that (x) the Net Proceeds from Asset Sales permitted by Section 6.05 shall not be required to be applied as provided herein on such date if and to the extent that (1) no Default exists on the date of such Asset Sale or would arise as a result of such Asset Sale and (2) the Borrower delivers an officers’ certificate to the Administrative Agent on or prior to the date of such Asset Sale stating that such Net Proceeds shall be reinvested in capital assets of the Borrower or any of its Subsidiaries in each case within 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), (y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of this Agreement and the other applicable Loan Documents, and (z) if all or any portion of such Net Proceeds not so applied as provided herein is not allocated to reinvestment in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period, such remaining portion shall be applied on the last day of such period (or if any Net Proceeds allocated to such an investment on such 270th day shall cease to be so allocated or any such contractual commitment shall cease to be in effect and contractually committed, such remaining portion shall be applied on the date it ceases to be so allocated and contractually committed) to prepay the Loans pursuant to Section 2.05(d); provided, further, if the Property subject to such Asset Sale constituted Collateral under the Security Documents, then any capital assets purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

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(iii)             If Holdings or any of its Subsidiaries shall receive proceeds from insurance or condemnation recoveries in respect of any Destruction or any proceeds or awards in respect of any Taking, an amount equal to 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of Loans in accordance with Section 2.05(d) below; provided that, if such Net Proceeds are from a Taking or Destruction of Property of ICTC, such prepayments may be deferred until such time as ICTC would be permitted at such time to make a distribution of such amount; provided, further, that (x) so long as no Default then exists or would arise therefrom, such Net Proceeds shall not be required to be so applied to the extent that the Borrower delivers an officers’ certificate to the Administrative Agent promptly following the receipt of such Net Proceeds stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of the Borrower or its Subsidiaries, in each case within 270 days following the date of the receipt of such Net Proceeds, and (y) all such Net Proceeds shall be held in the Collateral Account and released therefrom only in accordance with the terms of this Agreement and the other applicable Loan Documents, and (z) if all or any portion of such Net Proceeds has not been allocated to reinvestment in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period, such remaining portion shall be applied on the last day of such period (or if any Net Proceeds allocated and contractually committed to such an investment on such 270th day shall cease to be so allocated and contractually committed, such remaining portion shall be applied on the date it ceases to be so allocated and contractually committed) to prepay Loans pursuant to Section 2.05(d); provided, further, if the Property subject to such Destruction or Taking constituted Collateral under the Security Documents, then any replacement or substitution Property purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

(iv)             Within 10 days of the delivery of financial statements and the related Compliance Certificate referred to in Sections 5.01(a), (b) and (c) that evidence a positive Excess Subject Payment Amount, the Borrower shall apply an amount equal to 50% of such Excess Subject Payment Amount towards prepayment of Loans pursuant to Section 2.05(d); provided that no such prepayment shall be required if as of the date of delivery of the most recent financial statements pursuant to Section 5.01(a) or (b) the Total Net Leverage Ratio was less than 3.0:1.0.

(v)               Within 60 days after the end of each Fiscal Quarter of Holdings ending during any Dividend Suspension Period, the Borrower shall prepay Loans pursuant to Section 2.05(d) in an aggregate amount equal to 50% of any increase in Available Cash during such Fiscal Quarter.

The Borrower shall give the Administrative Agent at least five (5) Business Days’ notice of any prepayment pursuant to this Section 2.05(c).

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(d)               Any prepayment of Loans pursuant to this Section 2.05 shall be applied first, to reduce the remaining scheduled principal installments of the Term Loans as directed by the Borrower (pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and, if applicable, any Incremental Term Loans) and second, to the extent of any excess, to reduce the Revolving Commitments pursuant to Section 2.11(c). Each such prepayment shall be applied first, to any ABR Loans then outstanding within the applicable Class and second, to the extent of any excess, to the Eurodollar Loans then outstanding within the applicable Class.

(e)                If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.05, but for the operation of this Section 2.05(e) (each, a “Prepayment Date”), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans required to be prepaid, and no Default exists or is continuing, then on such Prepayment Date, (i) the Borrower shall deposit funds into the Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans required to be prepaid shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Type required to be prepaid, the Administrative Agent is irrevocably authorized and directed by the Borrower to apply funds from the Collateral Account (and liquidate investments held in the Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Collateral Account.

(f)                Notwithstanding the forgoing, if any Indebtedness is issued pursuant to Section 6.01(a)(ii) and is secured on a pari passu basis with the Obligations, then the Borrower may, to the extent required pursuant to the governing documents for such Indebtedness, prepay Term Loans and reduce Revolving Commitments and purchase such Indebtedness (at a purchase price no greater than par plus accrued and unpaid interest) on a pro rata basis in accordance with the respective principal amounts thereof.

(g)                If, on or prior to the six (6) month anniversary of the Restatement Date, (i) the Borrower enters into any amendment to this Agreement the effect of which is to reduce the ~~“effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount)~~All-in Yield applicable to, all or a portion of the Initial Term Loan or (ii) incurs any Indebtedness (A) the proceeds of which are used to prepay the Initial Term Loan, in whole or in part, and (B) which has a lower ~~“effective yield”~~All-in Yield than the ~~“effective yield”~~All-in Yield applicable to all or a portion of the Initial Term Loan so prepaid ~~(as such effective yields are reasonably determined by the Administrative Agent)~~, then, in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Initial Term Lenders, a premium in an amount equal to 1.00% of the principal amount of the Initial Term Loan so prepaid or refinancing made on or prior to the six (6) month anniversary of the Restatement Date. For the purpose hereof, any amendment described in clause (i) of the preceding sentence shall be deemed a refinancing of the Initial Term Loan whose ~~“effective yield”~~All-in Yield is reduced (it being understood that the premium with respect to such amendment shall be paid to any Non-Consenting Lender that is required to assign its Initial Term Loan pursuant to Section 2.20).

Section 2.06         Letters of Credit.

(a)                General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for the account of Holdings or any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

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(b)               Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the name of the Person (which must be Holdings or a Subsidiary of Holdings) for whose account such Letter of Credit is to be issued, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $~~10.0~~15.0 million and (ii) the Aggregate Revolving Exposure shall not exceed the Total Revolving Commitment. No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if the beneficiary of such Letter of Credit is a Sanctioned Person. With respect to any Letter of Credit which contains any “evergreen” automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this Section 2.06 are met and no Default exists. As of the Restatement Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(c)                Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d)               Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

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(e)                Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on such date; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Revolving Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligations to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due in respect thereof and such Revolving Lender’s Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligations to reimburse such LC Disbursement.

(f)                Obligations Absolute. The Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Holdings or any of its Subsidiaries to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by such Person that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or acting with gross negligence or willful misconduct. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g)                Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)               Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.08(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                 Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided that the Borrower’s obligations to deposit such ~~cash collateral~~Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (a) of Section 7.01 or any Event of Default described in clause (i) of Section 7.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations under this Agreement and the Borrower hereby grants the Administrative Agent a security interest in respect of each such deposit and the Collateral Account in which such deposits are held. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys deposited in the Collateral Account pursuant to this Section 2.06(i) shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults have been cured or waived.

(j)                 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.06, the Issuing Bank shall not be obligated to issue any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Bank has entered into arrangements (which may include the delivery of ~~cash collateral~~Cash Collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Bank to eliminate the Issuing Bank’s Fronting Exposure (after giving effect to Section 2.23(c)) with respect to any such Defaulting Lender.

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(k)               Reporting of Letter of Credit Information. At any time that there is an Issuing Bank that is not also the financial institution acting as Administrative Agent, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (iv) upon the request of the Administrative Agent, each Issuing Bank (or, in the case of clauses (ii), (iii) or (iv) of this Section, the applicable Issuing Bank) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Bank) with respect to each Letter of Credit issued by such Issuing Bank that is outstanding hereunder. No failure on the part of any Issuing Bank to provide such information pursuant to this Section 2.06(k) shall limit the obligations of the Borrower or any Revolving Lender hereunder with respect to its reimbursement and participation obligations hereunder.

Section 2.07         Repayment of Loans; Evidence of Debt.

(a)                The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) in respect of Revolving Loans, on the Revolving Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Revolving Loan and each Swingline Loan made by each such Lender; and (ii) in respect of the Initial Term Loan, unless the Initial Term Loan becomes due and payable earlier pursuant to Section 2.05 or Article VII, the unpaid principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing March 31, 2014 in an aggregate amount for each installment equal to 0.25% of the aggregate principal amount of the Initial Term Loan as of the Restatement Date with the remainder due and payable in full on the Initial Term Loan Maturity Date (as the amounts of individual installments may be adjusted pursuant to Section 2.05 hereof). The Borrower hereby further agrees to pay interest in immediately available funds at the applicable office of the Administrative Agent (as specified in Section 2.13 (a)) on the unpaid principal amount of the Revolving Loans, Swingline Loans and Term Loans made from time to time until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.08. All payments required hereunder shall be made in Dollars.

(b)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender on behalf of the Borrower from time to time under this Agreement.

(c)                The Administrative Agent shall maintain the Register pursuant to Section 9.10, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof and (iv) the amount of Loans of each Class owed to each Lender.

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(d)               The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 and the Notes maintained pursuant to paragraph (e) of this Section 2.07 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made by such Lender in accordance with the terms of this Agreement.

(e)                The Loans of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of the Borrower, in substantially the form attached as Exhibit D-1 or D-2, as applicable, with the blanks appropriately filled, payable to the order of such Lender.

Section 2.08         Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to (i) the Adjusted LIBO Rate determined for such Interest Period, plus (ii) the Applicable Rate.

(b)               Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or over a year of 360 days when the Alternate Base Rate is determined by reference to clause (b) or (c) of the definition of “Alternate Base Rate”) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(c)                If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, (iii) any Commitment Fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.08 plus 2.00% per annum or (y) in the case of any overdue interest, Commitment Fee, or other amount, the rate described in Section 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

(d)               Interest on the Loans shall be payable in arrears on each Interest Payment Date and on the Revolving Maturity Date, and the Initial Term Loan Maturity Date, as applicable; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

Section 2.09         Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

Section 2.10         Fees. (a) The Borrower agrees to pay a commitment fee (a “Commitment Fee”) to each Revolving Lender (other than Defaulting Lenders, if any), which Commitment Fee shall be payable in arrears through the Administrative Agent on the last day of March, June, September and December beginning on ~~March~~December 31, ~~2014,~~2016, and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each Revolving Lender shall commence to accrue for a period commencing on the Restatement Date and shall cease to accrue on the date (the “Commitment Fee Termination Date”) that is the earlier of (i) the date on which the Revolving Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the first date after the end of the Revolving Commitment Period. The Commitment Fee accrued to each Revolving Lender shall equal the Applicable Rate multiplied by such Lender’s Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the date of this Agreement and ending with such Lender’s Commitment Fee Termination Date). A Revolving Lender’s “Commitment Fee Average Daily Amount” with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of such Revolving Lender’s Revolving Commitment less such Revolving Lender’s Revolving Exposure (excluding clause (c) of the definition thereof for purposes of determining the Commitment Fee Average Daily Amount only) for any applicable days during such Revolving Lender’s Revolving Commitment Period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

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(b)               The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender, subject to Section 2.23(f), a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Rate for Eurodollar Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure represented by Letters of Credit issued hereunder (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank ~~a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure represented by Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure~~, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Bank as set forth in the fee letter executed by such Issuing Bank, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, “LC Fees”) accrued through and including the last day of March, June, September and December of each calendar year during the Revolving Commitment Period shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                The Borrower agrees to pay to the Administrative Agent the administrative fee set forth in the Administrative Agent Letter (the “Administrative Agent Fees”).

(d)               All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.

Section 2.11         Termination, Reduction or Adjustment of Commitments. (a) Unless previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)               The Borrower shall have the right, upon one Business Day’s notice to the Administrative Agent, to terminate or, from time to time, reduce the amount of the Revolving Commitments (provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any repayments of the Revolving Loans made on the effective date thereof, the Aggregate Revolving Exposure then outstanding would exceed the Total Revolving Commitment then in effect).

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(c)                If any prepayment of Term Loans would otherwise be required pursuant to Section 2.05 but cannot be made because there are no Term Loans outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Loans, then, on the date that such prepayment is required, the amount not required to prepay the Term Loans shall be applied to the permanent reduction of the Revolving Commitments.

Section 2.12         Inability to Determine Interest Rate; Inadequacy of Interest Rate. If prior to 11:00 a.m., London time, two Business Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurodollar Borrowing:

(i)                 the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Borrowing, or

(ii)               the Administrative Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate determined or to be determined for such Interest Period for such Eurodollar Borrowing will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders by 12:00 noon on the same day. The Administrative Agent shall give telecopy or telephonic notice to the Borrower and the Lenders as soon as practicable after the circumstances giving rise to such notice no longer exist, and until such notice has been given, any affected Eurodollar Loans shall not be (x) converted or continued pursuant to Section 2.03 or (y) made pursuant to a Borrowing Request, and shall be continued or made as an ABR Loan, as the case may be.

Section 2.13         Pro Rata Treatment and Payments. (a) Each reduction of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the amounts of such Revolving Lenders’ Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Loans which are Eurodollar Loans designated by the Borrower to be applied to a particular Eurodollar Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the Borrower on account of principal of and interest on Swingline Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m. on the due date thereof to the Administrative Agent, for the account of the Lenders of the applicable Class, at the Administrative Agent’s Office specified in Section 9.01 in Dollars and in immediately available funds. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 7.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. The Administrative Agent shall distribute such payments to the Lenders entitled thereto in the same currency as received and promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

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If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 2.15, 2.16, 2.17 or 9.03) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(A)              if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(B)              the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (2) the application of Cash Collateral provided for in Section 2.24 or (3) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to Holdings or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

(b)               Subject to Section 2.12, unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the Borrower, but without prejudice to any right or claim that the Borrower may have against such Lender.

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(c)                Subject to Section 7.05, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d)               Notwithstanding the foregoing clauses, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 2.23(b).

Section 2.14         Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Applicable Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as the making or maintaining of Eurodollar Loans shall no longer be unlawful, and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

Section 2.15         Requirements of Law~~. If at any time any Lender or the Issuing Bank determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order, in each case, after the date of this Agreement (other than (i) any change by way of imposition or increase of reserve requirements included in determining the Adjusted LIBO Rate or (ii) the rate of tax imposed on the overall net income of such Lender or the Issuing Bank) or the compliance by such Lender or the Issuing Bank with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), to the extent such guideline, request or directive is changed or issued after the Restatement Date, shall have the effect of increasing the cost to such Lender or the Issuing Bank for agreeing to make or making, funding or maintaining any Eurodollar Loans for the Borrower or participating in, issuing or maintaining any Letter of Credit for the Borrower, then the Borrower shall from time to time, within five days of written demand therefor by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Issuing Bank additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost;~~ provided ~~that any such payment shall be without duplication of amounts to which such Lender or Issuing Bank is entitled under~~ Section 2.16~~. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error. Such Lender or the Issuing Bank, as applicable, shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five days of the Borrower’s receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. No Lender shall be entitled to claim any amounts under this clause (a) in respect of any increased costs that were incurred more than 180 days prior to the date of delivery of such certificate to the Borrower.~~Increased Costs.

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(a)               Increased Costs Generally. If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or any Issuing Bank;

(ii)               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)             impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Bank or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)               ~~If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority after the Restatement Date affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company controlling such Lender or the Issuing Bank) and such Lender or the~~Capital Requirements. If any Lender or any Issuing Bank determines ~~in good faith (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its~~that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment of such Lender or the Loans made by ~~it~~, or ~~its~~ participations in Letters of Credit or Swingline Loans ~~or any issuance, participation or maintenance of~~held by, such Lender, or the Letters of Credit ~~is reduced~~issued by such Issuing Bank, to a level below that which such Lender or ~~the Issuing Bank (or its holding company)~~such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for ~~the occurrence of any such circumstance, then, in any such case upon notice~~such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time ~~by such Lender or the Issuing Bank to~~upon written request of such Lender or such Issuing Bank the Borrower~~, the Borrower~~ shall ~~immediately~~promptly pay ~~directly~~ to such Lender or ~~the~~such Issuing Bank, as the case may be, ~~on demand~~such additional amount or amounts ~~sufficient to~~as will compensate such Lender or ~~the Issuing Bank (or its~~such Issuing Bank or such Lender’s or such Issuing Bank’s holding company~~)~~ for any such reduction ~~in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or the Issuing Bank may use any good faith method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. No Lender shall be entitled to claim any amounts under this clause (b) in respect of any reduction in the rate of return occurring more than 180 days prior to the date of delivery of such certificate to the Borrower.~~suffered.

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(c)                ~~In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim under this~~ Section 2.15 ~~has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the Borrower;~~ provided ~~that, except as provided above, any failure to provide such notice shall in no way impair the rights of the Issuing Bank or such Lender to demand and receive compensation under this~~ Section 2.15~~, but without prejudice to any claims of the Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking.~~Certificates for Reimbursement. A certificate of a Lender, or an Issuing Bank or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)               ~~Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Applicable Law, regardless of the date enacted, adopted or issued.~~Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or an Issuing Bank or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Bank’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.16         Taxes~~. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, the Issuing Bank or any Lender (or any assignee of such Lender or the Issuing Bank, as the case may be, or a Participant or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a “~~Transferee~~”)), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income (such non-excluded items being called “~~Taxes~~”) unless required by Applicable Law, rule or regulation. In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, rule or regulation, then the Borrower will:~~Taxes.

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~~(i)       pay directly to the relevant authority the full amount required to be so withheld or deducted;~~

~~(ii)       promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and~~

~~(iii)       pay to the Administrative Agent for the account of the Lenders or the Issuing Bank, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender or the Issuing Bank, as the case may be, will equal the full amount such Lender or the Issuing Bank, as the case may be, would have received had no such withholding or deduction been required.~~

(a)               Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

(b)               ~~If any Taxes are directly asserted against the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any payment received by the Administrative Agent, the Issuing Bank or such Lender or Transferee hereunder, the Administrative Agent, the Issuing Bank or such Lender or Transferee may pay such Taxes and, within 30 days of a written request by the Administrative Agent, the Issuing Bank or such Lender or Transferee, the Borrower will pay such additional amounts (including any penalties, interest or expenses, except to the extent attributable to the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender or Transferee) as shall be necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.~~Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                ~~If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Borrower shall indemnify the Issuing Bank, Lenders and Transferees for any incremental Taxes, interest, penalties or other costs (including reasonable attorneys’ fees and expenses) paid by the Issuing Bank, any Lender or Transferee as a result of any such failure, except in the case of gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender or Transferee. For purposes of this~~ Section 2.16~~, a distribution hereunder by the Administrative Agent to or for the account of the Issuing Bank, any Lender or Transferee shall be deemed a payment by the Borrower. Such indemnification shall be paid within 30 days from the date on which the Issuing Bank or such Lender or Transferee makes written demand therefor specifying in reasonable detail the basis and calculation of such amount.~~Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(d)               ~~Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States or any state or political subdivision thereof (each, a “~~Foreign Lender~~”) shall, on or prior to the Restatement Date (in the case of each Lender that is a party hereto on the Restatement Date) or prior to the date that any Person that was not previously a Lender becomes an Incremental Term Lender in accordance with~~ Section 2.21 ~~or on or prior to the date of any assignment, participation or change in the designated lending office hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by the Borrower or the Administrative Agent, execute and deliver, if legally able to do so, to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) of whichever of the following is applicable:~~Indemnification by the Loan Parties. The Loam Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)                Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.10(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lenders from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                 Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)               Status of Lenders.

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(i)                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing:

(A)              Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               ~~(i)~~ in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed ~~originals~~copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding ~~Taxes~~Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding ~~Taxes~~Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               ~~(ii)~~ executed ~~originals~~copies of IRS Form W-8ECI;

(3)               ~~(iii)~~ in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed ~~originals~~copies of IRS Form W-8BEN-E; or

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(4)               ~~(iv)~~ to the extent a Foreign Lender is not the beneficial owner, executed ~~originals~~copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner~~.~~;

~~In addition, the Administrative Agent, the Issuing Bank and any Lender (or Transferee) claiming any additional amounts payable pursuant to this~~ Section 2.16 ~~shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower, if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole good faith judgment of the Administrative Agent, the Issuing Bank or such Lender (or Transferee), be otherwise disadvantageous to such Person.~~

~~(e)       With respect to obligations under this Agreement other than those specified in~~ Section 2.16(f)~~, the Borrower shall not be required to indemnify or to pay any additional amounts to the Issuing Bank, any Lender or Transferee with respect to any Taxes pursuant to this~~ Section 2.16 ~~to the extent that (i) any obligation to withhold, deduct or pay amounts with respect to such Taxes existed on the date the Issuing Bank, such Lender or Transferee became a party to this Agreement or otherwise becomes a Transferee and, in the case of a Transferee, exceeded the obligation to the Person making the assignment, selling the participation or effecting such transfer to such Transferee that existed before the action by which such Transferee becomes a Transferee (and, in such case, the Borrower may deduct and withhold such Taxes from payments to the Issuing Bank, such Lender or Transferee), (ii) any Lender or Transferee fails to comply in full with the provisions of the immediately preceding paragraph (and, in such case, the Borrower may deduct and withhold all Taxes required by law as a result of such noncompliance from payments to the Issuing Bank, such Lender or Transferee), or (iii) such Taxes are imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with).~~

~~(f)       Notwithstanding anything to the contrary in this~~ Section 2.16~~, if the IRS determines that a Lender (or Transferee) is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder and the Borrower was not a participant to such arrangement (other than as the Borrower under this Agreement) (a “~~Conduit Financing Arrangement~~”), then (i) the Borrower shall not have any obligation to pay additional amounts or indemnify the Lender or Transferee for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the IRS not made such a determination and (ii) such Lender or Transferee shall indemnify the Borrower in full for any and all taxes for which the Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement;~~ provided ~~that the Borrower (i) shall promptly forward to the indemnitor an official receipt or other documentation satisfactorily evidencing such payment, (ii) shall contest such tax upon the reasonable request of the indemnitor and at such indemnitor’s cost and (iii) shall pay to such indemnitor within 30 days any refund of such taxes (including interest thereon). Each Lender or Transferee represents that it is not participating in a Conduit Financing Arrangement.~~

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)              ~~(g) If~~if a payment made to a Lender under any Loan Document would be subject to ~~U.S.~~United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by ~~applicable law~~Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (~~g~~D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

~~(h)       Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for any Taxes attributable to such Lender’s failure to comply with the provisions of~~ Section 9.10(d) ~~relating to the maintenance of a Participant Register.~~Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

~~(i)       In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim by it under this~~ Section 2.16 ~~has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the Borrower;~~ provided ~~that any failure to provide such notice shall in no way impair the rights of the Issuing Bank or any Lender to demand and receive compensation under this~~ Section 2.16~~, but without prejudice to any claims of the Borrower for failure to observe this undertaking.~~

~~(j)       Notwithstanding anything herein to the contrary, no Transferee shall be entitled to receive any greater amount pursuant to this~~ Section 2.16 ~~than the Person making the assignment, selling the participation or effecting the transfer to such Transferee, or any Lender (or Transferee) which changes its applicable lending office by designating a different lending office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.~~

(h)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)                 ~~(k) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the First Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Section 1.1471-2(b)(2)(i) of the United States Treasury Regulations~~Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17         Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan) as a result of any conversion of a Eurodollar Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.07, 2.14, 2.15 or 2.20 or otherwise, or any failure to borrow or convert any Eurodollar Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such Borrowing or otherwise, or as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Eurodollar Loan then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

Section 2.18         Change of Lending Office. Each Lender ~~(or Transferee)~~ agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15 or 2.16 with respect to such Lender ~~(or Transferee)~~, it will, if requested by the Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender ~~(or Transferee)~~) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole good faith judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender ~~(or Transferee)~~ pursuant to Sections 2.14, 2.15 and 2.16.

Section 2.19         Sharing of Setoffs~~. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements which at the time shall be payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker’s lien, setoff or counterclaim or other event;~~ provided~~, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to the Borrower in the amount of such participation.~~[Reserved].

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Section 2.20         Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section ~~2.14 or~~ 2.15, or the Borrower shall be required to make additional payments to any Lender under Section 2.16 (each, an “Increased Cost Lender”) or in the event any Lender (a “Non-Consenting Lender”) does not consent to any proposed amendment to this Agreement pursuant to Section 9.02 for which the consent of each Lender or each Lender of any Class is required and to which the Requisite Lenders or Requisite Lenders of such Class, as applicable, have consented, then, the Borrower shall have the right, but not the obligation, at the expense of the Borrower, upon notice to such Increased Cost Lender or Non-Consenting Lender (the “Terminated Lender”) and the Administrative Agent, to replace such Terminated Lender with an assignee (in accordance with and subject to the restrictions contained in Section 9.10) approved by the Administrative Agent, the Issuing Bank and the Swingline Lender (which approval shall not be unreasonably withheld), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.10) all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 and 2.16) and obligations under this Agreement and the related Loan Documents to such assignee; provided, however, that no Terminated Lender shall be obligated to make any such assignment unless (a) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (b) such assignee or the Borrower shall pay to the affected Terminated Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and participations in LC Disbursements and Swingline Loans held by such Terminated Lender and all commitment fees and other fees owed to such Terminated Lender hereunder and all other amounts accrued for such Terminated Lender’s account or owed to it hereunder (including, without limitation, any Commitment Fees) ~~and~~, (c) in the case of any Non-Consenting Lender, ~~each Non-Consenting Lender whose consent is required in connection with the proposed amendment is removed pursuant to this~~ Section 2.20~~.~~the applicable assignee shall have consented to the applicable amendment, waiver or consent, (d) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.10 and (e) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter.

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Section 2.21         Increase in ~~Term~~ Commitments.

(a)                Provided (x) immediately prior to and immediately after giving effect to ~~the making of~~any Incremental ~~Term Loans~~Facility referred to below there exists no Default; provided that in the case of an Incremental Term Loan that is used to finance a substantially concurrent Limited Conditionality Acquisition this clause (x) will be subject to Section 1.09 and (y) after giving effect to ~~the making of~~any Incremental ~~Term Loans~~Facility referred to below and the use of proceeds therefrom, the Borrower would be in pro forma compliance with each of the Financial Covenants as of the most recent date for which financial statements have been delivered pursuant to Section 5.01, upon notice to the Administrative Agent by the Borrower, the Borrower may on up to three (3) occasions, request ~~additional term loans (~~(i) additional term loans, including without limitation, a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of the existing tranche of Term Loans with the latest Maturity Date (collectively, the “Incremental Term Loans” and the related commitments, the “Incremental Term Commitments”) or (ii) one or more increases in the Total Revolving Commitment (any such increase an “Incremental Revolving Commitment” and collectively with the Incremental Term Loans, the “Incremental Facilities”) in an aggregate amount of not less than $25.0 million for any such request. The sum of the aggregate amount of all Incremental ~~Term Loans~~Facilities and the aggregate principal amount of all Indebtedness issued pursuant to Section 6.01(a)(ii) shall not exceed the greater of (A) $300.0 million (in each case exclusive of any proceeds thereof that are applied to the refinancing or repayment of the Term Loans or a Permitted Refinancing of Indebtedness incurred under Section 6.01(a)(ii)) and (B) the amount which would cause the Consolidated Senior Secured Leverage Ratio, calculated on a pro forma basis as of the most recent date for which financial statements have been delivered pursuant to Section 5.01 and after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof~~, to exceed 2.75~~ and assuming (1) in the case of any Incremental Revolving Commitment that such Incremental Revolving Commitment is fully drawn and (2) that all Indebtedness incurred pursuant to Section 6.01(a)(ii)(y) is secured Indebtedness (whether or not such Indebtedness is in fact so secured), to exceed 3.00 to 1.00 (it being understood and agreed that any Indebtedness incurred under this clause (B) or clause (y) of Section 6.01(a)(ii) shall not reduce the $300.0 million limit in clause (A) above or in clause (x) of Section 6.01(a)(ii)). The aggregate amount of all Incremental Revolving Commitments shall not exceed $100.0 million.

(b)               Each Incremental Term Loan shall be subject to the following requirements: (i) other than pricing, maturity and amortization, the Incremental Term Loans shall have the same terms as the Initial Term Loan existing immediately prior to the effectiveness of the amendment creating such Incremental Term Loans, (ii) such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Term Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loan or a maturity date earlier than the Initial Term Loan Maturity Date; and (iii) in the event that the ~~applicable margin~~All-in Yield for any tranche of the Incremental Term Loans ~~as determined by the Administrative Agent (inclusive of any LIBO Rate floor, upfront fees and original issue discount (based on an assumed four-year life to maturity) payable to the applicable Incremental Term Lenders, but excluding customary arrangement or commitment fees not shared with the Incremental Term Lenders)~~ is more than 50 basis points greater than the ~~applicable margin~~All-in Yield for the Initial Term Loan ~~as determined by the Administrative Agent (inclusive of any LIBO Rate floor, upfront fees and original issue discount (based on an assumed four-year life to maturity) paid to the Initial Term Lenders, but excluding customary arrangement or commitment fees not shared with the Initial Term Lenders)~~, then the Applicable Rate ~~for the Initial Term Loan~~for the Initial Term Loan shall be increased to the extent necessary such that the ~~Applicable Rate (inclusive of such LIBO Rate floor, fees and discounts, but excluding customary arrangement or commitment fees not shared with the Initial Term Lenders) for the Initial Term Loan~~ All-in Yield for the Initial Term Loan is not more than 50 basis points less than the ~~applicable margin (inclusive of such LIBO Rate floor, fees and discounts, but excluding customary arrangement or commitment fees not shared with the Incremental Term Lenders)~~All-in Yield for such tranche of Incremental Term Loans.

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(c)                Each Incremental Revolving Commitment shall be part of the Total Revolving Commitment and all such Commitments and any Revolving Loans thereunder shall have terms and conditions that are identical to those applicable Revolving Commitments and Revolving Loans hereunder. In connection with any Incremental Revolving Commitment, the outstanding Revolving Loans and Commitment Percentages of Swingline Loans and LC Exposure will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Commitment) in accordance with their revised Commitment Percentages (and the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Commitments) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.17 in connection with such reallocation as if such reallocation were a repayment).

(d)               Each Incremental Facility and the Loans made thereunder shall be deemed to be an Obligation and shall be secured on a pari passu basis with all other Obligations.

(e)                At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the date on which the Borrower proposes that any Incremental ~~Term Commitment~~Facility shall be effective (which shall be a date no less than ten (10) Business Days from the date of delivery of such notice to the Administrative Agent or such later date as agreed to by the Administrative Agent). The Borrower may invite any Lender, any Affiliate or Approved Fund of any Lender and/or any other Person reasonably satisfactory to the Administrative Agent to provide an Incremental ~~Term Commitment~~Facility. Any Person offered or approached to provide all or a portion of any Incremental ~~Term Commitment~~Facility may elect or decline, in its sole discretion, to provide such Incremental ~~Term Commitment~~Facility (provided that any Person not responding prior to the proposed effective date of the applicable Incremental ~~Term Commitments~~Facility shall be deemed to have declined to provide ~~an~~any portion of such Incremental ~~Term Commitment~~Facility). Each Incremental Term Lender shall become a Lender or make its ~~Incremental Term~~ Commitment to the applicable Incremental Facility available, as the case may be, under this Agreement, pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement giving effect to the modifications permitted by this Section 2.21 and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Incremental ~~Term~~ Lender (to the extent applicable) and the Administrative Agent (provided that, with the consent of each Incremental ~~Term~~ Lender, the Administrative Agent may execute such Incremental Facility Amendment on behalf of the applicable Incremental ~~Facility~~ Lenders). An Incremental Facility Amendment may, without the consent of any other Lender and notwithstanding anything in Section 9.02 to the contrary, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21 (including, without limitation, appropriate amendments to the definitions of “Requisite Lenders,” “Requisite Revolving Lenders,” and to Section 2.05 in order to provide the same treatment ~~for such Incremental Term~~ Loans made, and Commitments established, pursuant to such Incremental Facility as is applicable to the Initial Term Loan or the Revolving Loans, as the case may be).

(f)                 ~~(b)~~ If any ~~Incremental Term~~ Commitments are provided in accordance with this Section 2.21, the Administrative Agent and the Borrower shall determine the effective date (the “Term Loan Commitments Increase Effective Date”) and the final allocation of such ~~Incremental Term~~ Commitments. The Administrative Agent shall promptly notify the Borrower and each applicable Lender of such Lender’s final allocation of such ~~Incremental Term~~ Commitments and the ~~Term Loan Commitments~~ Increase Effective Date. As a condition precedent to such ~~Incremental Term~~ Commitments and the related ~~Incremental Term~~ Loans, the Borrower shall deliver to the Administrative Agent such documents and opinions as the Administrative Agent may reasonably request ~~together with~~, flood hazard certifications with respect to each real property location that is subject to a Mortgage, and for any such real property location that is in a flood zone, evidence of flood insurance (with appropriate endorsements naming the Administrative Agent as the mortgagee and lender loss payee) and a certificate of the Borrower dated as of the ~~Term Loan Commitments~~ Increase Effective Date signed by a Financial Officer of the Borrower (i) certifying and attaching (A) the resolutions adopted by the board of directors (or equivalent governing body) of the Borrower approving or consenting to such ~~Incremental Term~~ Commitments and the related ~~Incremental Term~~ Loans and (B) a certificate demonstrating that, after giving pro forma effect to such ~~Incremental Term~~ Loans and the use of proceeds therefrom, the Borrower would be in pro forma compliance with the Financial Covenants as of the end of the most recently ended Fiscal Quarter for which appropriate financial information is available, and (ii) subject, in the case of an Incremental Term Loan that is used to finance a substantially concurrent Limited Conditionality Acquisition, to Section 1.09, certifying that, before and after giving effect to such Incremental Term Loans, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects on and as of the Term Loan Commitments Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default exists.

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Section 2.22         Extension Offers.

(a)                The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Revolving Extension Offer”) to all the Revolving Lenders to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 10 Business Days after the date of such notice). Any extension of a maturity date or change in the pricing pursuant to a Permitted Amendment shall become effective only with respect to the Revolving Loans and Revolving Commitments of the Revolving Lenders that accept the applicable Revolving Extension Offer (the “Accepting Revolving Lenders”).

(b)               The Borrower and each Accepting Revolving Lender shall execute and deliver to the Administrative Agent a Revolving Extension Agreement (which may take the form of an amendment and restatement of this Agreement so long as no modifications are made that would otherwise be prohibited by Section 9.02 without obtaining the vote of any other Class, Subfacility or other group of Lenders) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Revolving Extension Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into technical amendments to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the transactions contemplated by the Permitted Amendments (including amendments to Section 2.13 hereof if deemed advisable by the Administrative Agent, and any other amendments necessary to treat the Revolving Loans and Revolving Commitments of the Accepting Revolving Lenders as Extended Revolving Loans and/or Extended Revolving Commitments, including, without limitation, to include appropriately the Accepting Revolving Lenders in any determination of Requisite Lenders and Requisite Revolving Lenders, and to incorporate appropriately any Extended Revolving Loans into the definition of Subfacility, the provisions of Article II or other similar provisions). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 2.22 unless the Administrative Agent shall have received flood hazard certifications with respect to each real property location that is subject to a Mortgage and, for any such real property location that is in a flood zone, evidence of (i) flood insurance (with appropriate endorsements naming the Administrative Agent as mortgagee and lender loss payee), (ii) legal opinions, a certificate of an Authorized Officer, board resolutions and (iii) such other corporate documents as the Administrative Agent may request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

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(c)                The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Term Loan Modification Offer”) to all the Initial Term Lenders and/or one or more Subfacilities of Incremental Term Loans to make one or more Permitted Amendments pursuant to procedures specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 10 Business Days after the date of such notice). Permitted Amendments shall become effective only with respect to the Term Loans of the Lenders that accept the applicable Term Loan Modification Offer (such Lenders, the “Accepting Term Lenders”).

(d)               The Borrower and each Accepting Term Lender shall execute and deliver to the Administrative Agent a Term Loan Modification Agreement (which may take the form of an amendment and restatement of this agreement so long as no modifications are made that would otherwise be prohibited by Section 9.02 without obtaining the vote of any other class, Subfacility or other group of Lenders) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Term Loan Modification Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into technical amendments to this Agreement and the other Loan Documents as may be necessary or advisable to effectuate the transactions contemplated by the Permitted Amendments (including amendments to Section 2.13 hereof if deemed advisable by the Administrative Agent, and any other amendments necessary to treat the Term Loans and of the Accepting Term Lenders as Extended Term Loans, including, without limitation, to include appropriately the Accepting Term Lenders in any determination of Requisite Lenders, and to incorporate appropriately any Extended Term Loans into the definition of Subfacility, the provisions of Article II or other similar provisions). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 2.22 unless the Administrative Agent shall have received flood hazard certifications with respect to each real property location that is subject to a Mortgage and, for any such real property location that is in a flood zone, evidence of (i) flood insurance (with appropriate endorsements naming the Administrative Agent as mortgagee and lender loss payee), (ii) legal opinions, a certificate of an Authorized Officer, board resolutions and (iii) such other corporate documents as the Administrative Agent may request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(e)                Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Requisite Lenders, with respect to any matter contemplated by this Section 2.22 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions actually received from such Requisite Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any extension of a maturity date pursuant to this Section, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) each Security Document that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date after giving effect to any Permitted Amendment (or such later date as may be advised by counsel to the Administrative Agent).

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Section 2.23         Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)                Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Requisite Lenders, Requisite Revolving Lenders and Section 9.02.

(b)               Reallocation of PaymentsDefaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise~~, and including any amounts made available to~~), or received by the Administrative Agent ~~for the account of such~~from a Defaulting Lender pursuant to Section ~~9.04),~~9.04, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to ~~the~~any Issuing Bank and/or the Swingline Lender hereunder; third, ~~if so determined by the Administrative Agent or requested by~~ to Cash Collateralize the Fronting Exposure of the Issuing ~~Bank~~Banks and~~/or~~ the Swingline Lender~~, to be held as cash collateral for future funding obligations of~~ with respect to such Defaulting Lender ~~of any participation in any Swingline Loan or Letter of Credit~~in accordance with Section 2.24; fourth, as the Borrower may request (so long as no Default ~~or Event of Default~~ exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (A) satisfy ~~obligations of such Defaulting Lender to fund~~such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 2.24; sixth, to the payment of any amounts owing to the Administrative Agent, the Lenders, ~~the~~any Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent, any Lender, ~~the~~any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default ~~or Event of Default~~ exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any ~~Revolving~~ Loans or funded participations in Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such ~~Revolving Loans or funded participations in Swingline Loans or Letters of Credit were made~~Loans were made or related Swingline Loans or Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Swingline Loans or Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any ~~Revolving~~ Loans of, or funded participations in Swingline Loans or Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments under the applicable revolving credit facility without giving effect to Section 2.23(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.23(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(c)                Reallocation of Applicable Percentages to Reduce Fronting Exposure. ~~During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to~~ Section 2.04 ~~and Letters of Credit pursuant to~~ Section 2.06~~, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender;~~ provided ~~that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (A) the Revolving Commitment of that non-Defaulting Lender~~ minus ~~(B) the aggregate outstanding principal amount of the Revolving Loans of that Lender~~All or any part of such Defaulting Lender’s participation in LC Exposure and Swingline Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d)               Cash Collateral for Letters of Credit. ~~Promptly on demand by the Issuing Bank or the Administrative Agent from time to time, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Bank (after giving effect to~~ Section 2.23(c)~~) on terms reasonably satisfactory to the Administrative Agent and the Issuing Bank (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Bank) for the payment and performance of each Defaulting Lender’s L/C Exposure. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank immediately for each Defaulting Lender’s Commitment Percentage of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.~~If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.24.

(e)                Prepayment of Swingline Loans. ~~Promptly on demand by the Swingline Lender or the Administrative Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to~~ Section 2.23(c)~~).~~

(i)                 ~~(f)~~ Certain Fees~~. For~~No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which ~~such~~that Lender is a Defaulting Lender~~, such Defaulting Lender (i) shall not be entitled to receive any Commitment Fee pursuant to~~ Section 2.10 (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to ~~such~~that Defaulting Lender) ~~and (ii)~~.

(ii)               Each Defaulting Lender shall ~~not~~ be entitled to receive ~~any letter of credit commissions~~participation fees pursuant to Section 2.10 ~~otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender~~(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has ~~not provided cash collateral or other credit support arrangements satisfactory to the Issuing Bank, but instead, the Borrower shall pay to the non-Defaulting Lenders the amount of such letter of credit commissions in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to~~ Section 2.23(c)~~, with the balance of such fee, if any, payable to the Issuing Bank for its own account on the amount of any Fronting Exposure (unless such Fronting Exposure has been cash collateralized pursuant to~~ Section 2.23(d)~~) or if no Fronting Exposure exists, retained by the Borrower.~~provided Cash Collateral pursuant to Section 2.24.

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(iii)             With respect to any Commitment Fee or letter of credit participation fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure or Swingline Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (c) above, (2) pay to each applicable Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(f)                 ~~(g)~~ Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing ~~Bank~~Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any ~~cash collateral~~Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding ~~Revolving~~ Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the ~~Revolving~~ Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 2.23(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.24         Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Bank (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Bank and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 2.23(c) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)               Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Exposure and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Bank and the Swingline Lender as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

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(b)               Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 2.24 or Section 2.23 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)                Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Bank and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 2.24 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Banks and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 2.23, the Person providing Cash Collateral, the Issuing Banks and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents, each Loan Party makes the representations and warranties set forth in this Article III and upon the occurrence of each Credit Event thereafter:

Section 3.01         Organization, etc. Each Loan Party (a) is a corporation or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and (d) has full power and authority and holds all requisite material governmental licenses, permits and other approvals necessary to enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its Property and to conduct its business substantially as currently conducted by it. No Loan Party nor any Subsidiary thereof is an EEA Financial Institution.

Section 3.02         Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Loan Party that is a party hereto of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder are within each Loan Party’s corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not:

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(a)                contravene the Organic Documents of any Loan Party or any of its respective Subsidiaries;

(b)               contravene any material law, statute, rule or regulation binding on or affecting any Loan Party or any of its respective Subsidiaries;

(c)                except as set forth on Schedule 3.02(c), violate or result in a default or event of default or an acceleration of any rights or benefits under any material indenture, agreement or other instrument binding upon any Loan Party or any of its respective Subsidiaries; or

(d)               result in, or require the creation or imposition of, any Lien on any material asset of any Loan Party or any of its respective Subsidiaries, except Liens created under the Loan Documents.

Section 3.03         Government Approval, Regulation, etc. Except as set forth on Schedule 3.03, no consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Loan Party of this Agreement or any other Loan Document which has been entered into, the borrowing of the Loans, or the use of the proceeds thereof and the issuance of Letters of Credit hereunder, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens under the Security Documents. No Loan Party or any of its respective Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.04         Validity, etc. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each of the other parties hereto, constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Section 3.05         Financial Information. (a) The consolidated balance sheets of Holdings and its Subsidiaries as of December 31, 2010, 2011 and 2012 and the related consolidated statements of earnings and cash flows of such Person and its Subsidiaries for the three years ended December 31, 2012, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended.

(b)               On the Restatement Date, except for the Obligations, as disclosed in the financial statements referred to above or the notes thereto or on Schedule 3.05(b) hereto, neither the Loan Parties nor any of their Subsidiaries has any Indebtedness, material contingent liabilities, long-term commitments or unrealized losses.

Section 3.06         No Material Adverse Effect. Since December 31, 2012, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.07         Litigation. Except as set forth on Schedule 3.07, there is no pending or, to the knowledge of any Loan Party, threatened litigation, action or proceeding affecting any Loan Party or any of their respective Subsidiaries’ operations, properties, businesses, assets or prospects, or the ability of the parties to consummate the transactions contemplated hereby, which would have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the other transactions contemplated hereby.

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Section 3.08         Compliance with Laws and Agreements. Except as set forth on Schedule 3.08, none of the Loan Parties has violated, is in violation of or has been given written notice of any violation of any Applicable Law (other than Environmental Laws, which are the subject of Section 3.13), regulation or order of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, except for any violations which do not have a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.09         Subsidiaries. Schedule 3.09 sets forth the name of, type of entity, and the direct or indirect ownership interest or other investment of Holdings and its Subsidiaries (including the legal structure) and identifies each Subsidiary of Holdings that is a Loan Party, in each case as of the date of this Agreement.

Section 3.10         Ownership of Properties. (a) Each Loan Party and its Subsidiaries has good and marketable title to (or other similar title in jurisdictions outside the United States), or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its material properties and assets (including all Mortgaged Properties), except where the failure to have such title in the aggregate could not reasonably be expected to have a Material Adverse Effect. All Mortgaged Properties are free and clear of Liens, except for Prior Liens and all of such other properties are free and clear of Liens, other than Permitted Liens.

(b)               As of the date of this Agreement, Schedule 3.10(b) contains and will contain a true and complete list of each parcel of Real Property (i) owned by any Loan Party as of the date of this Agreement and describes the type of interest therein held by such Loan Party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, as of the date of this Agreement and describes the type of interest therein held by such Loan Party and whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the transactions contemplated hereby.

(c)                Each of Holdings and its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(d)               Each of Holdings and each of its Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)                As of the date of this Agreement, neither Holdings nor any of its Subsidiaries has received any written notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Restatement Date.

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(f)                Neither Holdings nor any of its Subsidiaries is obligated on the Restatement Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(g)                As of the date of this Agreement, no Loan Party or any of its Subsidiaries has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Taking or Destruction affecting all or any portion of its property. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

Section 3.11         Taxes. As of the date of this Agreement, each Loan Party and each Subsidiary has filed all federal, foreign and all other material income tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes and governmental charges due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that, in the case of any taxes that are being contested, any such contest of taxes or charges with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

Section 3.12         Pension and Welfare Plans. No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien (other than a Permitted Lien) on the assets of Holdings or any of its Subsidiaries. Each Loan Party and each of their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to so comply which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.12, no condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by any Loan Party or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. No Loan Party or Subsidiary has any contingent liability with respect to post-retirement benefits provided under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (b) no Loan Party or Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

Section 3.13         Environmental Warranties. (a) Except as set forth on Schedule 3.13(a), all facilities and property owned, leased or operated by Holdings or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)               Except as set forth on Schedule 3.13(b), there are no pending or threatened (in writing):

(i)                 Environmental Claims received by Holdings or any of its Subsidiaries, or

(ii)               written claims, complaints, notices or inquiries received by Holdings or any of its Subsidiaries regarding Environmental Liability,

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in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)                Except as set forth on Schedule 3.13(c), there have been no Releases of Hazardous Materials at, on, under or from any property now or, to any Loan Party’s knowledge, previously owned, leased or operated by Holdings or any of its Subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(d)               Holdings and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which Holdings and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e)                Except as set forth on Schedule 3.13(e), as of the date of this Agreement, no property now or, to any Loan Party’s knowledge, previously owned, leased or operated by Holdings or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA.

(f)                There are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or, to any Loan Party’s knowledge, previously owned or leased by Holdings or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)                As of the date of this Agreement, neither Holdings nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against Holdings or any of its Subsidiaries.

(h)               As of the date of this Agreement, no Liens have been recorded pursuant to any Environmental Law with respect to any property or other assets currently owned or leased by Holdings or any of its Subsidiaries.

(i)                 Neither Holdings nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law, nor has Holdings or any of its Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law, the cost of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j)                 There are no polychlorinated biphenyls or friable asbestos present at any property owned, leased or operated by Holdings or any of its Subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14         Regulations U and X. The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation U or Regulation X.

Section 3.15         Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements. (a) The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they and their Subsidiaries are subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither this Agreement nor any other document, certificate or statement furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement was based upon or constitutes a forecast, estimate or projection, the Loan Parties represent only that such forecast, estimate or projection was made in good faith by the Loan Parties and was prepared using reasonable assumptions and estimates.

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(b)               The pro forma consolidated income statement projections for Holdings and its Subsidiaries on a combined basis, pro forma consolidated balance sheet projections for Holdings and its Subsidiaries on a combined basis and pro forma consolidated cash flow projections for Holdings and its Subsidiaries on a combined basis for the Fiscal Years ending 2013 through 2018, inclusive, which have been prepared on an annual basis (the “Projected Financial Statements”), give appropriate effect to the all Indebtedness and Liens incurred or created in connection with the transactions contemplated hereby. The assumptions made in preparing the Projected Financial Statements are believed by each Loan Party to be reasonable as of the date of such projections and as of the Restatement Date and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof based upon estimates or assumptions believed by each Loan Party to be reasonable, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections probably will differ from the projected results and that the difference may be material.

Section 3.16         Insurance. As of the date of this Agreement, set forth on Schedule 3.16 is a summary of all insurance policies maintained by Holdings and its Subsidiaries (a) with respect to properties material to the businesses of Holdings and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as are customary in the case of similar businesses operating in the same or similar locations, and (b) required to be maintained pursuant to the Security Documents. All such insurance policies are maintained with financially sound and responsible insurance companies.

Section 3.17         Labor Matters. Except as could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against Holdings or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of Holdings or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or such Subsidiary.

Section 3.18         Solvency. As of the Restatement Date and immediately after giving effect to each Credit Event, the Loan Parties and their respective Subsidiaries will be Solvent, on a consolidated basis.

Section 3.19         Securities. The Equity Interests of Holdings and each of its Subsidiaries have been duly authorized, issued and delivered and are fully paid, nonassessable and were not issued in violation of any preemptive rights. Except as set forth in Schedule 3.19, the Equity Interests of each Subsidiary held, directly or indirectly, by any Loan Party are owned, directly or indirectly, by such Loan Party free and clear of all Liens (other than Permitted Liens). Except as set forth in Schedule 3.19, there are not, as of the date of this Agreement, any options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any Equity Interests of Holdings and each of its Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such Equity Interests.

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Section 3.20         Security Documents. (a) The Collateral Agreement is effective to create in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties, legal, valid and enforceable security interests in the Securities Collateral and, when such Securities Collateral is delivered to the Administrative Agent together with stock powers or endorsements in blank, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Securities Collateral.

(b)               The Collateral Agreement is effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable security interests in the Collateral described therein to the extent such Collateral is not excluded from the coverage of Article 9 of the UCC and (ii) when (x) financing statements in appropriate form are filed in the applicable filing offices to perfect such security interests (to the extent such security interests can be perfected by filing) and (y) upon the taking of possession or control by the Administrative Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Collateral Agreement), the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Collateral Agreement)) to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the Administrative Agent, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(c)                The Administrative Agent has a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Restatement Date), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

(d)               Each Mortgage executed and delivered on or prior to the Restatement Date is, or, to the extent any Mortgage is duly executed and delivered thereafter by Holdings or any of its Subsidiaries, will be, effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and the Mortgages filed in the offices specified on Schedule 3.20(d) on or prior to the Restatement Date constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Prior Liens.

Section 3.21         Anti -Terrorism Laws~~. No Loan Party nor any of their respective Subsidiaries or, to the knowledge of any of the Loan Parties, any of their Affiliates is in violation of any Applicable Laws relating to terrorism or money laundering (“~~Anti-Terrorism Laws~~”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “~~Executive Order~~”), and the Act.~~Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

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(a)               None of (i) Holdings, the Borrower, any of their respective Subsidiaries, any of their respective directors, officers, or, to the knowledge of Holdings, the Borrower or such Subsidiary, any of their respective employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of Holdings, the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facilities established hereunder, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b)               ~~No Loan Party or Subsidiary of any Loan Party or, to the knowledge of any of the Loan Parties, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:~~Each of Holdings, the Borrower and their respective Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by Holdings, the Borrower and their respective Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

~~(i)       a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;~~

~~(ii)       a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;~~

~~(iii)       a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;~~

~~(iv)       a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or~~

~~(v)       a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.~~

(c)                ~~No Loan Party or Subsidiary of any Loan Party or, to the knowledge of any Loan Party, any of their Affiliates or their respective brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.~~Each of Holdings, the Borrower and their respective Subsidiaries, each director, officer, and to the knowledge of the Borrower, employee, agent and Affiliate of Holdings, the Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

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(d)               No proceeds of any Loans or Letters of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 5.13(c).

ARTICLE IV

CONDITIONS

Section 4.01         Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)                Executed Loan Documents. This Agreement, a Note in favor of each Lender requesting a Note, the Security Documents and the Guaranty Agreements, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect, and no Default or Event of Default shall exist hereunder or thereunder.

(b)               Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)                 Officer’s Certificate. A certificate from an Authorized Officer of Holdings and the Borrower to the effect that (A) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) after giving effect to the transactions contemplated hereby to occur on the Restatement Date, no Default or Event of Default has occurred and is continuing; (C) since December 31, 2012, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (D) each of the Loan Parties, as applicable, has satisfied each of the conditions to be performed by it set forth in Section 4.01 and Section 4.02.

(ii)               Certificate of Secretary of each Loan Party. A certificate of an Authorized Officer of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Loan Party and all amendments thereto, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Loan Party as in effect on the Restatement Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.01(b)(iii).

(iii)             Certificates of Good Standing. Certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Administrative Agent, each other jurisdiction where such Loan Party is qualified to do business.

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(iv)             Opinions of Counsel. Opinions of counsel to the Loan Parties addressed to the Administrative Agent and the Lenders with respect to the Loan Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c)                Personal Property Collateral.

(i)                 Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii)               Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii)             Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens).

(iv)             Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Loan Party, evidence of payment of all insurance premiums for the current policy year of each policy (with appropriate endorsements naming the Administrative Agent as lender’s loss payee (and mortgagee, as applicable) on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(d)               Consents; Defaults.

(i)                 Governmental and Third Party Approvals. The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

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(ii)               No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(e)                Financial Matters.

(i)                 Financial Projections. The Administrative Agent shall have received projections prepared by management of Holdings of balance sheets, income statements and cash flow statements on an annual basis for each year during the Revolving Commitment Period, which shall not be inconsistent in any material respect with any financial information or projections previously delivered to the Administrative Agent.

(ii)               Financial Condition/Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that (A) after giving effect to the transactions contemplated hereby to occur on the Restatement Date, each Loan Party and each Subsidiary thereof is each Solvent, (B) attached thereto are calculations evidencing compliance on a pro forma basis after giving effect to the Transactions with the Financial Covenants, and (C) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of Holdings and its Subsidiaries.

(iii)             Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 2.10 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, all fees payable on the Restatement Date in accordance with the Engagement Letter and the Administrative Agent Fee Letter), (B) all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f)                Miscellaneous.

(i)                 Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Restatement Date are to be disbursed.

(ii)               Rating of the Initial Term Loan and Borrower. The Borrower shall have received a recent confirmatory corporate family rating from Moody’s and a confirmatory corporate rating from S&P and a rating with respect to the Initial Term Loan from each of Moody’s and S&P.

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(iii)             PATRIOT Act, etc. Holdings, the Borrower and each of the other Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations.

(iv)             Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto. Each Existing Lender party hereto waives any loss or expense incurred by such Existing Lender under Section 2.17 of the Existing Credit Agreement arising from the refinancing of any Eurodollar Loans outstanding under the Existing Credit Agreement prior to the end of the applicable Interest Period for such Eurodollar Loans.

Section 4.02         Conditions to Each Credit Event. ~~The~~Subjection to Section 1.09, the agreement of each Lender (including any Person with an Incremental Term Commitment) to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (such event being called a “Credit Event”) (excluding, except for purposes of subsection (b) below only) continuations and conversions of Loans) requested to be made by it on any date is subject to the satisfaction of the following conditions:

(a)                The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02, 2.04 or 2.06, as applicable.

(b)               The representations and warranties made by each Loan Party set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects (or if qualified by materiality or reference to Material Adverse Effect, in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c)                At the time of and immediately after such Credit Event, no Default shall have occurred and be continuing or would result therefrom.

(d)               The Administrative Agent shall have received a Borrowing Request or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.02 or Section 2.03, as applicable.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

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ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party hereby covenants and agrees with the Lenders that on or after the Restatement Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed:

Section 5.01         Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a)                as soon as available and in any event within 45 days (or such shorter period for the filing of Holdings’ Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, commencing with the Fiscal Quarter ending March 31, ~~2014,~~2017, a consolidated balance sheet of Holdings as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of Holdings for such Fiscal Quarter and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of the Borrower;

(b)               as soon as available and in any event within 90 days (or such shorter period as may be required for the filing of Holdings’ Form 10-K by the SEC) after the end of each Fiscal Year of Holdings, commencing with the Fiscal Year ending December 31, ~~2013,~~2016, a copy of the annual audit report for such Fiscal Year for Holdings on a consolidated basis, including therein a consolidated balance sheet of Holdings as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Holdings for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Ernst & Young LLP or other independent public accountants reasonably acceptable to the Administrative Agent, together with a certificate from a Financial Officer of the Borrower (a “Compliance Certificate”) containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and a computation of Available Cash, Cumulative Available Cash and the amount of Subject Payments made and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default, describing such Default and the steps, if any, being taken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines); and additionally consolidating financial information corresponding to the audited financial statements required above shall concurrently be provided;

(c)                as soon as available and in any event within 45 days (or such shorter period as may be required for the filing of Holdings’ Form 10-Q by the SEC) after the end of each Fiscal Quarter referred to in clause (a) of this Section, a Compliance Certificate containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and a computation of Available Cash, Cumulative Available Cash and the amount of Subject Payments made and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

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(d)               no later than 10 days prior to the commencement of each Fiscal Year of Holdings beginning with the ~~2014~~2017 Fiscal Year, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year (including a projected combined balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year and a narrative description from a Financial Officer describing such consolidated budget, in form satisfactory to the Administrative Agent) and the succeeding Fiscal Years through the Fiscal Year ending on or immediately after the Initial Term Loan Maturity Date (including a projected combined balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and, promptly when available, any significant revisions of such budgets;

(e)                promptly upon receipt thereof, copies of all reports submitted to Holdings or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of Holdings or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit, in each case, to the extent such accountants have consented thereto;

(f)                as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(g)                as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding that could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

(h)               promptly after the sending or filing thereof, copies of all reports which Holdings sends to any of its security holders, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which Holdings or any of its Subsidiaries or any of its officers files with the SEC or any national securities exchange;

(i)                 promptly upon becoming aware of the taking of any specific actions by the Loan Parties, their Subsidiaries or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Loan Parties, their Subsidiaries or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien on the assets of any Loan Party or any of their respective Subsidiaries or in the incurrence by any Loan Party or any of their respective Subsidiaries of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of any Loan Party or any of their respective Subsidiaries with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability which could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(j)                 upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any of their respective Subsidiaries or ERISA Affiliates with the IRS with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or any of their respective Subsidiaries or ERISA Affiliates from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

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(k)               as soon as possible, notice of any other development that could reasonably be expected to have a Material Adverse Effect;

(l)                 simultaneously with the delivery of financial statements pursuant to Sections 5.01(a) and (b), certifications by the chief executive officer and the chief financial officer or others under the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and/or the rules and regulations of the SEC, without any exceptions or qualifications; and

(m)             such other information respecting the condition or operations, financial or otherwise, of any Loan Party or any of their respective Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request (including, without limitation any information and documentation required by bank regulatory authorities under applicable “Know Your Customer” rules and regulations and the Act).

Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.01(h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 9.01; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests in writing that the Borrower deliver such paper copies until such time as a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Sections 5.01(b) and 5.01(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

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Section 5.02         Compliance with Laws, etc. The Loan Parties will, and will cause each of their Subsidiaries to, comply in all respects with all Applicable Laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

(a)                the maintenance and preservation of their existence and their qualification as a foreign corporation, limited liability company or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

(b)               the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon them or upon their property except as provided in Section 5.14.

Section 5.03         Maintenance of Properties. Holdings and each of its Subsidiaries will maintain, preserve, protect and keep its material properties and material assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03 shall prevent Holdings or any such Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable commercial judgment of such Person, desirable in the conduct of its business and does not in the aggregate have a Material Adverse Effect.

Section 5.04         Insurance. Holdings and each of its Subsidiaries will maintain or cause to be maintained with financially sound and responsible insurance companies (a) insurance with respect to their properties material to the business of Holdings and its Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations (including, without limitation, (i) physical hazard insurance on an “all risk” basis, (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance, (v) worker’s compensation insurance as may be required by any Applicable Law, (vi) with respect to each Mortgaged Property, flood insurance in such amount as the Administrative Agent may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time and (vii) such other insurance against risks as the Administrative Agent may from time to time require) and (b) all insurance required to be maintained pursuant to the Security Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by Holdings and its Subsidiaries in accordance with this Section. Each such insurance policy shall provide that (i) it may not be cancelled or otherwise terminated without at least thirty (30) days’ (or, in the case of non-payment of premium, ten (10) days’) prior written notice to the Administrative Agent (and to the extent any such policy is cancelled, modified or renewed, the Borrower shall deliver a copy of the renewal or replacement policy (or other evidence thereof) to the Administrative Agent, or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of the payment of the premium therefor); (ii) the Administrative Agent is permitted to pay any premium therefor within ten (10) days after receipt of any notice stating that such premium has not been paid when due; (iii) all losses thereunder shall be payable notwithstanding any act or negligence of Holdings or any of its Subsidiaries or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments; (iv) to the extent such insurance policy constitutes property insurance, all losses payable thereunder in an amount in excess of $1.0 million shall be payable to the Administrative Agent, as an additional insured and as lender loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; provided that the Administrative Agent, as lender loss payee pursuant to the foregoing, shall not agree to the adjustment of any claim without the consent of the Borrower (such consent not to be unreasonably withheld or delayed); and (v) with respect to liability insurance, the Administrative Agent shall be named as an additional insured. Notwithstanding the inclusion in each insurance policy of the provision described in clause (ii) of the immediately preceding sentence, in the event Holdings or any of its Subsidiaries gives the Administrative Agent written notice that it does not intend to pay any premium relating to any insurance policy when due, the Administrative Agent shall not exercise its right to pay such premium so long as such Person delivers to the Administrative Agent a replacement insurance policy or insurance certificate evidencing that such replacement policy or certificate provides the same insurance coverage required under this Section 5.04 as the policy being replaced by such Person with no lapse in such coverage.

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Section 5.05         Books and Records; Visitation Rights. Holdings and each of its Subsidiaries will keep books and records which accurately reflect its business affairs in all material respects and material transactions and permit the Administrative Agent or its representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or partnership records.

Section 5.06         Environmental Covenant. Each of the Loan Parties will and will cause each of its Subsidiaries to:

(a)                use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any non-effectiveness or noncompliance that would not reasonably be expected to have a Material Adverse Effect;

(b)               promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

(c)                in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law or which could reasonably be expected to have Environmental Liability which violation or Environmental Liability could reasonably be expected to have a Material Adverse Effect, the applicable Loan Parties, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;

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(d)               at the written request of the Administrative Agent or the Requisite Lenders, which request shall specify in reasonable detail the basis therefor, the Loan Parties will provide, at such Loan Parties’ sole cost and expense, an environmental site assessment report concerning any Mortgaged Property now or hereafter owned or, to the extent such assessment can be obtained without violating the applicable lease, leased by such Person, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any Remedial Action in connection with such Hazardous Materials on, at, under or emanating from such Mortgaged Property pursuant to any applicable Environmental Law; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default or (ii) the Administrative Agent or the Requisite Lenders reasonably believe that a Loan Party or any such Mortgaged Property is not in compliance with Environmental Law and such noncompliance could reasonably be expected to have a Material Adverse Effect, or that circumstances exist that could reasonably be expected to form the basis of an Environmental Claim against such Person or to result in Environmental Liability, in each case that could reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable). If any Loan Party fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and each Loan Party shall grant and hereby grants to the Administrative Agent and the Requisite Lenders and their agents access to such Mortgaged Property (to the extent, in the case of any leased property, such access can be granted without violating the applicable lease) and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such Person’s sole cost and expense; and

(e)                provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

Section 5.07         Information Regarding Collateral. (a) Each Loan Party will furnish to the Administrative Agent prompt written notice of any change (i) in such Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) unless such Loan Party is a “registered organization” within the meaning of the UCC, in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or corporate structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or its organizational identification number or (v) in any Loan Party’s jurisdiction of organization. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless (i) it shall have given the Administrative Agent thirty (30) days’ prior written notice (or such shorter notice as may be agreed to by the Administrative Agent) and (ii) all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b)               Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (b) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer (or individual having the analogous title) of the Borrower (i) setting forth the information required pursuant to the Schedules to the Collateral Agreement or confirming that there has been no change in such information since the Restatement Date or the date of the most recent Schedule updates delivered pursuant to this Section and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

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Section 5.08         Existence; Conduct of Business. Each Loan Party will, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its and its Subsidiaries’ legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.09         Performance of Obligations. Each Loan Party will and will cause its Subsidiaries to perform all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party except for such noncompliance as in the aggregate would not have a Material Adverse Effect.

Section 5.10         Casualty and Condemnation. Each Loan Party (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any Collateral in an amount in excess of $2.0 million or the commencement of any action or proceeding for the Taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

Section 5.11         Pledge of Additional Collateral. Within 30 days (as such date may be extended by the Administrative Agent in its sole discretion) after the acquisition of assets of the type that would have constituted Collateral on the Restatement Date pursuant to the Security Documents (the “Additional Collateral”), each appropriate Loan Party will take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or amending or confirming the Guaranty Agreement and the Security Documents, or in the case of the Equity Interests of a “first tier” Non-U.S. Subsidiary, entering into a pledge agreement under the laws of the jurisdiction of such Non-U.S. Subsidiary providing for the relevant Loan Party to have an enforceable and perfected security interest in 65% of the Equity Interests in such Subsidiary, to grant to the Administrative Agent for its benefit and the benefit of the Secured Parties a perfected Lien, subject to Permitted Liens in such Collateral pursuant to and to the full extent required by the Security Documents and this Agreement. In the event that any Loan Party acquires an interest in additional Real Property having a fair market value in excess of $~~1.0~~1.5 million as determined in good faith by the Borrower, or renews any lease with respect to a Mortgaged Property the appropriate Loan Party, using its commercially reasonable efforts in the case of any such leases (but without any requirement to provide any lessor any compensation), will take such actions and execute such documents (including, without limitation, flood hazard certifications with respect to each Mortgaged Property, and for any such Mortgaged Property that is in a flood zone, evidence of flood insurance (with appropriate endorsements naming the Administrative Agent as the mortgagee and lender loss payee)) as the Administrative Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage encumbering any such Real Property for the benefit of the Secured Parties. All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, the reasonable and documented costs of the Administrative Agent and counsel for the Administrative Agent, shall be for the account of the Borrower, which shall pay all sums due promptly following written demand therefor.

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Section 5.12         Further Assurances. The Loan Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any Applicable Law, or which the Administrative Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 5.13         Use of Proceeds. The Borrower covenants and agrees that (a) the proceeds of the Revolving Commitments will be used for working capital and general corporate purposes of Holdings and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with transactions contemplated hereby ~~and~~, (b) the proceeds of the Initial Term Loan will be used on the Restatement Date to refinance the Existing Credit Agreement and to finance the payment of fees and expenses in connection with such refinancing and the credit facilities established by this Agreement and (c) it will not request any Loan or Letter of Credit, and shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.14         Payment of Taxes. Each Loan Party and its respective Subsidiaries will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of such Loan Party or any of its respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither such Loan Party nor any of its respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP; provided, further, that, with respect to any taxes that are being contested, any such contest of any tax, assessment, charge, levy or claim with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

Section 5.15         Equal Security for Loans and Notes. If any Loan Party shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from the Administrative Agent and the Requisite Lenders), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other assets or Property thereby secured as long as any such assets or Property shall be secured; provided that this covenant shall not be construed as consent by the Administrative Agent and the Requisite Lenders to any violation by any Loan Party of the provisions of Section 6.02.

Section 5.16         Guarantees. In the event that any Person becomes a 90% Owned Subsidiary after the Restatement Date, the Borrower will promptly notify the Administrative Agent of that fact and within thirty (30) days (as such time may be extended by the Administrative Agent in its sole discretion) cause such 90% Owned Subsidiary to execute and deliver to the Administrative Agent a counterpart of the Guaranty Agreement and deliver to the Administrative Agent a counterpart of the Collateral Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Administrative Agent, for the benefit itself and of the Secured Parties, a valid and perfected Lien on all of the Property and assets of such 90% Owned Subsidiary described in the applicable forms of the Security Documents subject to Permitted Liens.

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Section 5.17         Subordination of Intercompany Loans. Each Loan Party covenants and agrees that any existing and future debt obligation of any Loan Party to any Subsidiary that is not a Loan Party shall, pursuant to a subordination agreement reasonably satisfactory to the Administrative Agent, be expressly subordinated to the Loans following a Default.

Section 5.18         Interest Rate Contracts. The Borrower will cause to be in effect, at all times during the term of this Agreement, Interest Rate Contracts hedging interest rate exposure with respect to Indebtedness of the Borrower of the types described in clauses (a) through (c) of the definition of “Indebtedness” (including Indebtedness under this Agreement) in an aggregate notional principal amount thereunder equal to at least fifty percent (50%) of the aggregate outstanding amount of such Indebtedness (it being understood and agreed that fixed rate Indebtedness shall be deemed to be subject to an Interest Rate Contract) and with a Lender, a Secured Hedging Provider or other counterparty reasonably satisfactory to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.19         Covenants Regarding Post-Closing Deliveries. Each applicable Loan Party will execute and deliver the documents and complete the tasks set forth on Schedule 5.19, in each case within the time limits specified on such schedule.

Section 5.20         Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, the Borrower and their respective Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

Section 5.21         Bank Equity Interests.

(a)               So long as CoBank, ACB is a Lender hereunder, the Borrower will acquire equity in CoBank, ACB in such amounts and at such times as CoBank, ACB may require in accordance with CoBank, ACB’s bylaws and capital plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank, ACB in connection with the Loans made by CoBank, ACB may not exceed the maximum amount permitted by the bylaws and the capital plan at the time the Restatement Agreement is entered into. The Borrower acknowledges receipt of a copy of (i) CoBank, ACB’s most recent annual report, and if more recent, CoBank, ACB’s latest quarterly report, (ii) CoBank, ACB’s Notice to Prospective Stockholders and (iii) CoBank, ACB’s bylaws and capital plan, which describe the nature of all of the Bank Equities acquired in connection with its patronage loan from CoBank, ACB as well as capitalization requirements, and agrees to be bound by the terms thereof.

(b)               Each party hereto acknowledges that CoBank, ACB’s bylaws, capital plan and similar documents (as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect to the Bank Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, ACB (y) the Borrower’s eligibility for patronage distributions from CoBank, ACB (in the form of Bank Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. CoBank, ACB reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis (and/or to a Lender that pays no patronage or pays patronage that is lower than the patronage paid by CoBank, ACB) in accordance with Section 9.10.

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(c)                Each party hereto acknowledges that CoBank, ACB has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Bank Equities of CoBank, ACB that the Borrower may now own or hereafter acquire, which statutory lien shall be for CoBank, ACB’s sole and exclusive benefit. The Bank Equities shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on Bank Equities or on patronage accrued by CoBank, ACB for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank, ACB’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither Bank Equities nor any accrued patronage shall be offset against the obligations hereunder except that, in the event of an Event of Default, CoBank, ACB may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity, made with respect to CoBank, ACB’s equities, to amounts due under this Agreement. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. CoBank, ACB shall not have an obligation to retire the Bank Equities upon any Default, either for application to the Obligations or otherwise.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Loan Parties agrees with the Lenders that:

Section 6.01         Indebtedness; Certain Equity Securities. (a) The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness, except:

(i)                 Indebtedness incurred and outstanding under the Loan Documents;

(ii)               Subject to Section 1.09, so long as no Default shall have occurred and be continuing or would result therefrom, both immediately prior to and immediately after giving effect thereto, Indebtedness of the Borrower or any Subsidiary Loan Party; provided that the sum of the aggregate original principal amount of all Incremental ~~Term Loans~~Facilities and the aggregate original principal amount of all Indebtedness issued pursuant to this Section 6.01(a)(ii) shall not exceed the greater of (x) $300.0 million (in each case exclusive of any proceeds thereof that are applied to the refinancing or repayment of the Term Loans and a Permitted Refinancing of any Indebtedness issued pursuant to this Section 6.01(a)(ii)) and (y) the amount which would cause the Consolidated Senior Secured Leverage Ratio, calculated on a pro forma basis as of the most recent date for which financial statements have been delivered pursuant to Section 5.01 and after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof~~, to exceed 2.75~~ and assuming (1) in the case of any revolving commitment that is proposed to be incurred under this clause (ii) at the time of such calculation, that such revolving commitment is fully drawn and (2) that all Indebtedness incurred pursuant to this Section 6.01(a)(ii)(y) is secured Indebtedness (whether or not such Indebtedness is in fact so secured), to exceed 3.00 to 1.00 (it being understood and agreed that any Indebtedness incurred under this clause (y) or clause (B) of Section 2.21(a) shall not reduce the $300.0 million limit in clause (x) above or in clause (A) of Section 2.21(a)); provided further that such Indebtedness shall (A) have a greater Weighted Average Life to Maturity than the Initial Term Loan at the time of issuance thereof, (B) not mature or require any payment of principal thereof prior to the Initial Term Loan Maturity Date (provided that a customary bridge facility that matures inside such date, but is subject to a conversion to extended term loans and exchange notes that mature beyond such date shall be deemed to comply with this clause (B)), (C) have covenants that are not more restrictive (taken as a whole) than those set forth herein, (D) if such Indebtedness is secured, be subject to an intercreditor agreement to be entered into by the Administrative Agent and the trustee or other applicable representative for the holders of such debt securities, reasonably satisfactory in form and substance to the Administrative Agent, (E) not be secured by any assets that are not included in the Collateral ~~and~~, (F) not be recourse to or guaranteed by any Person that is not a Loan Party, (G) in the case of any such Indebtedness in the form of a syndicated term loan facility that is secured on a pari passu basis with the Initial Term Loans if the All-in Yield with respect to such Indebtedness exceeds the All-in Yield with respect to the Initial Term Loans by more than 0.50% then the Applicable Rate with respect to the Initial Term Loans shall be increased to the extent necessary to cause such excess to be only 0.50% and (H) after giving effect to any such Indebtedness the use of proceeds therefrom, the Borrower would be in pro forma compliance with each of the Financial Covenants as of the most recent date for which financial statements have been delivered pursuant to Section 5.01;

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(iii)             Indebtedness set forth on Schedule 6.01(a)(iii) and any Permitted Refinancing thereof;

(iv)             Indebtedness of the Borrower or any Subsidiary Loan Party owed to the Borrower or any Subsidiary Loan Party; provided that such Indebtedness is represented by a note and is pledged to the Administrative Agent pursuant to the Security Documents;

(v)               Guarantees by Holdings, the Borrower or any Subsidiary Loan Party of Indebtedness of the Borrower or any Subsidiary Loan Party (other than a Guarantee of the Enventis Inventory Financing), in each case, to the extent such Indebtedness would have been permitted to be incurred hereunder directly by such Loan Party, and if such Indebtedness is subordinated in right of payment to the Obligations under the Loan Documents, such Guarantee is as subordinated in right of payment to the Obligations on the same terms;

(vi)             Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of such Loan Party or such Subsidiary receiving notice thereof;

(vii)           Indebtedness of any Loan Party in an aggregate outstanding principal amount ~~outstanding at any time~~ not in excess of the greater of (A) $50.0 million and (B) 3.0% of Total Assets (determined at the time such Indebtedness is incurred or issued); provided that, in each case, (x) no Default shall have occurred or be continuing or would result therefrom, both immediately prior to and immediately after giving effect thereto and (y) after giving effect to the incurrence of such Indebtedness on a pro forma basis, the Loan Parties would be in compliance with the Financial Covenants as of the most recent Test Period for which financial statements have been delivered pursuant to Section 5.01 and any Permitted Refinancing in respect thereof;

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(viii)         Indebtedness of ICTC to the Borrower or any Subsidiary Loan Party in an aggregate principal amount outstanding at any time not in excess of $15.0 million; provided that if any such Indebtedness described in this Section 6.01(a)(viii) shall be evidenced by a promissory note, such note shall be pledged pursuant to the Collateral Agreement;

(ix)             Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement ~~and (B) the aggregate~~, (B) no Default shall have occurred or be continuing or would result therefrom, both immediately prior to and immediately after giving effect thereto, and (C) the aggregate outstanding principal amount of Indebtedness permitted by this clause (ix) shall not exceed ~~$25.0~~the greater of (x) $40.0 million ~~at any time outstanding~~and (y) 2.0% of Total Assets (determined at the time such Indebtedness is incurred or issued);

(x)               Indebtedness under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(xi)             Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

(xii)           Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(xiii)         Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(xiv)         obligations arising from or representing deferred compensation to employees of the Borrower or any Subsidiary that constitute or are deemed to be Indebtedness under GAAP and that are incurred in the ordinary course of business;

(xv)           Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower in compliance with this Agreement, but only if such Indebtedness could otherwise be incurred pursuant to clauses (i) to (xiv) of this Section 6.01(a); provided that no Default shall have occurred and be continuing or would result therefrom, both immediately prior to and immediately after giving effect thereto;

(xvi)         obligations, liabilities and Indebtedness arising in connection with the Enventis Inventory Financing (including, without limitation, any Guarantee thereof by Holdings); provided that (A) the Enventis Inventory Financing and all obligations, liabilities and Indebtedness (including, without limitation, the Guarantee by Holdings) with respect thereto shall at all times be unsecured and shall not be recourse to any Loan Party or any Subsidiary or their respective assets or properties (other than Enterprise Integration Services, Inc. and, to the extent of its Guarantee, Holdings); (B) the aggregate amount of the obligations, liabilities and Indebtedness of Enterprise Integrated Services, Inc. and Holdings thereunder shall not at any time exceed $25.0 million and (C) the terms and conditions (including, without limitation, the terms and conditions of the Guarantee by Holdings) shall be reasonably satisfactory to the Administrative Agent;

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(xvii)       Indebtedness of the Loan Parties assumed in one or more Permitted Acquisitions and any Permitted Refinancing thereof in an aggregate principal amount not to exceed $25.0 million outstanding at any time to the extent such Indebtedness was not incurred in connection with or in contemplation of such Permitted Acquisition; and

(xviii)     subject to Section 1.09, unsecured Indebtedness of any Loan Party (including, without limitation, the assumption of Indebtedness pursuant to a merger with or assignment by an Unrestricted Subsidiary)~~, the Net Cash Proceeds of which are used to permanently repay Loans or to finance Capital Expenditures or Investments by the Borrower or any Subsidiary~~; provided that:

(A)              no Default ~~or Event of Default~~ has occurred and is continuing, both immediately prior to and immediately after giving effect thereto,;

(B)              after giving effect to any such incurrence of Indebtedness and the use of proceeds therefrom (and any other Indebtedness incurred or assumed since the last day of the immediately preceding Test Period including any Indebtedness to be assumed in accordance with Section 6.01(a)(xvii) or otherwise incurred substantially concurrently with the transaction being financed), and if applicable, the consummation of any acquisition financed with such Indebtedness, either (1) the Total Net Leverage Ratio would be less than or equal to 4.75:1.00; or (2) solely in the case of Indebtedness incurred in connection with a Permitted Acquisition, the Borrower shall have certified in writing to the Administrative Agent that the Total Net Leverage Ratio shall be lower than the Total Net Leverage Ratio calculated immediately prior to giving pro forma effect to the incurrence and assumption (if any) of such Indebtedness and the consummation of such Permitted Acquisition;

(C)              such Indebtedness shall not be recourse to or guaranteed by any Person that is not a Loan Party; and

(D)              such Indebtedness matures at least 120 days after the Initial Term Loan Maturity Date and does not have a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loan (provided that a customary bridge facility that matures inside the date provided above, but is subject to a conversion to extended term loans and exchange notes that mature beyond the date provided above shall be deemed to comply with this clause);

and any Permitted Refinancing thereof.

(b)               The Loan Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly, issue any Preferred Stock or other Equity Interest of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part including upon the occurrence of any contingency (unless the terms of such Equity Interests provide that, upon the happening of such contingency, no such redemption, repurchase or similar payment with respect to such Equity Interests shall be required until either all Obligations have been paid in full and there are no outstanding Commitments or such redemption, repurchase or similar requirement would be permitted by the terms of this Agreement), or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests not permitted by this Section 6.01(b), in each case, on or prior to the 91st day after the Initial Term Loan Maturity Date.

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Section 6.02         Liens. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by them, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following (herein collectively referred to as “Permitted Liens”):

(i)                 Liens in favor of the Administrative Agent for the benefit of itself and the other Secured Parties under the Security Documents and (b) Liens on cash or deposits granted in favor of the Swingline Lender or the Issuing Bank to ~~cash collateralize~~Cash Collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans;

(ii)               Liens on assets acquired after the Restatement Date existing at the time of acquisition thereof by the Borrower or any Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Borrower or any Subsidiary other than the specific assets so acquired;

(iii)             Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, attorney’s or other like liens, in any case incurred in the ordinary course of business and with respect to amounts not overdue by more than 10 days or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (A) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (B) if such Lien is on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied and (C) such Liens relating to statutory obligations, surety or appeal bonds or performance bonds shall only extend to or cover cash and cash equivalents not in the Collateral Account;

(iv)             Liens existing on the Restatement Date and identified on Schedule 6.02(iv);

(v)               Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that (1) any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (2) if such Lien is on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied;

(vi)             Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in Section 6.01(a)(ix) covering only the assets acquired, financed, refinanced or improved with such Indebtedness;

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(vii)           Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clause (ii) of this Section 6.02; provided that any such Lien shall not extend to or cover any assets not securing the Indebtedness so refinanced;

(viii)         Liens in the form of zoning restrictions, easements, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (1) secure Indebtedness or (2) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Borrower or any Subsidiary at such real property and (B) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(ix)             Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any of its Subsidiaries is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (1) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (2) if such Lien is on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied and (3) such Liens shall in no event encumber any Collateral other than cash and cash equivalents not in the Collateral Account;

(x)               Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Agreement; provided that if any such Liens are on Collateral and such amounts are being contested, the Contested Collateral Lien Conditions shall at all times be satisfied;

(xi)             Liens in the form of licenses, leases or subleases granted or created by the Borrower or any of its Subsidiaries, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Borrower or such Subsidiary or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the property subject thereto; provided that any such Lien shall not extend to or cover any assets of any Person that is not the subject of any such license, lease or sublease;

(xii)           Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; provided that with respect to any leases entered into after the Restatement Date, the Borrower or the applicable Subsidiary shall use its commercially reasonable efforts to (x) enter into a lease that does not grant a Lien on fixtures or personal property in favor of the landlord thereunder or (y) obtain a landlord lien waiver reasonably satisfactory to the Administrative Agent;

(xiii)         Liens securing Indebtedness permitted by Section 6.01(a)(xv); provided that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific assets of such Person that are being acquired;

(xiv)         CoBank, ACB’s statutory Lien on the Borrower’s Bank Equity Interests; ~~and~~

(xv)           Liens securing Indebtedness issued pursuant to Section 6.01(a)(ii) that are pari passu or junior to the Liens securing the Obligations so long as such Liens are subject to the terms of an intercreditor agreement and such other documentation setting forth the relative priorities to the Collateral, which in each case shall be in form and substance reasonably satisfactory to the Administrative Agent;

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(xvi)         Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Commercial Code in effect in the relevant jurisdiction and Liens of any depository bank in connection with statutory, common law and contractual rights of setoff and recompense of any deposit account of Holdings and its Subsidiaries;

(xvii)       Liens not otherwise permitted hereunder securing Indebtedness or other obligations in an aggregate amount not to exceed $25.0 million at any time outstanding;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral other than Liens pursuant to clauses (i)(a), (xv) and (~~xv~~xvii) above.

Section 6.03         Fundamental Changes; Line of Business.

(a)                The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge with or into any wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary (and if any party to such merger is a Subsidiary Loan Party, the surviving entity is a Subsidiary Loan Party), and (iii) any Subsidiary may merge with or into an entity in a Permitted Acquisition in a transaction in which the surviving entity is (A) a Loan Party or (B) a wholly owned Subsidiary of the Borrower which shall become a Loan Party in accordance with Sections 5.11, 5.12 and 5.16; provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Administrative Agent to expressly assume the obligations of each non-surviving entity under each of the Loan Documents and to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable.

(b)               Notwithstanding the foregoing, any Subsidiary of Holdings may dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Borrower or Subsidiary Loan Party (provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable and provided further that such dispositions shall not be for more than the fair market value of the assets being disposed of), and any Subsidiary which is not a Subsidiary Loan Party may dispose of assets to any other Subsidiary which is not a Subsidiary Loan Party.

(c)                The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto and other businesses specified on Schedule 6.03(c).

(d)               Holdings will not engage in any business other than holding Equity Interests of the Borrower, issuing its Equity Interests or other Indebtedness which it is permitted to incur pursuant to Section 6.01, maintaining its existence, performing its obligations under the federal securities laws and performing activities reasonably related thereto.

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Section 6.04         Investments, Loans, Advances, Guarantees and Acquisitions. The Loan Parties will not and will permit any of their Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make upfront payments or provide other credit support for any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment” and collectively, “Investments”), except:

(i)                 Permitted Investments;

(ii)               Investments existing on the Restatement Date (or in respect of which a binding commitment to make such investment existed on the Restatement Date of this Agreement) and set forth on Schedule 6.04;

(iii)             Investments by Loan Parties and their Subsidiaries in Subsidiary Loan Parties or the Borrower; provided that any such Investment held by a Loan Party shall be pledged pursuant to the terms of the Collateral Agreement;

(iv)             Investments constituting Indebtedness permitted by Sections 6.01(a)(iv), (viii) and (x);

(v)               Guarantees constituting Indebtedness permitted by Section 6.01(a)(v);

(vi)             Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(vii)           loans and advances to employees of Holdings and its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $2.0 million in the aggregate at any time outstanding;

(viii)         so long as no Default shall have occurred or be continuing or would result therefrom, both immediately prior to and immediately after giving effect thereto, other loans, advances and investments of the Borrower or any Subsidiary Loan Party ~~not in excess of $10.0 million outstanding at any~~having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other loans, advances or investments made pursuant to this clause (viii) that is not in excess of the greater of (A) $20.0 million and (B) 1% of Total Assets (determined at the time such loan, advance or investment is made);

(ix)             Investments received in connection with Dispositions permitted under Section 6.03(b) and Section 6.05;

(x)               accounts receivable of a Loan Party established in the ordinary course of business;

(xi)             Investments out of Available Proceeds;

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(xii)           Permitted Acquisitions;

(xiii)         Investments in Bank Equity Interests;

(xiv)         Investments in an amount not to exceed Cumulative Available Cash at the time any such Investment is made;

(xv)           Investments resulting from Restricted Payments permitted by Section 6.07; and

(xvi)         contributions to Unrestricted Subsidiaries solely of amounts to fund the payment of fees, accrued interest and expenses on Permitted Escrow Debt.

Section 6.05         Asset Sales. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by them, nor will the Borrower permit any of its Subsidiaries to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

(i)                 sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business;

(ii)               sales, transfers and dispositions to the Borrower or any Subsidiary Loan Party; provided that in connection with the foregoing, the appropriate Loan Parties shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Administrative Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11 and 5.12, in each case, on the terms set forth therein and to the extent applicable;

(iii)             the lease or sublease of Real Property in the ordinary course of business and not constituting a sale and leaseback transaction;

(iv)             sales of Permitted Investments on ordinary business terms;

(v)               Liens permitted by Section 6.02 and Investments permitted under Section 6.04;

(vi)             sales of accounts receivable of a Loan Party that are past due in the ordinary course of business;

(vii)           licensing and cross-licensing arrangements involving any technology or other intellectual property of a Loan Party or a Subsidiary which does not materially restrict the ability of such Loan Party or Subsidiary to use the technology or other intellectual property so licensed;

(viii)         so long as no Default shall have occurred or be continuing or would result therefrom, both immediately prior to and immediately after giving effect thereto, sales, transfers and dispositions of assets (other than a sale, transfer or disposition of Equity Interests of a Subsidiary Loan Party that would result in such Subsidiary Loan Party being a Subsidiary that is not a 90% Owned Subsidiary) not otherwise permitted under this Section; provided that (A) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (viii) shall not, in the aggregate, exceed ~~$20.0 million during any Fiscal Year and $100.0 million in the aggregate and~~ the greater of $200.0 million and 10% of Total Assets (determined at the time of such sale, transfer or disposition is made) and (B) the Net Proceeds thereof are applied as required by Section 2.05(c)(ii);

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(ix)             Permitted Asset Swaps; and

(x)               sales, transfers or dispositions by any Subsidiary (other than ICTC) that is not a Loan Party to any other Subsidiary that is not a Loan Party.

provided that all sales, transfers, leases and other dispositions permitted by clauses (viii) and (ix) shall be made for fair value and (x) for at least 80% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clauses (i) and (viii) and (y) for 100% cash consideration in the case of sales, transfers, leases and other dispositions permitted by clauses (iv) and (vi).

Section 6.06         Sale and Leaseback Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purpose or purposes as the Property sold or transferred unless (i) the sale of such Property is permitted by Section 6.05 and (ii) any Lien arising in connection with the use of such Property by any Loan Party or a Subsidiary is permitted by Section 6.02.

Section 6.07         Restricted Payments. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)                 Subsidiaries of the Borrower may declare and pay dividends to the Borrower or another Subsidiary ratably with respect to their Equity Interests or additional shares of the same class of shares as the dividend being paid to the extent such payment complies with Section 6.01(b);

(ii)               the Borrower may pay dividends consisting solely of shares of its common stock or additional shares of the same class of shares as the dividend being paid;

(iii)             the Borrower may make Restricted Payments to Holdings and, without duplication, Holdings may make Restricted Payments in an amount not to exceed Cumulative Available Cash at the time of the making of such Restricted Payment, in each case so long as (x) no Dividend Suspension Period shall be in effect and (y) no Event of Default shall have occurred and be continuing;

(iv)             so long as no Default shall have occurred and is continuing or would result therefrom, any Loan Party may purchase or redeem Equity Interests of Holdings (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees; provided that the aggregate amount of such purchases or redemptions under this clause (iv) shall not exceed in any Fiscal Year $3.0 million;

(v)               noncash repurchases of Equity Interests (A) deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options or (B) for payment of withholding taxes upon vesting of any such Equity Interests consisting of restricted shares or performance shares;

(vi)             [Intentionally Omitted];

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(vii)           unless a Default shall have occurred and is continuing or would result therefrom, the Borrower may declare and pay a dividend to Holdings, provided that an equal amount of cash equity is concurrently contributed by Holdings to the capital of the Borrower;

(viii)         the Borrower may declare and pay dividends or make other distributions in amounts sufficient to permit Holdings to pay the taxes of Holdings and its Subsidiaries;

(ix)             the Borrower and Holdings may make Restricted Payments from Available Proceeds so long as no Event of Default shall have occurred and be continuing; and

(x)               the Borrower may make distributions to Holdings to pay fees and expenses required to maintain its existence, and bonus and other benefits payable to their officers and employees, expenses of members of the Board of Directors and other general corporate administrative and overhead expenses actually incurred in the ordinary course of business.

Section 6.08         Transactions with Affiliates. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, unless such transactions are in the ordinary course of such Loan Party’s business and are at prices and on terms and conditions not less favorable to the Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, except:

(i)                 transactions between or among the Borrower and/or one or more of the Subsidiary Loan Parties not involving any other Affiliate and transactions among Subsidiaries not involving any Loan Party;

(ii)               any Restricted Payment permitted by Section 6.07 and any transaction permitted by Section 6.03;

(iii)             fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of Holdings or any of its Subsidiaries as determined in good faith by the board of directors of Holdings;

(iv)             loans and advances to employees of Holdings or any of its Subsidiaries permitted by Section 6.04(vii);

(v)               transactions pursuant to the agreements set forth on Schedule 6.08(v) as such agreements are in effect on the Restatement Date and as amended in accordance with Section 6.10; and

(vi)             in the case of any joint venture in which the Borrower or any Subsidiary has an interest, so long as the other party or parties to the joint venture which are not Affiliates of the Borrower or any Subsidiary own at least 50% of the equity of such joint venture, transactions between such joint venture and the Borrower or any Subsidiary that are at prices and on terms and conditions not less favorable to the Borrower or any Subsidiary than could be obtained on an arm’s length basis from unrelated third parties.

Section 6.09         Restrictive Agreements. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer property to the Borrower or any of the Subsidiaries; provided that the foregoing shall not apply to:

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(i)                 conditions imposed by law (including orders of the ICC, PPUC or TPUC) or by any Loan Document;

(ii)               solely in the case of clause (a), assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

(iii)             restrictions and conditions existing on the Restatement Date not otherwise excepted from this Section 6.09 identified on Schedule 6.09 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);

(iv)             limitations in any indenture or similar agreement governing any Indebtedness issued pursuant to Section 6.01(a)(ii) or Section 6.01(a)(xviii) or the Existing Indenture (provided that, in each case, such limitations shall not be more restrictive than the limitations set forth in the Loan Documents);

(v)               any agreement in effect at the time any Person becomes a Subsidiary of the Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(vi)             customary restrictions and conditions contained in agreements relating to the sale of assets pending such sale; provided such restrictions and conditions apply only to the assets to be sold and such sale is permitted hereunder; and

(vii)           solely in the case of clause (a), customary provisions in leases and contracts in the ordinary course of business between the Borrower and its Subsidiaries and their customers and other contracts restricting the assignment thereof.

Section 6.10         Amendments or Waivers of Certain Documents. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise change (or waive) the terms of any Organic Document, any document governing any Indebtedness outstanding as of the Restatement Date, any document governing any Indebtedness issued pursuant to Section 6.01(a)(xviii), the Existing Indenture or any other document governing the ~~2020~~2022 Senior Notes or any agreement set forth on Schedule 6.08(v), in each case, in a manner materially adverse to the Lenders.

Section 6.11         Total Net Leverage Ratio. The Borrower will not permit the Total Net Leverage Ratio at the end of any Fiscal Quarter of Holdings to exceed 5.25:1.0.

Section 6.12         Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 2.25:1.0.

~~Section 6.13~~ Anti-Terrorism Law~~. The Loan Parties shall not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in~~ Section 3.21 ~~above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this~~ Section 6.13~~).~~

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~~Section 6.14~~ Embargoed Person~~. At all times throughout the term of the Loans, (a) none of the funds or assets of the Loan Parties that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of any Loan Party, indirectly by, any Person subject to sanctions or trade restrictions under United States law (“~~Embargoed Person~~” or “~~Embargoed Persons~~”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “~~SDN List~~”) maintained by the Office of Foreign Assets Control (“~~OFAC~~”) (available at or through~~ http://www.ustreas.gov/offices/enforcement/ofac/~~), U.S. Department of the Treasury, and/or to the knowledge of any Loan Party, as of the date thereof, based upon reasonable inquiry by such Loan Party, on any other similar list (“~~Other List~~”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, “~~Executive Orders~~”), and (b) no Embargoed Person shall have any direct interest, and to the knowledge of any Loan Party, as of the Restatement Date, based upon reasonable inquiry by any Loan Party, indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.~~

~~Section 6.15~~ Anti-Money Laundering~~. At all times throughout the term of the Loans, to the knowledge of any Loan Party, as of the Restatement Date, based upon reasonable inquiry by such Loan Party, none of the funds of such Loan Party that are used to repay the Loans shall be derived from any unlawful activity with the result that the investment in the Loan Parties (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.~~

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01         Listing of Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute (i) an “Event of Default”, if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) an “Event of Termination”, if no Loans, LC Disbursements or Letters of Credit are outstanding:

(a)                The Borrower shall default (i) in the payment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of five Business Days), or (iii) in the payment when due of any Fee described in Section 2.10 or of any other previously invoiced amount (other than an amount described in clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of five Business Days).

(b)               Any representation or warranty of any Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) when made or deemed made.

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(c)                The Borrower shall default in the due performance and observance of any of its obligations under clause (f), (g), (i) or (k) of Section 5.01 or any Loan Party or any of their Subsidiaries shall fail to comply with clause (a) of Section 5.02, Section 5.19 or Article VI.

(d)               Any Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date written notice of such default is delivered by the Administrative Agent to the Borrower or by any Loan Party to the Administrative Agent pursuant to Section 5.01(f).

(e)                A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

(f)                Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $~~7.5~~15 million individually or in the aggregate shall be rendered against Holdings or any of its Subsidiaries (or any combination thereof) and

(i)                 enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

(ii)               such judgment has not been stayed, vacated or discharged within 60 days of entry; or

(iii)             there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of the Borrower.

(g)                Any of the following events shall occur:

(i)                 the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could expect to incur a liability or obligation to such Pension Plan which could reasonably be expected to have a Material Adverse Effect; or

(ii)               an ERISA Event, or termination, withdrawal or noncompliance with Applicable Law or plan terms with respect to Foreign Plans, shall have occurred that gives rise to a Lien on the assets of any Loan Party or a Subsidiary or, when taken together with all other ERISA Events and terminations, withdrawals and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to have a Material Adverse Effect.

(h)               Any Change in Control shall occur.

(i)                 Any Loan Party or any of their Subsidiaries shall

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(i)                 cease to be Solvent or generally fail to pay debts as they become due;

(ii)               apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii)             in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that each Loan Party and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(iv)             permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding (except to the extent permitted by Section 6.03(b)), in respect of any Loan Party or any such Subsidiary and, if any such case or proceeding is not commenced by such Loan Party or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Loan Party or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed; provided that each Loan Party and each such Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(v)               take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

(j)                 The obligations of Holdings or any Subsidiary Loan Party under the Guaranty Agreement, as applicable, shall cease to be in full force and effect or any such Loan Party shall repudiate its obligations thereunder.

(k)               Any Lien on Collateral having a fair market value in excess of $5.0 million purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien, with the priority required by the applicable Security Document.

Section 7.02         Action if Bankruptcy. If any Event of Default described in clauses (i) through (v) of Section 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (other than Hedging Obligations and Cash Management Obligations) shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrower.

Section 7.03         Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (v) of Section 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrower and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations (other than Hedging Obligations and Cash Management Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations (other than Hedging Obligations and Cash Management Obligations) which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

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Section 7.04         Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, the Requisite Lenders may, by notice from the Administrative Agent to the Borrower and the Lenders (except if an Event of Termination described in clauses (i) through (v) of Section 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.

Section 7.05         Crediting of Payments and Proceeds. Subject to Section 5.4 of the Collateral Agreement and Article IV of each Mortgage, in the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations (other than Hedging Obligations and Cash Management Obligations) have been accelerated pursuant to this Article VII, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Bank in its capacity as such (ratably among the Administrative Agent and the Issuing Bank in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and ~~L/C~~LC Disbursements (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and ~~L/C~~LC Disbursements and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) and Cash Management Obligations (ratably among the ~~Lenders or their Affiliates~~Secured Parties in proportion to the respective amounts described in this clause Fourth held by them);

Fifth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize any ~~L/C~~LC Exposure then outstanding; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Hedging Obligations and Cash Management Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Secured Hedging Provider, as the case may be. Each Cash Management Bank or Secured Hedging Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII for itself and its Affiliates as if a “Lender” party hereto.

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Section 7.06         Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01         Appointment and Authority. Each of the Lenders and ~~the~~each Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing ~~Bank~~Banks, and neither ~~the Borrower~~Holdings nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Secured Hedging Provider or Cash Management Bank) and the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles VII and IX (including Section 9.03, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02         Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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Section 8.03         Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)                shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of ~~its~~their respective Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Sections 7.02, 7.03 and 7.04) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or ~~the~~an Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Bank pursuant to Section 2.06(k)), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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Section 8.04         Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or ~~the~~an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or ~~the~~such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or ~~the~~such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05         Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.06         Resignation of Administrative Agent.

(a)                The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing ~~Bank~~Banks and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Requisite Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and the Issuing ~~Bank~~Banks, appoint a successor Administrative Agent meeting the qualifications set forth above provided ~~that~~; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)               If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Requisite Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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(c)                With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing ~~Bank~~Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and ~~the~~each Issuing Bank directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this ~~paragraph~~section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this ~~paragraph~~section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its ~~subagents~~sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)               ~~(b)~~ Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and the Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (~~a~~i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (~~b~~ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (~~c~~iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other ~~arrangement~~arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 8.07         Non-Reliance on Administrative Agent and Other Lenders. Each Lender and ~~the~~each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and ~~the~~each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08         No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, Arrangers, or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or ~~the~~an Issuing Bank hereunder.

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Section 8.09         Collateral and Guaranty Matters. ~~The Lenders~~Each of the Lenders (including in its or any Affiliates’ capacities as a Secured Hedging Provider or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion (without notice to, or vote or consent of, any Secured Hedging Provider or Cash Management Bank, in its capacity as such):

(a)                to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the other Secured Parties (whether or not on the date of such release there may be outstanding Hedging Obligations or Cash Management Obligations)~~,~~ under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans and Reimbursement Obligations, payment of all outstanding fees and expenses hereunder, the termination of the Revolving Commitment and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold to a Person other than a Loan Party as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Requisite Lenders;

(b)               to subordinate or release any Lien on any Collateral (whether or not on the date of such subordination or release there may be outstanding Hedging Obligations or Cash Management Obligations) granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and

(c)                to release any ~~guarantor~~Subsidiary Loan Party (whether or not on the date of such release there may be outstanding Hedging Obligations or Cash Management Obligations) from its obligations under the Guaranty Agreement, the Security Documents and any other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any ~~guarantor~~Subsidiary Loan Party from its obligations under the Guaranty Agreement, the Security Documents and the other Loan Documents pursuant to this Section.

Section 8.10         Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Secured Hedging Provider that obtains the benefits of Section 7.05 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as the Administrative Agent or a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Hedging Obligations unless the Administrative Agent has received written notice of such Cash Management Obligations and Hedging Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Secured Hedging Provider, as the case may be.

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ARTICLE IX

MISCELLANEOUS

Section 9.01         Notices.

(a)                Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:                121 South 17th Street
Mattoon, Illinois 61938
Attention: Steve Childers
Telecopy No.: (217) 234-9934
E-mail: steve.childers@consolidated.com

Attention: Matthew Smith
Telecopy No.: (217) 234-9934
E-mail: matthew.smith@consolidated.com

With copies to:                     Schiff Hardin LLP
6600 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606-6473
Attention of: Alexander Young
Telecopy No.: (312) 258-5600
E-mail: ayoung@schiffhardin.com

If to Wells Fargo as

Administrative Agent

or in its capacity as

Issuing Bank:                       Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703
Facsimile No.: (704) 715-0092

With copies to:                    Wells Fargo Bank, National Association
MAC ~~E2616-290~~
~~230 W. Monroe St~~
~~29th Floor, Suite 1250~~
~~Chicago, IL 60606~~
~~Attention of: Siamak Saidi~~
~~Telephone No.: (312) 845-4523~~
~~Telecopy No.: (312) 553-4783McGuireWoods LLP~~
~~201 North Tryon Street, Suite 3000~~D5013-144
301 South College Street
14th Floor

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Charlotte, ~~North Carolina~~ NC 28202
Attention of: ~~Eric L. Burk~~Kieran Mahon
Telephone No.: (704) ~~373-8969~~
~~Telecopy~~715-5575
Email: ~~No.: (444-8826~~
~~E-mail:~~ eburk@mcguirewoods.comKieran.Mahon@wellsfargo.com

If to any Lender: To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)               Electronic Communications. Notices and other communications to the Lenders and the Issuing ~~Bank~~Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or ~~the~~any Issuing Bank pursuant to Article II or III if such Lender or ~~the~~such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided ~~that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient,~~ and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that for both clauses (i) and (ii) if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the office to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)               Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e)                Platform.

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(i)                 Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Banks and the other Lenders by posting the Borrower Materials on the Platform.

(ii)               The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f)                 Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

Section 9.02         Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)                [Intentionally Omitted]

(b)               [Intentionally Omitted]

(c)                amend, modify or waive Section 4.02 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Revolving Lenders would not otherwise be required to do so without the prior written consent of the Requisite Revolving Lenders;

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(d)               extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Sections 7.02, 7.03 or 7.04) or increase the amount of Loans of any Lender without the written consent of such Lender;

(e)                postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) ~~or any scheduled or mandatory reduction of the Revolving Commitment~~ hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(f)                reduce the principal of, or the rate of interest specified herein on, any Loan or reimbursement obligation (pursuant to Section 2.06(e)), or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Requisite Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 2.08(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or reimbursement obligation or to reduce any fee payable hereunder;

(g)                change Section 2.13 or 7.05 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(h)               change Sections 2.05(d) or 2.13(c) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly affected thereby;

(i)                 change any provision of this Section or the definition of “Requisite Lenders” (except as otherwise provided in Section 2.21) or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(j)                 release all of the guarantors or release guarantors comprising substantially all of the credit support for the Obligations, in either case, from the Guaranty Agreement (other than as authorized in Section 8.09), without the written consent of each Lender; or

(k)               release all or a material portion of the Collateral or release any Security Document (other than as authorized in Section 8.09 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by ~~the~~each affected Issuing Bank in addition to the Lenders required above, affect the rights or duties of ~~the~~such Issuing Bank under this Agreement or any ~~Letter of Credit Application~~letter of credit application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; ~~and~~ (iv) each of the Engagement Letter and the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

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In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the then outstanding aggregate principal amount of the Refinanced Term Loans, (b) the weighted average interest margin for such Replacement Term Loans shall not be higher than the weighted average interest rate margin for such Refinanced Term Loans (in each case as reasonably determined by the Administrative Agent in accordance with customary financial practice), (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans in effect immediately prior to such refinancing. Any refinancing of any Class of Term Loans as described above shall be subject to the prepayment provisions of Section 2.05.

Section 9.03         Expenses; Indemnity.

(a)                Costs and Expenses. The Borrower and each other Loan Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by ~~the~~any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or ~~the~~any Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)               Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any subagent thereof), each Lender and ~~the~~each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, penalties (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, penalties (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) arise out of a dispute that is solely between Lenders in their capacities as Lenders (and not in any Lender’s capacity as Administrative Agent, Swingline Lender or Issuing Bank) and not arising out of any act or omission of the Borrower or any of its Subsidiaries or Affiliates or (z) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

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(c)                Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any subagent thereof), ~~the~~any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such subagent), ~~the~~such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such subagent) or ~~the~~such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such subagent) or such Issuing Bank in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(b).

(d)               Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby ~~waive~~waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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(e)                Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f)                 Survival. Each Party’s obligations under this Section shall survive the termination of the Loan Documents and the payment of its obligations hereunder.

Section 9.04         Right of Set Off. If an Event of Default shall have occurred and be continuing, each Lender, ~~the~~each Issuing Bank, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, ~~the~~such Issuing Bank, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Bank or the Swingline Lender, irrespective of whether or not such Lender, ~~the~~such Issuing Bank or ~~the~~such Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender, ~~the~~such Issuing Bank ~~or~~, the Swingline Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender, ~~the~~each Issuing Bank, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, ~~the~~such Issuing Bank, the Swingline Lender or their respective Affiliates may have. Each Lender, ~~the~~such Issuing Bank and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.05         Governing Law; Jurisdiction, Etc.

(a)                Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York.

(b)               Submission to Jurisdiction. The Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

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(c)                Waiver of Venue. The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.06         Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.07         Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.

Section 9.08         Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 9.09         Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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Section 9.10         Successors and Assigns; Participations.

(a)                Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                 Minimum Amounts.

(A)              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans at the time owing to it (in each case with respect to any credit facility provided for hereunder) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)              in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1.0 million, in the case of any assignment in respect of any Revolving Loans or Revolving Commitments, or $1.0 million, in the case of any assignment in respect of any Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that, with respect to any assignment of Term Loans, the Borrower shall be deemed to have given its consent seven (7) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such seventh (7th) Business Day.

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(ii)               Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate classes on a non-pro rata basis.

(iii)             Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)              the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment ~~or~~; (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; or (z) the assignment is made in connection with the primary syndication of the credit facilities and during the period commencing on the Restatement Date and ending on the date that is ninety (90) days following the Restatement Date; provided that, with respect to any assignment of Term Loans, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof; ~~and~~ provided further ~~that the Borrower’s consent shall not be required during the primary syndication;~~

(B)              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) Revolving Loans or Revolving Commitments if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)              the consents of the Issuing ~~Bank~~Banks and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Loans or Revolving Commitments.

(iv)             Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recording fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)               No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)             No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

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(vii)           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing ~~Lenders~~Banks, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c)                Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Incremental Facility Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)               Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing ~~Bank~~Banks, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(c) with respect to payments made by such Lender to its Participant(s).

122

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver ~~or modification~~ described in the first proviso to Section 9.02 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.14, 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.20 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 and Section 7.05 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as ~~an~~a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                Limitations upon Participant Rights~~. A Participant shall not be entitled to receive any greater payment under~~ Sections 2.15 ~~and~~ 2.16 ~~than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Lender organized under the laws of a jurisdiction other than the United States or any state or political subdivision thereof if it were a Lender shall not be entitled to the benefits of~~ Section 2.16 ~~unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with~~ Section 2.16(d) ~~as though it were a Lender.~~[Reserved].

123

(f)                Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)               Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 9.11         Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing ~~Bank agrees~~Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ Related Parties in connection with the credit facility established hereunder, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to Holdings, the Borrower or any of their respective Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on the same terms as provided herein), (b) to the extent requested by or required to be disclosed to, any rating agency or any regulatory or similar authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s, any Issuing Bank’s or any Lender’s regulatory compliance policy if the Administrative Agent, such Issuing Bank or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, such Issuing Bank or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, such Issuing Bank or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement or Cash Management Agreement with a ~~Lender or the Administrative Agent)~~Secured Hedging Provider or Cash Management Bank) or any action or proceeding relating to this Agreement, any other Loan Document or any such Hedging Agreement or Cash Management Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, (ii) any actual or prospective counterparty (or its ~~advisors~~Related Parties) to any swap or derivative transaction ~~relating~~under which payments are to be made by reference to the Borrower and its ~~obligations~~Obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding Holdings and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings or its Subsidiaries or the credit facility established hereby or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility established hereby, (h) with the consent of the Borrower, (i) to ~~Gold Sheets and other similar bank trade publications, such information to consist of~~ deal terms and other information customarily ~~found in such publications~~reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, ~~the~~any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a ~~source other than the Borrower or (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates~~third party that is not, to such Person’s knowledge, subject to confidential obligations to the Borrower or (k) to the extent that such information is independently developed by such Person, or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or ~~the~~any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

124

Section 9.12         Performance of Duties. Each of the Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.

Section 9.13         All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Commitment remains in effect.

Section 9.14         Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

Section 9.15         Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 9.16         Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Requisite Lenders).

125

Section 9.17         Counterparts; Integration; Effectiveness; Electronic Execution.

(a)                Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Banks, the Swingline Lender and/or an Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. ~~In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control;~~ provided ~~that the inclusion of supplemental rights or remedies in favor of~~Except as provided in Section 3 of the Restatement Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent ~~or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof~~and when the Administrative Agent shall have received counterparts of the Restatement Agreement that, when taken together, bear the signatures of each of the other parties to the Restatement Agreement. Delivery of an executed counterpart of a signature page of this Agreement or the Restatement Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement or the Restatement Agreement, as the case may be.

(b)               Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.18         Term of Agreement. This Agreement shall remain in effect from the Restatement Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 9.19         USA Patriot Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies ~~the Borrower and Subsidiaries~~each Loan Party, which information includes the name and address of ~~the Borrower and~~ each ~~Subsidiary~~Loan Party and other information that will allow such Lender to identify ~~the Borrower or such Subsidiary~~each Loan Party in accordance with the Act or such other Anti-Money Laundering Laws.

126

Section 9.20         Independent Effect of CovenantsConflict with Other Loan Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 9.21         Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Restatement Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Restatement Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Restatement Date, reflect the respective Revolving Commitments of the Lenders hereunder. ~~In furtherance of the foregoing, each of the Lenders hereby authorizes the Administrative Agent to enter into the Reaffirmation Agreement on its behalf (such Lender’s signature to this Agreement being conclusive evidence of such authorization).~~

~~[Signature Pages Follow]~~

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.~~

~~CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as Holdings~~

~~By:_________________________________~~
~~Name:______________________________~~
~~Title:________________________________~~

~~CONSOLIDATED COMMUNICATIONS, INC., as Holdings~~

~~By:_________________________________~~
~~Name:______________________________~~
~~Title:________________________________~~

127

~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Bank and Lender~~

~~By:_________________________________~~
~~Name_______________________________~~
~~Title:________________________________~~

128

~~MORGAN STANLEY SENIOR FUNDING, INC., as Lender~~

~~By:_________________________________~~
~~Name_______________________________~~
~~Title:________________________________~~

129

~~MORGAN STANLEY BANK, N.A., as Lender~~

~~By:_________________________________~~

~~Name_______________________________~~

~~Title:________________________________~~

130

~~THE ROYAL BANK OF SCOTLAND PLC, as Lender~~

~~By:_________________________________~~
~~Name_______________________________~~
~~Title:________________________________~~

131

~~[LENDER], as Lender~~

~~By:_________________________________~~
~~Name_______________________________~~
~~Title:________________________________~~

Section 9.22         No Advisory or Fiduciary Responsibility.

(a)               In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)               Each Loan Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of Holdings, the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the credit facilities established hereby) and without any duty to account therefor to any other Lender, the Arrangers, Holdings, the Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from Holdings, the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilities established hereby or otherwise without having to account for the same to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing.

132

Section 9.23         Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[End of Document]

~~1 Conformed for that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 16, 2014.~~

EXHIBIT A

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF BORROWING REQUEST

BORROWING REQUEST

Dated as of: _____________

Wells Fargo Bank, National Association,

   as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Borrowing Request is delivered to you pursuant to Section [2.02][2.04] of the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

1. The Borrower hereby requests that the Lenders make a [Revolving Loan] [a Swingline Loan] [the Initial Term Loan] to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.02 or Section 2.04 of the Credit Agreement.)

2. The Borrower hereby requests that such Loan be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.02 of the Credit Agreement for Revolving Loans or Section 2.04 of the Credit Agreement for Swingline Loans or the Restatement Date for Initial Term Loans.)

3. The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Rate, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBO Rate only)	Termination Date for Interest Period (if applicable)
[Alternate Base Rate or LIBO Rate][1]

4. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

__________________

1 Complete with (i) the Alternate Base Rate or the LIBO Rate for Revolving Loans, or Term Loans (provided that the LIBO Rate shall not be available until three (3) Business Days after the Restatement Date) or (ii) the Alternate Base Rate for Swingline Loans.

IN WITNESS WHEREOF, the undersigned has executed this ~~Notice of~~ Borrowing Request as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower

By:
Name:
Title:

Consolidated Communications, Inc.

Borrowing Request
Signature Page

EXHIBIT B

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto as “Assignees” (collectively, the “Assignees” and each an “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignees, and the Assignees hereby irrevocably purchase and assume from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	[INSERT NAME OF ASSIGNOR]

2. Assignees:	See Schedules attached hereto

3. Borrower:	Consolidated Communications, Inc., an Illinois corporation.

4. Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:	~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013,~~October 5, 2016, by and among Consolidated Communications Holdings, Inc., a Delaware corporation, as ~~Parent Guarantor~~Holdings, Consolidated Communications, Inc., as Borrower, the Lenders party thereto~~,~~ and Wells Fargo Bank, National Association, as ~~administrative agent~~the Administrative Agent (as amended, restated, supplemented or otherwise modified).

6. Assigned Interest:	See Schedules attached hereto

[7. Trade Date:	______________][2]

[Remainder of Page Intentionally Left Blank]

__________________

2 To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

Consolidated Communications, Inc.

Assignment and Assumption
Signature Page

[Consented to and]3 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent [, Issuing Bank and Swingline Lender]

By
Title:

[Consented to:]4

CONSOLIDATED COMMUNICATIONS, INC.,
as Borrower

By
Title:

__________________

[3]	To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Bank is required by the terms of the Credit Agreement. May also use a Master Consent.
[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. May also use a Master Consent.

Consolidated Communications, Inc.

Assignment and Assumption
Signature Page

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned[5]	Aggregate Amount of Commitment/ Loans for all Lenders[6]	Amount of Commitment/ Loans Assigned[7]	Percentage Assigned of Commitment/ Loans[8]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE][9]
[and is an Affiliate/Approved Fund of [identify Lender]10]

By:
Title:

__________________

5 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

6 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 Add additional signature blocks, as needed.

10 Select as applicable.

Consolidated Communications, Inc.

Assignment and Assumption
Signature Page

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignees. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.10(b)(iii), (v) and (vi) of the Credit Agreement (subject to receipt of such consents, if any, as may be required under Section 9.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to ~~[~~Section 4.01(e)(i)~~] [~~Section 5.01~~]~~ thereof, as applicable, and such other documents and information as it deems appropriate to make its own individual credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Lender organized under the laws of a jurisdiction other than the United States of America, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignees for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Dated as of: _____________

The undersigned, on behalf of Consolidated Communications, Inc., an Illinois corporation ( the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 5.01(b) of the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), the Borrower, the financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. I have reviewed the financial statements of Holdings dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of Holdings as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Holdings during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto].

4. The Available Cash, the Cumulative Available Cash, the amount of Subject Payments made and calculations determining such figures are set forth on the attached Schedule 1. Holdings and its Subsidiaries are in compliance with each of the financial ratios and restrictions contained in the Financial Covenants as shown on such Schedule 1.

[Signature Page Follows]

WITNESS the following signatures as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

Consolidated Communications, Inc.

Compliance Certificate
Signature Page

Schedule 1

to

Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]

EXHIBIT D-1

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF INITIAL TERM LOAN NOTE

INITIAL TERM LOAN NOTE

_________, 20___

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal amount of all Initial Term Loans made by the Lender pursuant to that certain ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., ~~as Parent Guarantor~~a Delaware corporation (“Holdings”), the Borrower, the ~~Lenders who are or may become party thereto~~financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Initial Term Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 2.08 of the Credit Agreement. All payments of principal and interest on this Initial Term Loan Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Initial Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Initial Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Initial Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS INITIAL TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Initial Term Loan Note.

IN WITNESS WHEREOF, the undersigned have executed this Initial Term Loan Note under seal as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

Consolidated Communications, Inc.

Initial Term Loan Note
Signature Page

EXHIBIT D-2

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF REVOLVING LOAN NOTE

REVOLVING LOAN NOTE

___________, 20___

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the unpaid principal amount of all Revolving Loans made by the Lender from time to time pursuant to that certain ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., ~~as Parent Guarantor, the~~a Delaware corporation (“Holdings”), Borrower, the ~~Lenders who are or may become party thereto~~financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 2.08 of the Credit Agreement. All payments of principal and interest on this Revolving Loan Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Revolving Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Loan Note.

IN WITNESS WHEREOF, the undersigned have executed this Revolving Loan Note under seal as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

Consolidated Communications, Inc.

Revolving Loan Note
Signature Page

EXHIBIT E-1

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN LENDERS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013 (~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the ~~lenders who are or may become a party thereto, as Lenders,~~financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT E-2

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013 (~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the ~~lenders who are or may become a party thereto, as Lenders,~~financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT E-3

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN PARTICIPANT PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013 (~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the ~~lenders who are or may become a party thereto, as Lenders,~~financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT E-4

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN LENDER PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013 (~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the ~~lenders who are or may become a party thereto, as Lenders,~~financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

EXHIBIT F

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF MORTGAGE

EXHIBIT G

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _____________

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.05(a) of the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [ABR Loans] and/or [Eurodollar Loans]: _______________. (Complete with an amount in accordance with Section 2.05 of the Credit Agreement.)

2. The Loan to be prepaid is a [check each applicable box]

☐ Swingline Loan

☐ Revolving Loan

☐ Term Loan

3. The Borrower shall repay the above-referenced Loans on the following Business Day: _______________. (Complete with a date no earlier than two (2) Business Days subsequent to date of this Notice of Prepayment.)

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned ~~have~~has executed this Notice of Prepayment as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC.

By:
Name:
Title:

Consolidated Communications, Inc.

Notice of Prepayment
Signature Page

EXHIBIT H

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________

Wells Fargo Bank, National Association,

  as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.02(c) of the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

____________________________

ABA Routing Number: _________

Account Number: _____________

2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower

By:
Name:
Title:

Consolidated Communications, Inc.

Notice of Account Designation
Signature Page

EXHIBIT I

to

~~Second~~Third Amended and Restated Credit Agreement

dated as of ~~December 23, 2013~~October 5, 2016

among

Consolidated Communications Holdings, Inc.,
as ~~Parent Guarantor~~Holdings,
Consolidated Communications, Inc.,
as Borrower,
the Lenders party thereto,

as Lenders, and
Wells Fargo Bank, National Association,
as Administrative Agent, Issuing Bank and Swingline Lender

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Wells Fargo Bank, National Association,

  as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 2.03 of the ~~Second~~Third Amended and Restated Credit Agreement dated as of ~~December 23, 2013~~October 5, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Consolidated Communications Holdings, Inc., a Delaware corporation (“Holdings”), Consolidated Communications, Inc., an Illinois corporation (the “Borrower”), the financial institutions holding Loans or Commitments thereunder from time to time (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

1. The Loan to which this Notice relates is a [Revolving Loan] [Term Loan]. (Delete as applicable.)

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐ Converting all or a portion of an ABR Loan into a Eurodollar Loan

(a) The aggregate outstanding principal balance of such Loan is $_______________.

(b) The principal amount of such Loan to be converted is $_______________.

(c) The requested effective date of the conversion of such Loan is _______________.

(d) The requested Interest Period applicable to the converted Loan is _______________.

☐ Converting a portion of Eurodollar Loan into an ABR Loan

(a) The aggregate outstanding principal balance of such Loan is $_______________.

(b) The last day of the current Interest Period for such Loan is _______________.

(c) The principal amount of such Loan to be converted is $_______________.

(d) The requested effective date of the conversion of such Loan is _______________.

☐ Continuing all or a portion of a Eurodollar Loan as a Eurodollar Loan

(a) The aggregate outstanding principal balance of such Loan is $_______________.

(b) The last day of the current Interest Period for such Loan is _______________.

(c) The principal amount of such Loan to be continued is $_______________.

(d) The requested effective date of the continuation of such Loan is _______________.

(e) The requested Interest Period applicable to the continued Loan is _______________.

3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS, INC., as the Borrower

By:
Name:
Title:

Consolidated Communications, Inc.

Notice of Conversion/Continuation
Signature Page

SCHEDULE 1.01(a)

Mortgaged Properties

Owner/Lessee	Street Address	County
Consolidated Communications of Texas Company	321 North First Street, Lufkin, TX 75901	Angelina
Consolidated Communications of Texas Company	110 West Frank Street – a/k/a 202 North Angelina, Lufkin, TX 75904	Angelina
Consolidated Communications of Texas Company	350 South Loop 336 West, Conroe, TX 77304	Montgomery
Consolidated Communications of Texas Company	411 West Phillips Street, Conroe, TX 77301	Montgomery
Consolidated Communications of Texas Company	508 Old Magnolia Drive, Conroe, TX 77304	Montgomery
Consolidated Communications of Fort Bend Company	24403 Roesner Road, Katy, TX 77494	Fort Bend
Consolidated Communications of Fort Bend Company	3426 School Street, Needville, TX 77461	Fort Bend
Consolidated Communications of Fort Bend Company	1400 Avenue A, Katy, TX 77493	Harris
Consolidated Communications of Fort Bend Company	904 Velasco Street, Brookshire, TX 77423	Waller
Consolidated Communications of Pennsylvania Company, LLC	4008 Gibsonia Road, Gibsonia, PA 15044	Allegheny
Consolidated Communications of California Company	8000 Crowder Lane, Elverta, CA	Placer
Consolidated Communications of California Company	114 Vernon Street, Roseville, CA	Placer
Consolidated Communications of California Company	120 Vernon Street, Roseville, CA	Placer
Consolidated Communications of California Company	211 Lincoln Street, Roseville, CA	Placer
Consolidated Communications of California Company	7664 Old Auburn Rd, Citrus Heights, CA	Sacramento
Consolidated Communications of California Company	7656 Old Auburn Rd, Citrus Heights, CA	Sacramento

Owner/Lessee	Street Address	County
Consolidated Communications of California Company	200 Vernon Street, Roseville, CA	Placer
Consolidated Communications Enterprise Services, Inc.	9669 Lackman Road, Lenexa, KS	Johnson
Consolidated Communications of Minnesota Company	215 East Hickory Street, Mankato, MN 56001	Blue Earth
Consolidated Communications of Minnesota Company	221 East Hickory Street, Mankato, MN 56001	Blue Earth
Consolidated Communications of Minnesota Company	2730 Third Avenue Mankato, MN 56001	Blue Earth

SCHEDULE 1.01(b)

Existing Letters of Credit

Issuer Name	Applicant Name	Letter of Credit Number	Expiration Date	Beneficiary Name	Amount
CoBank, ACB	Consolidated Communications, Inc.	00615712	8/11/2017	City of Mankato	$10,000.00
CoBank, ACB	Consolidated Communications, Inc.	00615713	8/11/2017	City of Mankato	$10,000.00
Wells Fargo Bank, National Association	Consolidated Communications, Inc.	IS0139765U	12/31/2017	The Travelers Indemnity Company	$1,610,565.00

SCHEDULE 3.02(c)

Non-Contravention

None.

SCHEDULE 3.03

Government Approval, Regulation, etc.

1.	To the extent that the exercise of the Secured Parties’ rights under the Collateral Agreement may constitute a de jure or de facto assignment of Special Property (as defined in the Collateral Agreement) or a transfer of de jure or de facto control of the owner of (i) Special Property, or (ii) any other license, authorization or permit issued by the Federal Communications Commission, the CPUC, the MNPUC, the PAPUC, and the PUCT and/or the ICC, the approval of the Federal Communications Commission, the CPUC, the MNPUC, the PAPUC, the PUCT and/or the ICC may be required in connection therewith. Furthermore, in the State of Illinois, certificates of public convenience and necessity and certificates of service authority issued by the ICC to a telecommunications carrier cannot be “transferred” or “assigned”, but rather in connection with a sale of the business or assets of such telecommunications carrier to a third party, the third party must apply to the ICC, and qualify, for a new certificate of authority issued in its own name.

SCHEDULE 3.05(b)

Other Liabilities

1.	None, other than what has been provided in the disclosures on the most recently filed Consolidated Communications Holdings, Inc. 10-Q for the period ending June 30, 2016.

SCHEDULE 3.07

Litigation

None.

SCHEDULE 3.08

Compliance with Laws and Agreements

None.

SCHEDULE 3.09

Subsidiaries

Company	Type of Organization	Record Owner	Ownership Percentage
Consolidated Communications, Inc.	Illinois corporation	Consolidated Communications Holdings, Inc.	100% ownership
Consolidated Communications Enterprise Services, Inc.	Delaware corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications Services Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Fort Bend Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Texas Company	Texas corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Illinois (f/k/a Illinois Consolidated Telephone Company)*	Illinois corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Pennsylvania Company, LLC	Delaware limited liability company	Consolidated Communications Enterprise Services, Inc.	100% ownership
East Texas Fiber Line Incorporated*	Texas corporation	Consolidated Communications Enterprise Services, Inc.	63% ownership
Consolidated Communications of California Company (f/k/a SureWest Telephone)	California corporation	Consolidated Communications, Inc.	100% ownership
Crystal Communications, Inc.	Minnesota corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Minnesota Company (f/k/a Mankato Citizens Telephone Company)	Minnesota corporation	Consolidated Communications, Inc.	100% ownership
Consolidated Communications of Mid-Comm. Company (f/k/a/ Mid-Communications, Inc.)	Minnesota corporation	Consolidated Communications, Inc.	100% ownership
IdeaOne Telecom, Inc.	Minnesota corporation	Consolidated Communications, Inc.	100% ownership
Enventis Telecom, Inc.	Minnesota corporation	Consolidated Communications, Inc.	100% ownership

* Not a Loan Party

Other Equity Investments

See Schedule 6.04

SCHEDULE 3.10(b)

Leased and Owned Real Property

See Attached

Owned Real Property Located in Texas

Property Name	Address	Operating Company
Lufkin Area
Warehouse/Plant	215 N. First Street - aka 204 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
IT Building	110 W. Frank Street - aka 202 N. Angelina, Lufkin, TX	Consolidated Communications of Texas Company
Business Office[1]	321 N. First Street, Lufkin, TX and 207 N. First Street, Lufkin, TX	Consolidated Communications of Texas Company
Construction	520 N. Angelina; Lufkin, TX	Consolidated Communications of Texas Company
Warehouse Parking	414 N. Angelina, Lufkin, TX and Alley, lying behind 414 N. Angelina with no street frontage	Consolidated Communications of Texas Company
Remote Sites
Alco Road	Hwy 103E to Alco Church Rd, bldg located NW corner of this intersection	Consolidated Communications of Texas Company
Alto	203 Cooper St., Alto, Texas	Consolidated Communications of Texas Company
Apple Springs[1]	Hwy 94W to Apple Springs, Tex, bldg on R at city limits	Consolidated Communications of Texas Company
Beulah	FM58S, R on FM1818, bldg 1.9 miles on L	Consolidated Communications of Texas Company
Blackburn Switch	Hwy 103W, R on Blackburn Switch Rd, bldg 2/10 mile on L	Consolidated Communications of Texas Company
Brookhollow	1201 Live Oak, Lufkin, Texas 75904	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Burke	Hwy59S, R on John Means Rd, bldg 1/10 mile on R	Consolidated Communications of Texas Company
Central	Hwy69N, R on FM843, L on 1st road on L, bldg on L	Consolidated Communications of Texas Company
Centralia	Hwy 94W to Apple Springs, Tex, R on FM 357N, 5.1 miles, bldg on L	Consolidated Communications of Texas Company
Crown Colony	5413 Champions Dr, Lufkin Texas 75901	Consolidated Communications of Texas Company
Davisville Rd.	Hwy 59N, R on FM352, R on FM2021, bldg 1/10 mile on R beside cell tower site	Consolidated Communications of Texas Company
Diboll	400 Thompson, Diboll Texas 75941	Consolidated Communications of Texas Company
Etoile[1]	Hwy 103E to Etoile, Texas, bldg on L across from FM 226S intersection	Consolidated Communications of Texas Company
Fairview	FM58S, R on FM2108, R on FM 1819, bldg 2/10 mile on R	Consolidated Communications of Texas Company
FM 58 - Parkman St.	350 Parkman, Lufkin Texas	Consolidated Communications of Texas Company
FM 706 @ Hwy 69	Hwy 69N, bldg located on SW corner of FM 706 and Hwy 69 intersection	Consolidated Communications of Texas Company
Fuller Springs[1]	Hwy 69S, bldg located on NE corner of FM841 and Hwy69S intersection	Consolidated Communications of Texas Company
Harbuck	1206 Harbuck, Lufkin, Texas	Consolidated Communications of Texas Company
Herty	3110 Paul, Lufkin Texas 75901	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Hwy. 103 East	Hwy103E, L on Golf Course Rd, bldg 1/10 mile on L	Consolidated Communications of Texas Company
Hwy. 7 West	Hwy 103E, R on 1819, R on Hwy 7, bldg on SE corner of this intersection	Consolidated Communications of Texas Company
Hwy. 94 West	Hwy 94, bldg 1/10 mile W of FM 3258 intersection	Consolidated Communications of Texas Company
Hudson	Hwy 94W, L on 1194S, bldg 2/10 mile on L	Consolidated Communications of Texas Company
Largent	602 Largent, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Linwood - Hwy 21 N	From Alto take Hwy 21E, L on FM241, bldg 1/10 mile on left	Consolidated Communications of Texas Company
Lotus Lane	5017 Lotus Lane, Lufkin, Texas 75904	Consolidated Communications of Texas Company
Marion’s Ferry	Hwy 103E, bldg located 1/10 mile E of FM1669N (Marion Ferry Rd) intersection	Consolidated Communications of Texas Company
Oliver’s Store- FM706[2]	Hwy 103W, L on 1194S, bldg 2/10 mile on R	Consolidated Communications of Texas Company
Peavy Switch	Hwy 94W, L on 1194S, bldg located 1.7 miles past FM1271 intersection	Consolidated Communications of Texas Company
Pollock - Hwy69 / Hwy7[2]	Hwy 69N, bldg located 1/10 mile E of Hwy 7 intersection with 69N	Consolidated Communications of Texas Company
Post Oak Road	Hwy 94W, L on FM1194S, L on FM1271, bldg located 1.9 miles on R	Consolidated Communications of Texas Company
Redland	Hwy69N, L on Redland Church Rd, R on Winston Rd, bldg on immediate R	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Redlawn - Hwy 69 N	From Alto, Hwy69N, R on CR2436, bldg on immediate L	Consolidated Communications of Texas Company
South First	1905 South First, Lufkin, Texas	Consolidated Communications of Texas Company
Wakefield	Hwy59S, R on FM357, bldg 1.7 miles on R	Consolidated Communications of Texas Company
Paul	1922 Paul Ave, Lufkin, Texas	Consolidated Communications of Texas Company
Benton	3201 Benton Dr, Lufkin, Texas	Consolidated Communications of Texas Company
Wells	10057 FM 1911 South, Wells, Texas	Consolidated Communications of Texas Company
Wells[2]	101 6th Street, Wells Texas	Consolidated Communications of Texas Company
Katy Area
Parking Lot	Parcel 100, Sec 3 - Roesner Rd - Land Only	Consolidated Communications of Fort Bend Company
Waddell	Waddell CO Bldg - 24403 Roesner Rd	Consolidated Communications of Fort Bend Company
Construction Parking	Roesner Rd	Consolidated Communications of Fort Bend Company
Katy CO	1400 Avenue A, Katy, TX 77493	Consolidated Communications of Fort Bend Company
Katy CO	6229 North Westheimer Lake Dr, Katy, TX 77494	Consolidated Communications of Fort Bend Company

Property Name	Address	Operating Company
Katy CO	22901 Franz Rd, Katy, TX	Consolidated Communications of Fort Bend Company
Katy CO	1397 East Ave, Katy, TX 77493	Consolidated Communications of Fort Bend Company
Katy CO	3426 School St, Needville	Consolidated Communications of Fort Bend Company
Remote Sites
Beasley	118 N Fourth Street, Beasley, Texas 77417	Consolidated Communications of Fort Bend Company
Brookshire	904 Velasco, Brookshire, Texas 77423	Consolidated Communications of Fort Bend Company
Cinco Hut #1	2250 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Cinco Hut #2	4103 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Cinco Hut #3	24531 Cinco Ranch Blvd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Damon	518 Mulcahy, Damon, Texas 77430	Consolidated Communications of Fort Bend Company
Fairchild	8817 Fairchild Rd, Fairchild, Texas 77469	Consolidated Communications of Fort Bend Company
Grand Lakes Hut	5304 S Peek Rd, Katy, Texas 77494	Consolidated Communications of Fort Bend Company
Guy	12980 Dannhaus Rd, Needville, Texas 77461	Consolidated Communications of Fort Bend Company

Property Name	Address	Operating Company
Needville	9241 Church Street, Needville, Texas	Consolidated Communications of Fort Bend Company
Pattison	3724 Avenue E Pattison, Texas 77423	Consolidated Communications of Fort Bend Company
Pecan Bend	22315 FM 762, Damon, Texas 77430	Consolidated Communications of Fort Bend Company
Seven Meadows	5803 Katy Gaston Rd, Katy, Texas 77493	Consolidated Communications of Fort Bend Company
Williamsburg	22901 Franz Rd, Katy, Texas 77450	Consolidated Communications of Fort Bend Company
Conroe Area
Conroe Business Office	350 S. Loop 336 W., Conroe, TX	Consolidated Communications of Texas Company
Riverpointe Remote	350-A, Loop W. 336	Consolidated Communications of Texas Company
Conroe CO	411 W. Phillips Street	Consolidated Communications of Texas Company
Conroe Plant	508 Old Magnolia Drive	Consolidated Communications of Texas Company
Conroe Remote	2505 N. Frazier	Consolidated Communications of Texas Company
Remote Sites
Airport	#1 Pozos, Conroe, Texas 77303	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Alden Bridge	7401 Alden Bridge, The Woodlands, Texas	Consolidated Communications of Texas Company
Artesian Oaks	195 Pinewood Dr., Conroe, Texas 77304	Consolidated Communications of Texas Company
Bentwater	#1 Bentwater Bay Rd, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Cape Conroe	#10 Cape Conroe Dr, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Carriage Hills	2410 Hollow Brook, Conroe, Texas	Consolidated Communications of Texas Company
Cattail Park	9310 Cattail Park, The Woodlands, Texas	Consolidated Communications of Texas Company
Conroe North	2505A N Frazier, Conroe, Texas	Consolidated Communications of Texas Company
Crieghton Ridge	101A Creighton Ridge, Conroe, Texas	Consolidated Communications of Texas Company
Crestwood Farms	628A Mohawk Drive, Conroe, Texas	Consolidated Communications of Texas Company
Cut-n-Shoot	14610 Millmac Rd, Cut and Shoot, Texas 77303	Consolidated Communications of Texas Company
Delago	42A Del Lago Blvd, Montgomery, Texas	Consolidated Communications of Texas Company
Davis	401 W. Davis, Conroe, TX 77301	Consolidated Communications of Texas Company
Dobbin	72 North FM 1486, Montgomery, Texas 77316	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
FM 1485	11461 E. Old Hwy 105, Conroe, Texas 77304	Consolidated Communications of Texas Company
FM 2854	#1 Oak Lawn Estates, Conroe, Texas	Consolidated Communications of Texas Company
Foster Drive	100 Foster Drive, Conroe, Texas 77301	Consolidated Communications of Texas Company
Four Corners[2]	12252 FM 3083, Conroe, Texas	Consolidated Communications of Texas Company
Gosling	7598 Gosling Rd, The Woodlands, Texas 77382	Consolidated Communications of Texas Company
Grand Lakes[2]	8825 Grand Lakes, Conroe, Texas	Consolidated Communications of Texas Company
Grangerland	1260 Wiggins Rd, Conroe, Texas 77302	Consolidated Communications of Texas Company
Hawthorne	1585 Hawthorne, Conroe, Texas	Consolidated Communications of Texas Company
Highland Hollow	100 Highland Hollow, Conroe, Texas	Consolidated Communications of Texas Company
Hwy. 242	5103 Hwy 242, The Woodlands, Texas	Consolidated Communications of Texas Company
Irongate	903 FM1486 South, Montgomery, Texas 77316	Consolidated Communications of Texas Company
Kendale Green	7411 Kendall Green Dr, The Woodlands, Texas	Consolidated Communications of Texas Company
Lake Conroe	527 Mohawk Bend Dr, Conroe, Texas	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Lakewood[2]	15340 Lake Lamond St., Conroe, Texas 77384	Consolidated Communications of Texas Company
Longmire	6995 Longmire Rd, Conroe, Texas	Consolidated Communications of Texas Company
McCaleb Road	185A Copeland Chapel Cem Road, Conroe, Texas	Consolidated Communications of Texas Company
Montgomery	301 Liberty, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Needham Road	5009 Needham Rd, Conroe, Texas	Consolidated Communications of Texas Company
Powell[1,2]	7391 E Capstone Circle, The Woodlands, Texas	Consolidated Communications of Texas Company
Research Forest[2]	6600 Research Forest Dr, The Woodlands, Texas	Consolidated Communications of Texas Company
Riverbrook	105 Sherbrook Drive, Conroe, Texas	Consolidated Communications of Texas Company
River Plantation	176A Stonewall Jackson Drive, Conroe, Texas	Consolidated Communications of Texas Company
Rivershire[2]	902 Gladstell Street, Conroe, Texas[1,3]	Consolidated Communications of Texas Company
Sendera Ranch	6418A Ranch Park Dr, Conroe, Texas	Consolidated Communications of Texas Company
Shennadoah[1]	9078 Ed English Lane, Conroe, Texas	Consolidated Communications of Texas Company
Stubblefield	100 Forest Service 204 Road, Texas	Consolidated Communications of Texas Company

Property Name	Address	Operating Company
Texaba	33A Willis-Waukegan, Conroe, Texas 77303	Consolidated Communications of Texas Company
Walden	12508 Walden Rd, Montgomery, Texas 77356	Consolidated Communications of Texas Company
Westview	2200 Westview, Conroe, Texas 77304	Consolidated Communications of Texas Company
Westwood	410 Macintosh Dr, Conroe, Texas	Consolidated Communications of Texas Company
Wier Road (Old 105)	17000 Old Hwy 105/Wier Rd, Cut and Shoot, Texas 77306	Consolidated Communications of Texas Company
Windsor Hills	97 Windsor Hill Dr, Conroe, Texas 77304	Consolidated Communications of Texas Company
Woodlands High Sch.[2]	6191 Research Forest Dr, The Woodlands, Texas	Consolidated Communications of Texas Company

Notes

1.	This property or a portion thereof or an easement thereon was granted to a company which, by operation of a merger, is now known as TXU Investment Company, a company that is currently not affiliated with the Loan Parties. Consolidated Communications of Texas Company or an affiliate thereof currently has use and possession of these parcels of property.

2.	TXU Communications, an assumed name, was named as grantee on one or more deeds or easements relating to this property. Companies may not be deeded property under an assumed name in the State of Texas.

Owned Real Property Located in Pennsylvania

Property Name	Address	Operating Company
Gibsonia Headquarters Complex	4008 Gibsonia Road, Gibsonia, PA 15044	Consolidated Communications of Pennsylvania Company, LLC
Wexford C.O.	150 Wexford-Bayne Road	Consolidated Communications of Pennsylvania Company, LLC
Curtisville C.O.	Bessemer & 38 Hill Street, Tarentum, PA 15084	Consolidated Communications of Pennsylvania Company, LLC
Gallagher Hill Remote	201 Freeport Road, Natrona, PA 15065	Consolidated Communications of Pennsylvania Company, LLC
Cooperstown C.O.	11194 Pittsburgh Road, Valencia, PA 16059	Consolidated Communications of Pennsylvania Company, LLC
Criders Corners C.O.	6517 Mars Road, Cranberry Township, PA 16066	Consolidated Communications of Pennsylvania Company, LLC
Mars C.O.	128 Irvine Street, Mars, PA 16046	Consolidated Communications of Pennsylvania Company, LLC
Saxonburg C.O.	105 West Main Street, Saxonburg, PA 16056	Consolidated Communications of Pennsylvania Company, LLC
Sarver C.O.	407 Sarver Road, Sarver, PA 16055	Consolidated Communications of Pennsylvania Company, LLC
Freeport C.O.	305 6th Street, Freeport, PA 16229	Consolidated Communications of Pennsylvania Company, LLC

Owned Real Property Located in California and Kansas

Property Description	Address	Operating Company
Switching and Offices	114 and 200 Vernon St. Roseville, CA 95678	Consolidated Communications of California Company
Museum	106 Vernon St. Roseville, CA 95678	Consolidated Communications of California Company
Tower and Switching Center	8000 Crowder Lane Roseville, CA 95747	Consolidated Communications of California Company
Switching Center	8430 Barton Rd. Roseville, CA 95746	Consolidated Communications of California Company
Switching Facilities and Offices	211, 216, 218 and 224 Lincoln St. Roseville, CA 95678	Consolidated Communications of California Company
Offices and Warehouse	7656 and 7664 Old Auburn Rd. Citrus Heights, CA 95610	Consolidated Communications of California Company
Telephone Office	308 U St. Sacramento, CA 95818	Consolidated Communications of California Company
Remote Site	7900 Lichen Dr. Citrus Heights, CA 95621	Consolidated Communications of California Company
Remote Site	4551 Antelope Road Antelope, CA 95843	Consolidated Communications of California Company
Remote Site	1900 Eureka Rd Roseville, CA 95661	Consolidated Communications of California Company
Remote Site	1200 Junction Blvd Roseville, CA 95678	Consolidated Communications of California Company
Remote Site	850 Cirby Way Roseville, CA 95661	Consolidated Communications of California Company

Property Description	Address	Operating Company
Remote Site	7972 Arcadia Drive Citrus Heights, CA 95610	Consolidated Communications of California Company
Remote Site	4650 E Roseville PKWY Roseville, CA 95746	Consolidated Communications of California Company
Remote Site	8120 Palmerson Drive Antelope, CA 95843	Consolidated Communications of California Company
Remote Site	3098 Taylor Rd Roseville, CA 95678	Consolidated Communications of California Company
Remote Site	1599 Eureka Rd Roseville, CA 95661	Consolidated Communications of California Company
Remote Site	3001 Pleasant Grove Rd Roseville, CA 95747	Consolidated Communications of California Company
Remote Site	7920 Antelope North Rd Antelope, CA 95843	Consolidated Communications of California Company
Remote Site	7040 Del Webb Blvd Roseville, CA 95747	Consolidated Communications of California Company
Remote Site	9275 Woodcreek Oaks Blvd Roseville, CA 95747	Consolidated Communications of California Company
Remote Site	8580 Padre Court Granite Bay, CA 95746	Consolidated Communications of California Company
Remote Site	6801 Lone Tree Blvd Rocklin, CA 95765	Consolidated Communications of California Company
Remote Site	Alexandra Road, Roseville, CA 95747	Consolidated Communications of California Company
Remote Site	1171 Harding Blvd Roseville, CA 95678	Consolidated Communications of California Company

Property Description	Address	Operating Company
Offices and Equipment	9669 Lackman Lenexa, KS 66219	Consolidated Communications Enterprise Services, Inc.

Owned Real Property Located in Minnesota

Property Description	Address	Operating Company
Remote Site	21116 Bagley Avenue , Faribault, MN 55021	Consolidated Communications of Minnesota Company
Remote Site	1040 26th Place NW, Owatonna, MN 55060	Consolidated Communications of Minnesota Company
Remote Site	3050 130th Street West, East Chaska, MN 55318	Consolidated Communications of Minnesota Company
Remote Site	300 Creek Lane N., Jordan, MN 55352	Consolidated Communications of Minnesota Company
Remote Site	101 Aspen Ln N , Belle Plaine, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	314 2nd St., Lehillier, MN 56001	Consolidated Communications of Minnesota Company
Offices and Equipment	215 East Hickory Street, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Offices and Equipment	221 East Hickory Street, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	202 East Jackson St., Mankato, MN 56001	Consolidated Communications of Minnesota Company

Property Description	Address	Operating Company
Remote Site	1929 Lee Blvd., Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	1851 Adams Street, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	1701 Augusta Drive, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	251 Bunting Lane, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	580 Industrial Road, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	243 Moreland Ave., Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	Mable Street, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	SE Corner Hwy 169 & 60, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	100 Viking Dr., Mankato, MN 56001	Consolidated Communications of Minnesota Company
Warehouse	Warehouse 2730 3rd Avenue, Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	1428 2nd St (AC23), Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	2901 N Airport Rd (AC29)Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	586th Ave at Hoffman Rd (AC52), Mankato, MN 56001	Consolidated Communications of Minnesota Company

Property Description	Address	Operating Company
Remote Site	1020 Marsh St (AC40), Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	SE Corner Hwy 169 & 60; 53948 207th Military Rd., Mankato, MN 56001	Consolidated Communications of Minnesota Company
Remote Site	Valley Port Authority, 2003 Carlson Dr., Mankato, MN 56003	Consolidated Communications of Minnesota Company
Remote Site	308 Garfield Ave (AC10) , Mankato, MN 56003	Consolidated Communications of Minnesota Company
Remote Site	Randalls Addition, 150 Pearl St., Amboy, MN 5601	Consolidated Communications of Minnesota Company
Remote Site	110 Agency St., Eagle Lake, MN 56024	Consolidated Communications of Minnesota Company
Remote Site	115 Jackson St. N., Garden City, MN 56034	Consolidated Communications of Minnesota Company
Remote Site	101 Hubbell St. S., Good, MN 56037	Consolidated Communications of Minnesota Company
Remote Site	112 Humphrey St. E., Lake Crystal, MN 56055	Consolidated Communications of Minnesota Company
Remote Site	504 Boright St., LeSueur, MN 56058	Consolidated Communications of Minnesota Company
Remote Site	608 Chestnut Ave., Madison, MN 56063	Consolidated Communications of Minnesota Company
Remote Site	103 2nd Ave. NE, Mapleton, MN 56065	Consolidated Communications of Minnesota Company
Remote Site	111 S. Birch, New, MN 56072	Consolidated Communications of Minnesota Company

Property Description	Address	Operating Company
Remote Site	Original Town, Lot 6, Block 3; 50688 State Hyw 68 Lake Crystal, Cambria, MN 56073	Consolidated Communications of Minnesota Company
Remote Site	319 2nd Ave., Pemberton, MN 56078	Consolidated Communications of Minnesota Company
Remote Site	201 Mill St., St. Clair, MN 56080	Consolidated Communications of Minnesota Company
Remote Site	1724 W. Jefferson Avenue, St. Peter, MN 56082	Consolidated Communications of Minnesota Company
Remote Site	102½ Main St., Vernon, MN 56090	Consolidated Communications of Minnesota Company
Remote Site	1425 2nd Street SE, Waseca, MN 56093	Consolidated Communications of Minnesota Company

Owned Real Property Located in North Dakota

Property Description	Address	Operating Company
Central Office	3239 39th St. SW,, Fargo, ND 58104	Consolidated Communications of Minnesota Company

Leased Property Located in Illinois

Type of Asset	Location	Name of Lessor	Description
Office	Mattoon, IL	Latel, LLC	Corporate Office
Office	Taylorville, IL	Latel, LLC	Operations – CO
Office –Warehouse Office	Mattoon, IL Mattoon, IL	Latel, LLC First Mid IL Bank & Trust	Office and Warehouse Retail Office

Leased Property Located in Texas

Type of Lease	Lessor	Tenant	Address
OFFICE SPACE	TEXAS TOWER LIMITED	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	600 TRAVIS STREET, SUITE 1955 HOUSTON, TX 77002
OFFICE SPACE	UNITED BUILDING MANAGEMENT	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	14180 DALLAS PARKWAY DALLAS, TX 75201
OFFICE SPACE	DOROTHY SMITH	CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY	421 S. 8TH STREET WACO, TX 76710
PARKING LOT	JAMES L LOOMER	CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY	E. BREMOND AND N. ANGELINA LUFKIN, TX 75904
OFFICE SPACE	ATRIUM BUILDING LTD	EAST TEXAS FIBER LINE INCORPORATED	119 WEST TYLER STREET LONGVIEW, TX
OFFICE SPACE	HINES INTEREST LIMITED PARTNERSHIP	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	777 WALKER, CONCOURSE LEVEL HOUSTON, TX 77002
OFFICE SPACE	DREW STACK MANAGEMENT CORP., INC. (HOMELAND PROPERTY)	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	1114 SAM HOUSTON AVENUE, HUNTSVILLE, TX 77340
OFFICE SPACE	DALLAS EXCHANGE, LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	400 S. AKARD, SUITE 701 & 702, DALLAS, TX. 75201
OFFICE SPACE	DALLAS EXCHANGE, LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	400 S. AKARD MEET ME ROOM B-1 LEVEL DALLAS, TX 75201

Type of Lease	Lessor	Tenant	Address
OFFICE SPACE	PLAZA TOWER LTD	CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC.	909 ESE LOOP 323, SUITE 650 TYLER, TX 75701
PHONE STORE	DBSI-DISCOVERY REAL ESTATE SERVICES, LLC	CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY	2001 KATY MILLS BLVD SUITE M KATY, TX 77494

Leased Property Located in Pennsylvania

Type of Lease	Lessor	Tenant	Address
Office Space	Spruce Street Properties, Ltd.	Consolidated Communications Enterprise Services, Inc.	The Pittsburgh Technology Center, 322 Fourth Avenue, Suite 100 Pittsburgh, PA 15222
Office Space	Spectra Development Company	Consolidated Communications Enterprise Services, Inc.	2591 Wexford-Bayne Road, Suite 400 Sewickley, PA 15143
Office Space	Spectra Development Company	Consolidated Communications Enterprise Services, Inc.	2593 Wexford-Bayne Road, Suite 201 Sewickley, PA 15143
Office Space	Spruce Street Properties, Ltd.	Consolidated Communications Enterprise Services, Inc.	The Pittsburgh Technology Center, 322 Fourth Avenue, Suite 200 Pittsburgh, PA 15222

Type of Lease	Lessor	Tenant	Address
Land (Remote Equipment Buildings)	Spagnolo Builders, Inc.	Consolidated Communications of Pennsylvania Company, LLC	Villa of North Park Babcock Boulevard McCandless Township, PA
Land (Remote Equipment Buildings)	James A. West	Consolidated Communications of Pennsylvania Company, LLC	Hickory Hills McCandless Township, PA
Land (Remote Equipment Buildings)	Three North Development Group	Consolidated Communications of Pennsylvania Company, LLC	Karrington Woods McCandless Township, PA

Leased Property Located in California and Kansas

Type of Lease	Lessor	Tenant	Address
Central Office	Storguard Development	Consolidated Communications of California Company	9674 Marion Ridge Kansas City, KS
Office Space	Kansas Industrial No.1	Consolidated Communications of California Company	14865 West 95th St Lenexa, KS
Warehouse	Northwestern Mutual Life Insurance Co	Consolidated Communications of California Company	9701 Lackman Kansas City, KS
Central Office	MP 242, LLC	Consolidated Communications of California Company	5411 Luce Ave McClellan, CA
Office	DS Town and Country	Consolidated Communications of California Company	2805 Marconi Ave Sacramento, CA

Type of Lease	Lessor	Tenant	Address
Data Center	County of Sacramento	Consolidated Communications of California Company	5115 Arnold Ave McClellan, CA
Warehouse	JMVZ Enterprise	Consolidated Communications of California Company	9766 Waterman Rd Elk Grove, CA
Hub	Ochoyuno Investment Co	Consolidated Communications of California Company	1318 Fulton Ave Sacramento, CA
Hub	Gregory Partners	Consolidated Communications of California Company	3278 Northgate Blvd Sacramento, CA

Leased Property Located in Minnesota

Type of Lease	Lessor	Tenant	Address
Offices	Northwest Properties Realty Corp	Consolidated Communications of Minnesota Company	2950 Xenium Lane North #138, Plymouth, MN 55441
Offices	AM Anderson Properties LC	Consolidated Communications of Minnesota Company	2859 & 1961 99th St., Urbandale, IA 50322
Warehouse	The FlynCo Company	Consolidated Communications of Minnesota Company	4206 Enterprise Circle, Duluth, MN 55811
Office	Golden Eagles	Consolidated Communications of Minnesota Company	4041 28th St. NM, Suite 200, Rochester, MN 55901
POP	I-35 Development Company	Consolidated Communications of Minnesota Company	1600 Blake Ave., Albert Lea, MN 55705

Type of Lease	Lessor	Tenant	Address
POP	Austin Professional Center	Consolidated Communications of Minnesota Company	308 4th Ave., NW, Austin, MN 55912
Qwest CO	CenturyLink	Consolidated Communications of Minnesota Company	402 S. 7th St., Brainerd, MN 56401
POP, ISP Room, Switch	Minnesota Power	Consolidated Communications of Minnesota Company	30 W. Superior St., Duluth MN 55802
AT&T	AT&T	Consolidated Communications of Minnesota Company	314 W. First St., Duluth, MN 55802
Qwest Lease	CenturyLink	Consolidated Communications of Minnesota Company	322 First St., Culuth, MN 55802
Ameritech Colloc	Ameritech Corp	Consolidated Communications of Minnesota Company	304 S. Dewey st., EAU Claire, WI 54701
Data Center	7700 France Ave, LLC	Consolidated Communications of Minnesota Company	7700 France Ave., Edina, MN 55435
POP	Pilot Knob Properties LLC	Consolidated Communications of Minnesota Company	5457 212th St., Farmington, MN 55024
Qwest Lease	CenturyLink	Consolidated Communications of Minnesota Company	409 N 1st Ave., Fargo, ND 58102
Qwest Lease	CenturyLink	Consolidated Communications of Minnesota Company	710 N. Medelssohn Ave., Golden Valley, MN 55427
Qwest Colo	CenturyLink	Consolidated Communications of Minnesota Company	501 NW 2nd Ave., Grand Rapids, MN 55744

Type of Lease	Lessor	Tenant	Address
Racks	Cologix	Consolidated Communications of Minnesota Company	511 11th Ave. South, Minneapolis, MN
Qwest CO	CenturyLink	Consolidated Communications of Minnesota Company	200 S. 5th St., Minneapolis, MN 55402
Qwest Lease	CenturyLink	Consolidated Communications of Minnesota Company	250 Marguette Ave., Minneapolis, MN 55401
Tri Tech	DCI Minneapolis Venture LLC	Consolidated Communications of Minnesota Company	331 S. 2nd St., Minneapolis, MN 55401
Plymouth CO	St. Paul Fire and Marine	Consolidated Communications of Minnesota Company	4120 Fernbrook Ln, Plymouth, MN 55446
Eden Prairie CO	CenturyLink	Consolidated Communications of Minnesota Company	10001 W. 78th St., Eden Prairie, MN 55334
Normandale CO	McLeodUSA	Consolidated Communications of Minnesota Company	4151 W. 84th St., Bloomington, MN 55437
Hopkins CO	CenturyLink	Consolidated Communications of Minnesota Company	10 N. 11th, Hopkins, MN 55343
Burnsville CO	CenturyLink	Consolidated Communications of Minnesota Company	2120 W. Williams Dr., Burnsville, MN 55337
Midwest Wireless	Verizon Wireless	Consolidated Communications of Minnesota Company	1015 NW 26th Place, Qwatonna, MN
Qwest Colloc	CenturyLink	Consolidated Communications of Minnesota Company	122 Mill St., W, Owantonna, MN

Type of Lease	Lessor	Tenant	Address
Qwest Colloc	CenturyLink	Consolidated Communications of Minnesota Company	418 W. 4th St., Redwing, MN
Qwest Colloc	CenturyLink	Consolidated Communications of Minnesota Company	320 SW 2nd, Rochester, MN 55902
Zumbro Place	Ragan Mattison Properties	Consolidated Communications of Minnesota Company	470 Crossroads Dr., SW, Rochester, MN 55902
Holiday Inn	SSA LLC	Consolidated Communications of Minnesota Company	220 S. Broadway, Rochester, MN 55902
Corp Center Bldg	The Corporate Center	Consolidated Communications of Minnesota Company	26 N. 6th Ave., St. Cloud, MN 56303
Qwest Colloc	CenturyLink	Consolidated Communications of Minnesota Company	22 N. 6th Ave., St. Cloud, MN 56303
AT&T CO	AT&T	Consolidated Communications of Minnesota Company	795 Jefferson Ave., St. Paul, MN 55102
Market St. CO	CenturyLink	Consolidated Communications of Minnesota Company	70 West 4th St. St. Paul, MN
Sprint CO	Sprint	Consolidated Communications of Minnesota Company	847 Earl St., St. Pail, MN 55106
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	125 S. Dakota Ave., Sioux Falls, SD 57104
Bd. Of Trade	Mahan Rental Properties	Consolidated Communications of Minnesota Company	1507 Tower Ave., Superior, WI 54880

Type of Lease	Lessor	Tenant	Address
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	328 S. 2nd St., Virginia, MN 55792
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	402 Jefferson Street S. Wadena, MN 56482
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	220 11th Street, Windom, MN 56101
Riverfront	Riverfront Partnership LP	Consolidated Communications of Minnesota Company	111 Riverfront Dr., Winona, MN 55987
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	128 W 3rd St., Winona, MN 55987
Minneapolis Switch	DCI Minneapolis Venture LLC	Consolidated Communications of Minnesota Company	331 Second Avenue Minneapolis, MN
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	2340 Old Shakopee Rd Bloomington, MN
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	400 W 98th St, Bloomington, MN
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	2120 W County Rd 34, Burnsville, MN
Qwest Colloc	Centurylink	Consolidated Communications of Minnesota Company	4700 Welcome Ave, Crystal, MN
West St. Paul Collocation	Centurylink	Consolidated Communications of Minnesota Company	330 Lothenbach, West St. Paul, MN

Type of Lease	Lessor	Tenant	Address
Wayzata Collocation	Centurylink	Consolidated Communications of Minnesota Company	162 N Central Ave, Wayzata, MN
Duluth Data Center	Involta	Consolidated Communications of Minnesota Company	Involta - 3401 Technology Drive, Duluth, MN

SCHEDULE 3.12

ERISA Matters

None.

SCHEDULE 3.13(a)

Facilities/Properties Not in Compliance with Environmental Laws

None.

SCHEDULE 3.13(b)

Environmental Claims

None.

SCHEDULE 3.13(c)

Hazardous Materials

1.	NPTC is monitoring contained asbestos in the following locations: Gibsonia, PA, Valencia, PA, Cranberry, PA, Tarentum, PA, Mars, PA, Freeport, PA, Sarver, PA, Saxonburg, PA, and Wexford, PA.

SCHEDULE 3.13(e)

Sites Listed for Clean-up/Investigation

None.

SCHEDULE 3.16

Insurance

Policy Type	Insurer	Policy Number	Eff.	Exp.	Type	Major Limit	Major Deductible
Property	Axis Insurance Company	MCB757030-15	12/30/2015	12/30/2016	Occurrence	100,000,000	100,000
Commercial General Liability	The Phoenix Insurance Company	HN-GLSA-1145P153-PHX-15	12/30/2015	12/30/2016	Occurrence	10,000,000	5000
Automobile	Travelers	HE-CAP-163DO339-TCT-15	12/30/2015	12/30/2016	Combined Single Limit	1,000,000	500/500
Workers Compensation	Travelers	HC2J-UB-163D031-5-15	12/30/2015	12/30/2016	Occurrence	1,000,000	250,000
Umbrella	Travelers	HSMJ-CUP-163D0352-TIL-15	12/30/2015	12/30/2016	Occurrence	25,000,000	0
Excess Umbrella	CNA	L5094841608	12/30/2015	12/30/2016	Occurrence	20,000,000
Professional Liability	Travelers	TE01202272	12/30/2015	12/30/2016	Claims Made	10,000,000	100,000
Excess Cyber	Endurance	PRX10008346300	12/30/2015	12/30/2016	Claims Made	10,000,000	100,000
International Package	Travelers	TE01202289	12/30/2015	12/30/2016	Claims Made	2,000,000	0

Policy Type	Insurer	Policy Number	Eff.	Exp.	Type	Major Limit	Major Deductible
Employee Dishonesty/Crime	Federal Ins. Co. (Chubb)	8208-7565	7/22/2016	7/22/2017	Claims Made	5,000,000	50,000
Specialty Crime Coverage	Travelers	105968373	7/22/2016	7/22/2019	Claims Made	1,000,000	0
Fiduciary Liability	Federal Ins. Co. (Chubb)	8208-7565	7/22/2016	7/22/2017	Claims Made	15,000,000	50,000
Employment Practices Liability	Federal Ins. Co. (Chubb)	6804-8458	7/22/2016	7/22/2017	Claims Made	10,000,000	250,000
Directors & Officers Liability.	Great American (Primary $10MM)	DOL 9924928	7/22/2016	7/22/2017	Claims Made	60,000,000	250k/500k
	Federal Ins. Co. (Secondary $10MM)
	Travelers ($10MM excess of $20MM) National Union ($10MM excess of $30MM) Chubb (Side A $10MM Excess $40MM) Zurich (Side A $10MM Excess of $50MM)

Policy Type	Insurer	Policy Number	Eff.	Exp.	Type	Major Limit	Major Deductible
Underground Storage Tanks	ACE American	G24675440 002	12/30/2015	12/30/2016	Claims Made	4,000,000	25,000

SCHEDULE 3.19

Securities

None.

SCHEDULE 3.20(d)

Mortgage Filing Offices

Real Estate Recording Offices of:

1.	Angelina County, Texas
2.	Fort Bend County, Texas
3.	Harris County, Texas
4.	Montgomery County, Texas
5.	Waller County, Texas
6.	Allegheny County, Pennsylvania
7.	Butler County, Pennsylvania
8.	Placer County, California
9.	Sacramento County, California
10.	Johnson County, Kansas

SCHEDULE 5.19

Post-Closing Matters

Post-Closing item	To be satisfied by:

Deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, such real estate related documents as the Administrative Agent shall reasonably require, including, without limitation, the following documents for each Mortgaged Property:

(a) Mortgage amendment or amendment and restatement, as applicable

(b) UCC-1 fixture filings (as necessary)

(c) Title insurance endorsements (and such affidavits, certificates and instruments of indemnification as title company requires)

(d) If requested by Administrative Agent, evidence of payment of title insurance premiums

Within 45 days of the Restatement Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion)

SCHEDULE 6.01(a)(iii)

Indebtedness to Remain Outstanding

None.

SCHEDULE 6.02(iv)

Liens to Remain Outstanding

1.	Encumbrances referred to in Schedule 3.19.

2.	See below.

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications Holdings, Inc.	SECY OF STATE, DELAWARE	01/20/2015	20150236827	CIT Finance LLC	Equipment
Consolidated Communications Holdings, Inc.	SECY OF STATE, DELAWARE	06/22/2016	20163744511	De Lage Laden Financial Services, Inc.	Equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	09/30/2011	016650501	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	10/06/2011	016667471	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	01/02/2012	016905550	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	01/03/2012	016910384	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	08/31/2012	017564404	IBM Credit LLC	Lessee/Lessor Leased equipment

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	09/13/2012	017594729	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	10/24/2012	017703420	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	01/03/2013	017892525	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	03/01/2013	018039400	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	03/15/2013	018073498	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	04/08/2013	018143801	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	07/03/2013	018402629	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	07/05/2013	018405709	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	08/07/2013	018494353	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	08/29/2013	018549018	IBM Credit LLC	Lessee/Lessor Leased equipment

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	09/17/2013	018599287	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	11/19/2013	018777258	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	12/03/2013	018813823	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	01/02/2014	018897520	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	02/18/2014	019017249	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	11/03/2014	019774465	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	02/23/2015	020076941	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	03/10/2015	020114592	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	03/26/2015	020164840	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	04/20/2015	020238585	IBM Credit LLC	Lessee/Lessor Leased equipment

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	04/27/2015	020264136	IBM Credit LLC	Lessee/Lessor Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	07/25/2015	020538171	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	08/02/2015	020561173	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	08/17/2015	020599464	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	08/20/2015	020611170	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	10/04/2015	020741082	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	12/17/2015	020946415	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	12/17/2015	020946423	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	01/15/2016	021029947	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	03/12/2016	021177482	IBM Credit LLC	Leased equipment

Company	Jurisdiction	Original File Date	Original File Number	Secured Party	Collateral Description
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	06/13/2016	021459801	Pacific Western Bank	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	06/30/2016	021459801	IBM Credit LLC	Leased equipment
Consolidated Communications, Inc.	SECY OF STATE, ILLINOIS	09/16/2016	021715123	IBM Credit LLC	Leased equipment
Consolidated Communications Services Company	SECY OF STATE, TEXAS	05/07/2012	12-0014430429	Fujitsu Network Communication	Equipment and software sold, leased, rented or delivered by Secured Party
Enventis Telecom, Inc.	SECY OF STATE, MINNESOTA	01/24/2012	201226976149	NTIA/BTOP, Room 4812 U.S. Department of Commerce	Certain equipment
Enventis Telecom, Inc.	SECY OF STATE, MINNESOTA	01/24/2012	201226976062	NTIA/BTOP, Room 4812 U.S. Department of Commerce	Certain equipment
Enventis Telecom, Inc.	SECY OF STATE, MINNESOTA	10/23/2013	201334270191	NTIA/BTOP, Room 4812 U.S. Department of Commerce	Certain equipment

SCHEDULE 6.03(c)

Other Businesses

None.

SCHEDULE 6.04

Existing Investments

Entity	Ownership
Consolidated Communications Enterprise Services, Inc.	24,150 shares of the issued and outstanding common stock of East Texas Fiber Line, Inc., par value $0.01, which shares constitute 63% of the issued and outstanding common stock of East Texas Fiber Line, Inc.
Consolidated Communications Enterprise Services, Inc.	2.34% limited partnership interest in GTE Mobilnet of South Texas Limited Partnership.
Consolidated Communications Enterprise Services, Inc.	20.51% limited partnership interest in GTE Mobilnet of Texas RSA #17 Limited Partnership.
Consolidated Communications, Inc.	3,000,000 shares of Consolidated Communications of Illinois (f/k/a Illinois Consolidated Telephone Company), par value $10.00, which shares constitute 100% of the issued and outstanding common stock of Consolidated Communications of Illinois (f/k/a Illinois Consolidated Telephone Company).
Consolidated Communications Enterprise Services, Inc.	3.6% limited partnership interest in Pittsburgh SMSA Limited Partnership.
Consolidated Communications Enterprise Services, Inc.	16.6725% limited partnership interest in Pennsylvania RSA No. 6 (I) Limited Partnership.
Consolidated Communications Enterprise Services, Inc.	23.67% limited partnership interest in Pennsylvania RSA No. 6 (II) Limited Partnership.

SCHEDULE 6.08(v)

Existing Affiliate Transactions

1.	Lease Agreement dated December 31, 2010, by and between Consolidated Communications of Illinois Company (f/k/a Illinois Consolidated Telephone Company) (as Tenant) and LATEL, LLC (as Landlord), as amended.
2.	Lease Agreement dated December 22, 2010, by and between Consolidated Communications Services (as Tenant) and LATEL, LLC (as Landlord).
3.	Lease Agreement dated December 22, 2010, by and between Consolidated Communications of Illinois Company (f/k/a Illinois Consolidated Telephone Company) (as Tenant) and LATEL, LLC (as Landlord).
4.	Pursuant to various agreements with the Borrower, First Mid-Illinois provides Holdings and its Subsidiaries with general banking services, including depository, disbursement and payroll accounts, on terms comparable to those available to other large unaffiliated business accounts. Richard A. Lumpkin, a director of Holdings, and members of his family own approximately 26.4% of the common stock and 30.0% of the Series C Non-Cumulative Perpetual Convertible Preferred Stock of First Mid-Illinois. During 2015, the Company paid maintenance and activity related charges of $15,270 to First Mid-Illinois and earned $397 of interest on its deposits. The fees charged and earnings received on deposits through a repurchase agreement, are based on First Mid-Illinois’ standard schedule for large customers. Consolidated Communications of Illinois Company (f/k/a Illinois Consolidated Telephone Company) provides First Mid-Illinois with local dial tone, custom calling features, long distance and other telecommunications services. In 2015, First Mid-Illinois paid CCIC approximately $754,445 for these services. These services are based on standard prices for strategic business customers.
5.	On June 18, 2014, Consolidated Communications Services Company (“CCSC”) entered into an agreement with Cartesian, Inc. (formerly The Management Network Group, Inc. (a professional services company)), to provide Smart Building Services. Under the agreement, Cartesian, Inc., is to deploy and monitor the energy consumption in a number of Holdings and its Subsidiaries’ facilities. The estimated cost to implement the Smart Building Services is approximately $4,900,000 over the next seven years. It is estimated that Holdings and its Subsidiaries will save approximately $5,700,000 in energy costs through the use of the Smart Building Services. In connection with the Smart Building Services, CCSC also entered into a three-year Market Enablement Agreement (“Marketing Agreement”) with Elutions, Inc., a partial owner of Cartesian, Inc. Under the Marketing Agreement, CCSC will be required to provide certain marketing support to provided solutions. Holdings and its Subsidiaries may receive up to $2,400,000 under the Marketing Agreement over the three-year term of the agreement. Robert J. Currey, the Executive Chairman of Holdings, is the Chairman of the Board of directors at Cartesian, Inc. Mr. Currey has not received any payments as part of our agreement with Cartesian, Inc. or Elutions, Inc.

6.	On September 18, 2014, the Borrower (as successor by merger to Consolidated Communications Finance II Co.) completed a $200 million offering of its 6.50% Senior Notes. The Richard Adamson Lumpkin Trust dated 2/6/70 fbo Richard Anthony Lumpkin purchased $5,000,000 of the 6.50% Senior Notes. The 6.50% Senior Notes mature on October 1, 2022 and pay interest semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2015.

SCHEDULE 6.09

Existing Restrictions

None.